As filed with the Securities and Exchange Commission on July 8, 2004
                                      An Exhibit List can be found on page II-6.
                                                           Registration No. 333-

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                          ----------------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          -----------------------------

                     PACIFICAP ENTERTAINMENT HOLDINGS, INC.
                 (Name of small business issuer in its charter)

        NEVADA                          4841                    33-0766069
(State or other Jurisdiction  (Primary Standard Industrial   (I.R.S. Employer
 of Incorporation or           Classification Code Number)   Identification No.)
 Organization)

                                12868 VIA LATINA
                            DEL MAR, CALIFORNIA 92014
                                 (858) 481-2207
        (Address and telephone number of principal executive offices and principal place of business)

                              ED LITWAK, PRESIDENT
                     PACIFICAP ENTERTAINMENT HOLDINGS, INC.
                                12868 VIA LATINA
                            DEL MAR, CALIFORNIA 92014
                                 (858) 481-2207

            (Name, address and telephone number of agent for service)

                                   Copies to:

                             GREGORY SICHENZIA, ESQ.
                              ANDREA CATANEO, ESQ.
                       SICHENZIA ROSS FRIEDMAN FERENCE LLP
                     1065 AVENUE OF THE AMERICAS, 21ST FLR.
                            NEW YORK, NEW YORK 10018
                                 (212) 930-9700
                              (212) 930-9725 (FAX)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:

     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _________

                                         CALCULATION OF REGISTRATION FEE
------------------------------- -------------------- ---------------- ------------------ --------------------
   TITLE OF EACH CLASS OF          AMOUNT TO BE         PROPOSED          PROPOSED           AMOUNT OF
 SECURITIES TO BE REGISTERED      REGISTERED (1)        MAXIMUM           MAXIMUM         REGISTRATION FEE
                                                        OFFERING         AGGREGATE
                                                       PRICE PER       OFFERING PRICE
                                                       SHARE (2)
------------------------------- -------------------- ---------------- ------------------ --------------------
      Common stock, $.001 par       57,142,858 (3)        $.33          $18,857,143.14            $2,389.20
          value issuable upon
        conversion of Secured
            Convertible Notes
------------------------------- -------------------- ---------------- ------------------ --------------------
      Common Stock, $.001 par        4,000,000 (4)        $.33           $1,320,000.00              $167.24
 value issuable upon exercise
                  of Warrants
------------------------------- -------------------- ---------------- ------------------ --------------------
                        Total           61,142,858                      $20,177,143.14            $2,556.44
------------------------------- -------------------- ---------------- ------------------ --------------------

(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of secured convertible notes and the exercise of warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the secured convertible notes and exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the secured convertible notes and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the secured convertible notes and upon exercise of the warrants to account for market fluctuations, and antidilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on July 6, 2004, which was $.33 per share.

(3) Includes a good faith estimate of the shares underlying secured convertible notes to account for market fluctuations.

(4) Includes a good faith estimate of the shares underlying warrants exercisable at $.24 per share to account for antidilution and price protection adjustments.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

        PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED JULY 8, 2004

                     PACIFICAP ENTERTAINMENT HOLDINGS, INC.
                              61,142,858 SHARES OF
                                  COMMON STOCK

      This prospectus relates to the resale by the selling stockholders of up to 61,142,858 shares of our common stock, including up to 57,142,858 shares of common stock underlying secured convertible notes in a principal amount of $2,000,000 and up to 4,000,000 issuable upon the exercise of common stock purchase warrants. The secured convertible notes are convertible into our common stock at the lower of $0.35 or 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock which they are offering. We will pay the expenses of registering these shares.

      Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "PFEH". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on July 6, 2004, was $.33.

      INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is July 8, 2004.

      The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Pacificap Entertainment Holdings, Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                               PROSPECTUS SUMMARY

      The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the secured convertible notes to the financial statements.

                     PACIFICAP ENTERTAINMENT HOLDINGS, INC.

      We are a development stage company engaged in the film financing business. The distributing studio and we will each finance 50% of the production and marketing costs, and will split the related profits (after the pre-arranged distribution fees, third-party fees and distribution expenses). We intent to pool assets with distribution studies and other partners to create a portfolio of films for global distribution, which is designed to eliminate the risks associated with a single film project. Additionally, our Cavalcade of Sports division is engaged in the broadcast entertainment business, focusing on nostalgic sports entertainment and ethnic broadcasting. We own approximately 5,000 hours of vintage sporting events and coverage dating back to the 1940's.

      For the three months ended March 31, 2004, we generated no revenue and a net loss of $986,882. In addition, for the year ended December 31, 2003, we generated no revenue and a net loss of $35,405,841. As a result of recurring losses from operations and a net deficit in both working capital and stockholders' equity, our auditors, in their report dated April 16, 2004, have expressed substantial doubt about our ability to continue as going concern.

      Our principal offices are located at 12868 Via Latina, Del Mar, California 92014, and our telephone number is (858) 481-2207. We are a Nevada corporation.

      The Offering
      Common stock offered by selling
      stockholders............................              Up to 61,142,858 shares,  including the following:

                                                            - up  to   57,142,858   shares   of  common  stock
                                                              underlying  secured  convertible  notes  in  the
                                                              principal amount  of $2,000,000 (includes a good
                                                              faith estimate of  the shares underlying secured
                                                              convertible   notes   to  account   for   market
                                                              fluctuations  antidilution  and price protection
                                                              adjustments, respectively), and

                                                            - up to 4,000,000  shares of common stock issuable
                                                              upon  the exercise  of  common  stock   purchase
                                                              warrants at an exercise  price of $.24 per share
                                                              (includes a good faith  estimate  of the  shares
                                                              underlying warrants to account for  antidilution
                                                              and price protection adjustments, respectively).

                                                              This number represents  71.43%  of  our  current
                                                              outstanding stock.

      Common stock to be outstanding after
      the offering............................              Up to 85,597,415 shares

      Use of proceeds.........................              We will not receive any proceeds  from the sale of
                                                            the common  stock.  However,  we will  receive the
                                                            sale  price  of any  common  stock  we sell to the
                                                            selling stockholder upon exercise of the warrants.
                                                            We expect to use the  proceeds  received  from the
                                                            exercise  of the  warrants,  if any,  for  general
                                                            working  capital  purposes.  However,  the selling
                                                            stockholders  will be  entitled  to  exercise  the
                                                            warrants  on a  cashless  basis if the  shares  of
                                                            common stock  underlying the warrants are not then
                                                            registered  pursuant to an effective  registration
                                                            statement.   In  the   event   that  the   selling
                                                            stockholder  exercises  the warrants on a cashless
                                                            basis,  then we will not receive any proceeds.  In
                                                            addition, we have received gross proceeds $700,000
                                                            from the sale of the secured convertible notes and
                                                            the  investors are obligated to provide us with an
                                                            additional  $1,300,000;  $600,000 within five days
                                                            following   the   filing   of  this   registration
                                                            statement  and  $700,000  within five days of this
                                                            prospectus being declared effective.  The proceeds
                                                            received from the sale of the secured  convertible
                                                            notes  will  be  used  for  business   development
                                                            purposes,  business acquisitions,  working capital
                                                            needs,   pre-payment   of  interest,   payment  of
                                                            consulting and legal fees and borrowing repayment.

              Over-The-Counter Bulletin Board Symbol............................     PFEH

      The above information regarding common stock to be outstanding after the offering is based on 24,454,557 shares of common stock outstanding as of July 6, 2004 and assumes the subsequent conversion of our issued secured convertible notes and exercise of warrants by our selling stockholders.

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on June 10, 2004 for the sale of (i) $2,000,000 in secured convertible notes and (ii) warrants to buy 2,000,000 shares of our common stock.

      This prospectus relates to the resale of the common stock underlying these secured convertible notes and warrants. The investors are obligated to provide us with an aggregate of $2,000,000 as follows:

      o     $700,000 was disbursed on June 10, 2004;

      o $600,000 will be disbursed within five days of the filing of this registration statement; and

      o $700,000 will be disbursed within five days of the effectiveness of this prospectus.

      Accordingly, we have received a total of $700,000 pursuant to the Securities Purchase Agreement.

      The secured convertible notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.35 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the notes may be converted. As of July 6, 2004, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $.14 and, therefore, the conversion price for the secured convertible notes was $.07. Based on this conversion price, the $2,000,000 secured convertible notes, excluding interest, were convertible into 28,571,429 shares of our common stock.

      The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

      See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the secured convertible notes.

                                  RISK FACTORS

      This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATING TO OUR BUSINESS:

WE HAVE A HISTORY OF LOSSES WHICH MAY CONTINUE, WHICH MAY NEGATIVELY IMPACT OUR ABILITY TO ACHIEVE OUR BUSINESS OBJECTIVES.

      We incurred net losses of $35,405,841 for the year ended December 31, 2003 and $5,210,614 for the year ended December 31, 2002. For the three months ended March 31, 2004, we incurred a net loss of $986,882. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our revenue. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING OUR BUSINESS OPERATIONS WILL BE HARMED AND IF WE DO OBTAIN ADDITIONAL FINANCING OUR THEN EXISTING SHAREHOLDERS MAY SUFFER SUBSTANTIAL DILUTION.

      We will require additional funds to sustain and expand our sales and marketing activities. We anticipate that we will require up to approximately $750,000 to fund our continued operations for the next twelve months, depending on revenue from operations. Additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

OUR INDEPENDENT AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

      In their report dated April 16, 2004, our independent auditors stated that our financial statements for the year ended December 31, 2003 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of a loss for the year ended December 31, 2003 in the amount of $35,405,841. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net operating losses increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

IF WE ARE UNABLE TO RETAIN THE SERVICES OF MESSRS. LITWAK AND RILEY OR IF WE ARE UNABLE TO SUCCESSFULLY RECRUIT QUALIFIED MANAGERIAL AND SALES PERSONNEL HAVING EXPERIENCE IN BUSINESS, WE MAY NOT BE ABLE TO CONTINUE OUR OPERATIONS.

      Our success depends to a significant extent upon the continued service of Mr. Edward Litwak, our President, Chief Financial Officer, Treasurer and a director and Mr. Michael Riley, our Chairman of the Board. Loss of the services of Messrs. Litwak or Riley could have a material adverse effect on our growth, revenues, and prospective business. We do not maintain key-man insurance on the life of Messrs. Litwak or Riley. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and sales personnel having experience in business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

MANY OF OUR COMPETITORS ARE LARGER AND HAVE GREATER FINANCIAL AND OTHER RESOURCES THAN WE DO AND THOSE ADVANTAGES COULD MAKE IT DIFFICULT FOR US TO COMPETE WITH THEM.

      The movie production industry is extremely competitive and includes several companies that have achieved substantially greater market shares than we have, and have longer operating histories, have larger customer bases, and have substantially greater financial, development and marketing resources than we do. If overall demand for our products should decrease it could have a materially adverse affect on our operating results.

OUR TRADEMARK AND OTHER INTELLECTUAL PROPERTY RIGHTS MAY NOT BE ADEQUATELY PROTECTED OUTSIDE THE UNITED STATES, RESULTING IN LOSS OF REVENUE.

      We believe that our trademarks, whether licensed or owned by us, and other proprietary rights are important to our success and our competitive position. In the course of our international expansion, we may, however, experience conflict with various third parties who acquire or claim ownership rights in certain trademarks. We cannot assure that the actions we have taken to establish and protect these trademarks and other proprietary rights will be adequate to prevent imitation of our products by others or to prevent others from seeking to block sales of our products as a violation of the trademarks and proprietary rights of others. Also, we cannot assure you that others will not assert rights in, or ownership of, trademarks and other proprietary rights of ours or that we will be able to successfully resolve these types of conflicts to our satisfaction. In addition, the laws of certain foreign countries may not protect proprietary rights to the same extent, as do the laws of the United States.

RISKS RELATING TO OUR CURRENT FINANCING ARRANGEMENT:

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR SECURED CONVERTIBLE NOTES, AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

      As of July 6, 2004, we had 24,454,557 shares of common stock issued and outstanding and secured convertible notes outstanding that may be converted into an estimated 10,000,000 shares of common stock at current market prices, and outstanding warrants to purchase 700,000 shares of common stock. Additionally, we have an obligation to sell secured convertible notes outstanding that may be converted into an estimated 18,571,429 shares of common stock at current market prices and issue warrants to purchase 1,300,000 shares of common stock in the near future. In addition, the number of shares of common stock issuable upon conversion of the outstanding secured convertible notes may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the notes and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR SECURED CONVERTIBLE NOTES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

      Our obligation to issue shares upon conversion of our secured convertible notes is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our secured convertible notes (excluding accrued interest), based on market prices 25%, 50% and 75% below the market price, as of July 6, 2004 of $0.33.

                                                                          Number                  % of
% Below             Price Per                  With Discount             of Shares              Outstanding
Market                 Share                     at 50%                  Issuable                 Stock
25%                   $.2475                     $.12375                 16,161,617               39.79%
50%                   $.165                      $.0825                  24,242,425               49.78%
75%                   $.0825                     $.04125                 48,484,849               66.47%

      As illustrated, the number of shares of common stock issuable upon conversion of our secured convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR SECURED CONVERTIBLE NOTES MAY ENCOURAGE INVESTORS TO MAKE SHORT SALES IN OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

      The secured convertible notes are convertible into shares of our common stock at a 50% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of notes, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE SECURED CONVERTIBLE NOTES AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

      The issuance of shares upon conversion of the secured convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their secured convertible notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

IN THE EVENT THAT OUR STOCK PRICE DECLINES, THE SHARES OF COMMON STOCK ALLOCATED FOR CONVERSION OF THE SECURED CONVERTIBLE NOTES AND REGISTERED PURSUANT TO THIS PROSPECTUS MAY NOT BE ADEQUATE AND WE MAY BE REQUIRED TO FILE A SUBSEQUENT REGISTRATION STATEMENT COVERING ADDITIONAL SHARES. IF THE SHARES WE HAVE ALLOCATED AND ARE REGISTERING HEREWITH ARE NOT ADEQUATE AND WE ARE REQUIRED TO FILE AN ADDITIONAL REGISTRATION STATEMENT, WE MAY INCUR SUBSTANTIAL COSTS IN CONNECTION THEREWITH.

      Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the secured convertible notes, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the secured convertible notes. Accordingly, we have allocated and registered 57,142,858 shares to cover the conversion of the secured convertible notes. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the secured convertible notes and are registering hereunder may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING SECURED CONVERTIBLE NOTES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE SECURED CONVERTIBLE NOTES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

      In June 2004, we entered into a Securities Purchase Agreement for the sale of an aggregate of $2,000,000 principal amount of secured convertible notes. The secured convertible notes are due and payable, with 10% interest, two years from the date of issuance, unless sooner converted into shares of our common stock. Although we currently have $700,000 secured convertible notes outstanding, the investor is obligated to purchase additional secured convertible notes in the aggregate of $1,300,000. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against our company in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company and the delisting of our common stock could require the early repayment of the secured convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured with the specified grace period. We anticipate that the full amount of the secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the secured convertible notes. If we are required to repay the secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

RISKS RELATING TO OUR COMMON STOCK:

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

      Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and

      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      o obtain financial information and investment experience objectives of the person; and

      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and

      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                 USE OF PROCEEDS

      This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. However, the selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, we have received gross proceeds $700,000 from the sale of the secured convertible notes and the investors are obligated to provide us with an additional $1,300,000; $600,000 within five days of the filing of this registration statement, and $700,000 within five days of this prospectus being declared effective. The proceeds received from the sale of the secured convertible notes will be used for business development purposes, business acquisitions, working capital needs, pre-payment of interest, payment of consulting and legal fees and borrowing repayment.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

      Our common stock is quoted on the OTC Bulletin Board under the symbol "PFEH". Prior to December 4, 2003, our common stock was quoted under the symbol "CVOS."

      For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

                                    High($)           Low ($)
                                    -------           -------
  2002
  Second Quarter (1)                   5.00            0.25
  Third Quarter                        0.96            0.11
  Fourth Quarter                       0.69            0.14

  2003
  First Quarter                      $ 0.39            0.02
  Second Quarter                       0.07            0.02
  Third Quarter (2)                    2.75            0.04
  Fourth Quarter                       2.25            0.75

  2004
  First Quarter                        1.18            0.03
  Second Quarter                       0.48            0.12
  Third Quarter (3)                    0.33            0.27


(1)   Our stock first traded on April 29, 2002.
(2)   Reflects a 30:1 reverse split on September 4, 2003.
(3)   As of July 6, 2004.


HOLDERS

      As of June 14, 2004, we had approximately 1,438 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Olde Monmouth Stock Transfer Co., Inc., 200 Memorial Parkway, Atlantic Highlands, New Jersey 07716.

      We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

EQUITY COMPENSATION PLAN INFORMATION

      We currently do not have any equity compensation plans.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                             AND PLAN OF OPERATIONS

      Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

      o     discuss our future expectations;

      o contain projections of our future results of operations or of our financial condition; and

      o     state other "forward-looking" information.

      We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

OVERVIEW

CRITICAL ACCOUNTING POLICIES

      The preparation of our consolidated financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect our reported assets, liabilities, revenues, and expenses, and the disclosure of contingent assets and liabilities. We base our estimates and judgments on historical experience and on various other assumptions we believe to be reasonable under the circumstances. Future events, however, may differ markedly from our current expectations and assumptions. While there are a number of significant accounting policies affecting our consolidated financial statements; we believe the following critical accounting policies involve the most complex, difficult and subjective estimates and judgments:

      o     business combinations

      o     stock-based compensation.

BUSINESS COMBINATIONS

      The  Financial  Accounting  Standards  Board  (FASB)  issued  Statement of
Financial Accounting Standards ("SFAS") No. 141, Business Combinations, which established accounting and reporting standards for business combinations and requires that all business combinations be accounted for by the purchase method. Under the purchase method of accounting, the cost, including transaction costs, is allocated to the underlying net assets, based on their respective estimated fair values. The excess of the purchase price over the estimated fair values of the net assets acquired is recorded as goodwill.

      The judgments made in determining the estimated fair values and expected useful lives assigned to each class of assets and liabilities acquired can significantly impact net income. For example, different classes of assets will have useful lives that differ. Consequently, to the extent a longer-lived asset is ascribed greater value under the purchase method than a shorter-lived asset, there may be less amortization recorded in a given period.

      Determining the fair value of certain assets and liabilities acquired is subjective in nature and often involves the use of significant estimates and assumptions. We use a one-year period following the consummation of acquisitions to finalize estimates of the fair values of assets and liabilities acquired. Two areas, in particular, that require significant judgment are estimating the fair values and related useful lives of identifiable intangible assets. While there are a number of different methods used in estimating the value of acquired intangibles, there are two approaches primarily used: the discounted cash flow and market comparison approaches. Some of the more significant estimates and assumptions inherent in the two approaches include: projected future cash flows (including timing); discount rate reflecting the risk inherent in the future cash flows; perpetual growth rate; determination of appropriate market comparables; and the determination of whether a premium or a discount should be applied to comparables. Most of the foregoing assumptions are made based on available historical information.

STOCK-BASED COMPENSATION

      In December 2002, the FASB issued SFAS No. 148 - Accounting for Stock-Based Compensation - Transition and Disclosure. This statement amends SFAS No. 123 - Accounting for Stock-Based Compensation, providing alternative methods of voluntarily transitioning to the fair market value based method of accounting for stock based employee compensation. FAS 148 also requires disclosure of the method used to account for stock-based employee compensation and the effect of the method in both the annual and interim financial statements. The provisions of this statement related to transition methods are effective for fiscal years ending after December 15, 2002, while provisions related to disclosure requirements are effective in financial reports for interim periods beginning after December 31, 2002.

      We elected to continue to account for stock-based compensation plans using the intrinsic value-based method of accounting prescribed by APB No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Under the provisions of APB No. 25, compensation expense is measured at the grant date for the difference between the fair value of the stock and the exercise price.

RESULTS OF OPERATIONS

      We are in the development stage and to date, and have not generated revenues. The risks specifically discussed are not the only factors that could affect future performance and results. In addition the discussion in this prospectus concerning us, our business and our operations contain forward-looking statements. Such forward-looking statements are necessarily speculative and there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. We do not have a policy of updating or revising forward-looking statements and thus it should not be assumed that silence by our Management over time means that actual events or results are occurring as estimated in the forward-looking statements herein.

      As a development stage company, we have yet to earn revenues from operations. We may experience fluctuations in operating results in future periods due to a variety of factors, including our ability to obtain additional financing in a timely manner and on terms favorable to us, our ability to successfully develop our business model, the amount and timing of operating costs and capital expenditures relating to the expansion of our business, operations and infrastructure and the implementation of marketing programs, key agreements, and strategic alliances, and general economic conditions specific to our industry.

      As a result of limited capital resources and no revenues from operations from our inception, we have relied on the issuance of equity securities to non-employees in exchange for services. We enter into equity compensation agreements with non-employees if it is in our best interest under terms and conditions consistent with the requirements of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation." In order to conserve our limited operating capital resources, we anticipate continuing to compensate non-employees for services through equity compensation agreements during the next twelve months. This policy may have a material effect on our results of operations during the next twelve months.

THREE MONTHS ENDED MARCH 31, 2004 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 2003.

REVENUES

      We have generated no revenues from operations from our inception. We believe we will begin earning revenues from operations in 2004 from actual operation as we transition from a development stage company to that of an active growth and acquisition stage company.

COSTS AND EXPENSES

      From our inception through March 31, 2004, we have not generated any revenues. We have incurred losses of $44,368,707 during this period. These losses stem from expenses associated principally with equity-based compensation to employees and consultants, acquisition costs, product development costs and professional service fees.

YEAR ENDED DECEMBER 31, 2003 COMPARED TO YEAR ENDED DECEMBER 31, 2002.

REVENUES

      We have generated no revenues from operations from our inception. We believe we will begin earning revenues from operations in 2004 from actual operation as we transition from a development stage company to that of an active growth and acquisition stage company.

COSTS AND EXPENSES

      From our inception through December 31, 2003, we had not generated any revenues and have incurred cumulative losses of $43,381,825. Incurred in 2003 and as part of the cumulative loss was a recapitalization charge to earning of $29,160,000 as part of a reorganization plan with Pacificap Entertainment Holdings, Inc. In addition, a significant part of the overall remaining costs are associated principally with equity-based compensation to employees and consultants, product development costs and professional services rendered.

LIQUIDITY AND CAPITAL RESOURCES

      As of March 31, 2004, we had a working capital deficit of $2,911,775 as a result of our operating losses from our inception through March 31, 2004. We generated a cash flow deficit of $1,749,929 from operating activities from our inception on July 29, 1997 through March 31, 2004. Cash flows used in investing activities were $149,563 during this period. We met our cash requirements during this period through the private placement of $272,200 of common stock, $ 1,352,865 from the issuance of convertible notes (net of repayments and costs), and $274,427 from advances from our principal shareholders and others.

      While we have raised capital to meet our working capital and financing needs in the past, additional financing is required in order to meet our current and projected cash flow deficits from operations and development and to acquire desirable film library assets. We are actively engaged in negotiations with interested investors and anticipate making a private equity placement at an appropriate valuation and on terms acceptable to the existing shareholders. We are also discussing possible joint venture arrangements to share or finance costs, and pre selling advertising and or sponsorships to raise working capital. We plan to raise sufficient capital to fund operations for the next 12 months and to finance the timely acquisition and digitization of additional vintage sports film footage. We currently have no commitments for financing. There is no guarantee that we will be successful in raising the funds required.

      We believe that our existing and planned capital resources will be sufficient to fund our current level of operating activities, capital expenditures and other obligations through the next 12 months. However, if during that period or thereafter, we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations liquidity and financial condition.

      By adjusting our operations and development to the level of capitalization, we believe we have sufficient capital resources to meet projected cash flow deficits. However, if during that period or thereafter, we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations liquidity and financial condition.

      The independent auditor's report on our December 31, 2003 financial statements states that our recurring losses and default under its debt obligations raise substantial doubts about our ability to continue as a going concern.

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on June 10, 2004 for the sale of (i) $2,000,000 in secured convertible notes and (ii) warrants to buy 2,000,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these secured convertible notes and warrants. The investors are obligated to provide us with an aggregate of $2,000,000 as follows:

      o     $700,000 was disbursed on June 10, 2004;

      o $600,000 will be disbursed within five days of the filing of this registration statement; and

      o $700,000 will be disbursed within five days of this prospectus being declared effective.

      Accordingly,  we  have  received  a  total  of  $700,000  pursuant  to the
Securities Purchase Agreement. The funds from the sale of the secured convertible notes will be used for business development purposes, business acquisitions, working capital needs, pre-payment of interest, payment of consulting and legal fees and borrowing repayment.

      The secured convertible notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.35 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The full principal amount of the secured convertible notes is due upon default under the terms of secured convertible notes. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.24 per share. In addition, the conversion price of the secured convertible notes and the exercise price of the warrants will be adjusted in the event that we issue common stock at a price below the fixed conversion price, below market price, with the exception of any securities issued in connection with the Securities Purchase Agreement. The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position. The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

      Since the conversion price will be less than the market price of the common stock at the time the secured convertible notes are issued, we anticipate recognizing a charge relating to the beneficial conversion feature of the secured convertible notes during the quarter in which they are issued, including the second quarter of fiscal 2004 when $700,000 of secured convertible notes were issued.

      We will still need additional investments in order to continue operations to cash flow break even. Additional investments are being sought, but we cannot guarantee that we will be able to obtain such investments. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and the downturn in the U.S. stock and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Further, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. If additional financing is not available or is not available on acceptable terms, we will have to curtail our operations again.

RECENT ACCOUNTING PRONOUNCEMENTS

      In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria were based on control through voting interest. Interpretation 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

      In April 2003, the FASB issued Statement of Financial Accounting Standards
(SFAS) No. 149, AMENDMENT OF STATEMENT 133 ON DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. SFAS 149 amends SFAS No. 133 to provide clarification on the financial accounting and reporting of derivative instruments and hedging activities and requires that contracts with similar characteristics be accounted for on a comparable basis. The provisions of SFAS 149 are effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of SFAS 149 did not have a material impact on the Company's results of operations or financial position.

      In May 2003, the FASB issued SFAS No. 150, ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY. SFAS 150 establishes standards on the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. The provisions of SFAS 150 are effective for financial instruments entered into or modified after May 31, 2003 and to all other instruments that exist as of the beginning of the first interim financial reporting period beginning after June 15, 2003. The adoption of SFAS 150 did not have a material impact on the Company's results of operations or financial position.

      In December 2003, the FASB issued SFAS No. 132 (revised), EMPLOYERS' DISCLOSURES ABOUT PENSIONS AND OTHER POSTRETIREMENT BENEFITS - AN AMENDMENT OF FASB STATEMENTS NO. 87, 88, AND 106. This statement retains the disclosure requirements contained in FASB statement no. 132, Employers' Disclosures about Pensions and Other Postretirement Benefits, which it replaces. It requires additional disclosures to those in the original statement 132 about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other defined benefit postretirement plans. The required information should be provided separately for pension plans and for other postretirement benefit plans. The revision applies for the first fiscal or annual interim period ending after December 15, 2003 for domestic pension plans and June 15, 2004 for foreign pension plans and requires certain new disclosures related to such plans. The adoption of this statement did not have a material impact on the Company's results of operations or financial positions.

PRODUCT RESEARCH AND DEVELOPMENT

      We do not anticipate performing research and development for any products during the next twelve months.

ACQUISITION OR DISPOSITION OF PLANT AND EQUIPMENT

      We do not anticipate the sale of any significant property, plant or equipment during the next twelve months. We do not anticipate the acquisition of any significant property, plant or equipment during the next 12 months, other than computer equipment and peripherals used in our day-to-day operations. We believe we have sufficient resources available to meet these acquisition needs.

                                    BUSINESS

OVERVIEW

      We are a development stage company engaged in the film financing business. Our business plan was modeled to restructure the risk profile of film production, while maximizing the ancillary profits from marketing, merchandising and licensing. Our management has over 20 years of experience in financing, marketing and merchandising in the movie, music, and corporate industry.

ORGANIZATIONAL/HISTORICAL BACKGROUND

      In September of 1999, we changed our business model from a shoe manufacturing and distributing company to an entertainment company focusing on the nostalgic sports broadcasting business. On December 17, 1999, we amended our Articles of Incorporation to change our name to Cavalcade of Sports Media, Inc., and on December 22, 1999, Cavalcade of Sports Network, Inc., a New York corporation, was merged with and into the Company, leaving Cavalcade of Sports Media, Inc., the Nevada corporation, as the survivor.

      On September 19, 2003, we completed a plan and agreement of reorganization with Pacificap Entertainment Holdings, Inc., a privately-held company organized under the laws of the State of California with no significant assets or operations.

      Pursuant to the reorganization plan, all previously outstanding common stock owned by Pacificap stockholders was exchanged for an aggregate of 18,000,000 shares of our common stock.

      After the merger took effect, the President of the dissolved Pacificap Entertainment, Inc., Michael Riley, joined the Board of Directors. As a result of the transaction, our control changed, we changed our name to Pacificap Entertainment Holdings, Inc. from Cavalcade of Sports Media, Inc. and we effected a one for thirty reverse stock split

NEW BUSINESS PLAN

      We are now following the business plan adopted by Pacificap, which had developed a structured approach that evolved from altering the risk profile of investing in movies, while participating in the equity profit of the film by participating in the following ways:

      -     Leveraging film-financing funding;

      -     Aligning with strategic content providers;

      - Acting as a merchant bank from the risk profile in the production of films;

      - Developing continued cash flow from production fees, licensing fees, marketing, and merchandising; and

      - Participating in the equity profit of each film without deploying corporate capital.

      By employing a unique, securitized and cross-collateralized capital structure used by the major film studios, our business plan will attempt to mitigate the risks normally associated with independent filmmaking. By producing commercially-driven yet uncompromising entertainment, we hope our business model will also be a vehicle capable of generating returns for investors. Each picture will be of a quality that is consistent with a major studio theatrical release, with a production budget between $15 million and $150 million and a minimum marketing budget of $15 million. The Company will be responsible for funding owning and exploiting the intellectual property that will be created from each individual project.

THE MARKET

      Filmed entertainment has proven to be remarkably recession-proof over the years. Even during the recent economic downturn the revenues generated by movies have grown. In 2002, according to Kagan Catalogue, the domestic box office gross revenues reached $9.5 billion representing a 13% increase over the prior year. Admissions volume also grew at a rate of 10%. Internationally, American cinema precuts and their cultural influence continued to expand as well. According to our research, last year, for the first time, overseas box office receipts exceed domestic receipts, achieving $9.6 billion, a 20% jump from the year before, while admissions volume exceeded 7 billion, a 7.5% increase over 2001. Additionally, new technology continues to create incremental sources of revenue. DVD player penetration grew by 50% in the United States last year, and the sale of movies on DVD increased by 84%. The cable and satellite industries, two ancillary revenue streams, are embracing video on demand, which currently has a household penetration of approximately 5.5 million homes and generates $500 million in annual revenue.

FILM FINANCE

Traditional Film Finance

      In the past, the most common methods of motion picture financing have been
"equity  pre-sale",   "rights  pre-sale",  "studio  output",  and  "first  look"
arrangements.

      o In an "equity pre-sale" deal, for example, a producer circles investors prior to the making of a film and equity investors pay all costs. P&A (distribution) expenses are usually financed by the distributor, but are recouped in fist position pushing all risk to the investors.

      o In a "rights pre-sale" deal, a producer offers the film to foreign (usually) or other distributors who agree to purchase some of the distribution rights upon completion of the film. If approximately
            1.3 to 1.5 times the cost of the film can be pre-sold, a production lender loans the funds to produce the picture, subject to the credit-worthiness of the obligated distributors.

      o In a "studio-output" (financing) deal, the owner of a script enters an agreement with a studio that likes the concept. The studio manages production, funds production and, almost always retains all proceeds generated from the film. The script owner can often receive a moderate fee and a "net" profit participation typically around 5%. This net profit participation, after allocation of studio overhead, is rarely, if ever, paid.

      o In a "first look" (financing) deal, a studio enters into a contract relationship with a filmmaker or star agreeing to pay overhead and development expenses in exchange for a priority position to produce and distribute that person's films. If the studio rejects a project, the filmmaker or star may present the project to other studios.

      Over the last decade,  however,  a new trend has  developed in  Hollywood:
Studios are mitigating the capital-intensive nature of filmmaking by co-financing and co-producing movies with others as well as distributing portfolios of movies financed by third parties.

THE NEW WORLD OF CO-FINANCING

      Since the mid-1990s, virtually every major studio has mitigated financial exposure by splitting ownership of film portfolios with partners. Sharing ownership of films both reduces the impact of box-office failures on a studio and lessens the capital burden induced by the mega-budget films towards which studios have trended.

      In a co-financing deal for a portfolio of movies, a studio distributes the entire slate of films in exchange for a distribution fee (usually 10-15%) and a participation in the profits equal to their financing contribution to the film budgets. For example, according to publicly available information, Warner Bros. relies on partners such as Australia-based Village Roadshow Pictures Ltd. for about a third of its annual 25-film schedule; the studio fills another third by distributing pictures financed by others. These partners have revealed that under this arrangement, Warner Bros. and Village Roadshow share all production and marketing costs on movies they jointly finance, and split all profits, after the studio takes a distribution fee. Warner Bros. recently agreed to extend and expand its deal with Village Roadshow for an additional 40 films.

      Sony Pictures Entertainment receives half of its feature-film output from Revolution Studios. A selection of other production companies with co-finance studio output arrangements includes Beacon, Spyglass, Lakeshore, Regency and Morgan Creek. Most of these co-finance companies have assembled foreign pre-sales, while relaying on the major studies for domestic distribution. Others, such as Gaylord Films and the Anshutz Entertainment Companies, Crusader and Walden Media, depend upon the production company principal owner matching funds with the studio.

      Under our co-financing arrangement, Pacificap and the distributing studio will each finance 50% of the production and marketing costs, and will split the related profits (after the pre-arranged distribution fees, third-party fees and distribution expenses). The studio will both share risk with investors and will provide guidance to the project on elements critical to globally-released films. Investors will therefore benefit from an extensive alignment of interest between the project and the studio/distributor.

COMPETITIVE ADVANTAGES

      Our business model offers several distinct competitive advantages.

      BUDGETS. Historically, films with budgets ranging from $15 million to $150 million have been more likely to achieve profitability. By raising sufficient financing and producing films within this historically acceptable budget range, the project ensures that the quality and profitability of its films will not be limited by budget constraints.

      Additionally, as an independent company, we will be able to produce movies, within these budget levels, at a lower cost than if production were completed by a major studio carrying the burden of rich, preexisting agreements (i.e. talent, music rights).

      TALENT. By leveraging its guaranteed global major studio distribution agreement combined with the industry stature of the partner producing companies, each project will be positioned to more effectively attract the highest-quality projects from the best filmmakers and talent.

      RATINGS. By predominantly producing movies rated G and PG, the project has the highest probability, based upon studies of historic performance (as more fully described below), of achieving above-average returns relative to the industry's averages, which contain a higher percentage of R-rated movies.

      In other words, we are taking a structured approach that evolved from altering the risk profile of investing in movies, while participating in the equity profit of the film.

      The operating schematic is made up of several divisions: the urban division; the animation division; and the specialty opportunity division.

      This genre has a specific appeal to a young demographic segment of the population that is 10-25 years of age, and in our opinion, highly merchandisable. By targeting this segment, we will directly address one of the entertainment industry's most lucrative sectors: a $60 billion dollar teen and youth market. Content providers in this space can be affiliated with the music, sports and fashion industry. Examples of these types of films would be "American Pie", "Final Destination", " Barbershop", and "Drumline".

      We believe the key to successfully exploiting this genre is to develop partnerships with content providers with a history of elevating financial returns through lower production cost. We are currently in negotiations with a number of reputable content providers in this market space, although we have no definitive agreements in place at this time.

ANIMATION DIVISION

      Historically, computer animated motion pictures have cost on average in excess of $100 million per film to produce. Recent technological advances make it possible to produce comparable quality films for under $30 million. Our animation's mission is to create family entertainment franchises/brands and launch as full-length computer animated motion pictures and exploit them in all markets worldwide. We will provide a platform so the animated movies can merchandise and license products on international bases.

      Some pertinent facts about this market include:

      * The Largest historical licensing/merchandising properties have been motion pictures (Star Wars, Lion King, Pokeman, Batman). All have generated retail product sales in excess of $1 billion and continue to generate revenue.

      * Family entertainment properties generate more home video revenue per title than non-family entertainment films. Parents tend to purchase these videos rather than rent. Shrek has generated over $400 million in video revenue and continues to sell well. "Ice Age" is expected to be the largest home video title in the history of 20th Century Fox.

      * Computer animated theatrically released films are an excellent platform for introducing kid's franchises/brands into the marketplace. A successful franchise will generate significant revenues for many years from a variety of markets.

      * Video Games based on computer-animated films are among the hottest titles in the gaming business.

      * Toys based on entertainment licenses represent over 60% of the industry in the U.S.

      Our present management team has over 20 years of experience in promotions; licensing and merchandising with movie studios, music studios and business entities. For example, management has previously developed marketing and merchandising alliances with McDonald's, Disney, Paramount, and many others, although we currently do not have any alliances with these companies in place. This strategically positions us to drive corporate revenue and create shareholder value by:

      *  Partnering  with  animation   studios  that  can  closely  monitor  the
development and labor-intensive computer animation work;

      * Partnering with major motion picture studios to finance the prints and advertising and/or distribute the films;

      * Retaining control of underlying property rights and managing the exploitation of those rights through TV, video games, publishing, merchandising, and licensing;

      * Creating  a  recognized  branded  enterprise  with  long-term  value;

      * Pre-selling licensing/merchandising rights and video game rights; and

      * Seeking tax-related incentives offered by governments worldwide.

      Pacificap intends to form strategic alliances with entities in the following industries:

      Film/TV

      Video Games

      Toys/Licensing

      Advertising/Consumer products

      Retail

SPECIAL OPPORTUNITY DIVISION

      Special opportunity films are those that are brand oriented, have a unique marketing opportunity and have an existing viewer base. This category of film is either event driven or franchise driven.

      An event driven project would be one that has an existing fan base such as sports (NFL Football) or a sports event (NASCAR Racing) or a topical event that has a strong viewer appeal. These films monetize an existing fan demographic through fan attendance, and are highly merchandisable through fan loyalty.

      Franchise driven films are those that are popular through an already existing public profile within a different medium. The most obvious is a popular book series that has core support and will lend itself to marketing, video games, merchandising, and licensing.

      It is our strategy to have corporate sponsorship, which allows corporations to participate in the negative costs as well as branding through merchandising and marketing. This provides lower production cost and greater return on each film. Our strength is our experience in product branding in the entertainment industry.

PORTFOLIO

      While the average return of a motion picture is close to 12%, the standard deviation of returns is high; therefore, the likelihood of a single film achieving this average return is quite low. This means that the risk-adjusted return on single films is too low to adequately compensate equity investors.

      With our business model, however, assets will be pooled to create a portfolio of feature-quality, widely-released, completion-bonded and globally-distributed films, designed to eliminate the risks associated with a single film project. Modeling and analysis of historical performance suggest that a "portfolio" effect tends to be achieved when 14 or more pictures are produced and distributed over a five- to six-year period. When a portfolio of 20 pictures can be distributed over this period, the likelihood of the transaction repaying its senior debt is greater than 99% and the probability of generating positive returns to equity investors is over 90%. Furthermore, in simulation models using randomly selected historical film performance, this structure generates returns for investors which can exceed 50%; given the leveraged structure, the actual returns can be even higher. This means that, even in the case where a portfolio of films is randomly selected from actual historical data, the structure mitigates the equity investors' exposure to single-film risk without significantly mitigating the opportunity for strong gains.

DISTRIBUTION

      The actual results from past films suggest that a movie that is widely distributed tends to recoup most of its costs, even if the quality and commercial appeal of the movie turn out to be below average. Conversely, a "good" film can fail to generate acceptable receipts if it is not adequately distributed.

      A securitized film structure like this Project require that each film be "widely released" on a global basis. While there tend to be many variables in the final terms of such a distribution arrangement, a wide release typically means that each film is theatrically released in the U.S. and Canada (the "Domestic" market) on 1,500 or more screens and on a similar number of screens within a reasonably short period of time overseas (the "International" market). To ensure complete distribution of the entire portfolio, the lender tends to require that the distribution partner maintain an investment-grade credit rating
- the senior unsecured debt rating of the entity or its parent company must be BBB - SS&P)/Baa3 (Moody's) or higher. The film distributors that meet this qualification and thus that are eligible candidates for the Project's distribution partner(s) are Fox, Disney, Sony, Paramount, Warner, and Universal. This correspondingly protects the equity investors with the increased certainty that the films will continue to be distributed throughout the life of the Project.

CAPITAL CONTRAINT

      The cost of producing a high-quality motion picture is significant. The amount of capital available to a filmmaker will impact the quality of a film. The industry standard minimum budget for feature-quality films is around $15 million. Historically, very few films with smaller budgets have achieved strong commercial success.

      The aggregate capital needed to finance the 50% share of twenty globally released feature films, with average production costs of $58 million, plus 50% of the distribution costs, is over $1 billion. However, since the movies will be made and released over a period of five years, and because feature films tend to generate most of their global revenue within the first 18 months after release, a revolving debt structure can be used to reduce the overall borrowing and required equity.

      With the protection of a portfolio of films and a properly structured distribution agreement, $85 million of equity can be leveraged with a $300 million senior revolving debt facility and be sufficient to finance these production, operation and distribution costs.

TRANSACTION COSTS

      The costs of assembling the multitude of transactions necessary to raise capital and/or pre-sell the rights to a single movie as distinct from a portfolio are prohibitively large. When added to the cost of the multiple transactions involved in any motion picture production effort - script acquisitions and revision, corporate infrastructure, legal, financial tracking and reporting, etc., the transaction costs tend to materially reduce the returns to equity investors. Our business model mitigates these risks by spreading many such costs over many movies thereby dramatically reducing individual film transaction costs.

      Another critical risk is the potential for cost overruns, which can most seriously impact return on investment. While our business model initially addresses this risk with a proven management team, each film produced will also have an investment-grade completion bond in order to insure against overruns.

ACCOUNTABILITY

      The entertainment industry has a reputation for frequent litigation and obscure accounting. Our business model, however, is designed to operate with full professional transparency, accountability and integrity. The securitized debt structure will require stringent controls and reporting procedures, which protects equity investors and clarifies cash management and reporting. All cash receipts from the distribution of the films in this transaction will be subject to a cash flow allocation arrangement whereby parties to the transaction will receive pre-agreed allocations of cash flows. For the investors this means that:
(i) credible non-studio parties will be involved in the accounting and disbursement of cash; (ii) any and all claims to cash that are senior to the investor will be understood at the outset of the transaction; and (iii) all parties will have regular detailed reports of cash flows and the functionality of the deal. We will engage a third-party firm to act an administrator to monitor, account for and administer the cash flow reports. The administrator will, in conjunction with the bank custodial agent, oversee the disbursements of funds to the accounts of the parties to the transaction.

BUSINESS PRACTICE

      While written agreements are necessary, the spirit of any agreement is the correct measure of ethics. The business model's structure includes a team of professionals with complementary skills who also have the demonstrated maturity in their convictions to fully embrace and enforce the principles upon which this business model is being founded. The project's management and oversight board will not only honor all contractual arrangements but also ultimately adhere to a standard that demands the utmost in business ethics and morality and that embraces a system of checks and balances.

CAVALCADE OF SPORTS MEDIA DIVISION

      Our Cavalcade of Sports division is engaged in the broadcast entertainment business, focusing on nostalgic sports entertainment and ethnic broadcasting. Additionally, our business plan includes our making of multiple acquisitions of small to medium sized low- power television stations to further our broadcast capability, while exploring syndication and advertising revenue opportunities.

      Our nostalgic sports division offers a programming format that features college and professional sports, as well as international sports competitions of many varieties, with emphasis on the more popular sports, such as baseball, football, basketball, hockey and boxing. We plan to expand, and vary the format to include certain live sporting events as well as "talking head" sports shows. Our channel will be offered, at no charge, to the various cable TV operators (e.g., Comcast, Adelphi, AOL Time Warner) and to the satellite TV ("small dish") operators (e.g., Dish Network, Direct TV, Echostar and Pegasus). Our revenue will be generated from advertisers, direct response marketers and infomercials.

      In April of 2004, we signed an agreement to create "The Boxing Channel" in conjunction with Global Boxing Promotions of Las Vegas. This development will allow Pacificap's Cavalcade of Sports division to showcase its nostalgic fights, which includes some of the greatest fights recorded, featuring Archie Moore, Carmen Basilio, Joe Louis, Muhammad Ali, George Forman and many others. This channel is associated with Sterling Promotions of Las Vegas, Nevada. Sterling Promotions President, Sterling McPherson, a former lightweight champion, will produce live boxing matches as well as innovative boxing programs for this new seven-day a week channel.

      We own approximately 5,000 hours of vintage sports film with negotiations in process to acquire in excess of an additional 2,500 hours of footage. The Cavalcade library includes vintage sporting events and coverage dating back to the 1940's, with over 10,000 hours of programming available to us. Although in our financial statements, we have recorded no value for the library due to its non-use for the past two years, we intend to utilize it in the near future. It is our mission to deliver compelling, informative and historic programming in an efficient fashion. Cavalcade will provide an entertaining and economical nostalgic sports programming alternative. Sports programming is big business. In 1997, ESPN paid $175 million to buy U.S. Classic Sports Network. In 2001, Classic Sports was valued at $1 billion and reached 43 million homes.

FILM LIBRARY

      Our film library consists of approximately several hundred tapes, many of which have been transferred to Beta SP format and some of which are in the process of being transferred. As of June 16, 2004, we own approximately 5,000 hours of sports footage, of which approximately 3,500 hours have been digitized.

      During the year ended December 31, 2003, we performed an evaluation of our film library for purposes of determining the implied fair value of the assets at December 31, 2003. The test indicated that the recorded remaining book value of our film library exceeded its fair value, as determined by discounted cash flows. As a result, upon completion of the assessment, we recorded a non-cash impairment charge of $372,304, net of tax, or $0.12 per share during the year ended December 31, 2003 to reduce the carrying value of the film library to its estimated value of $0.

MEMORANDUM OF UNDERSTANDING WITH ITN MEDIA

      On January 13, 2004, we signed a memorandum of understanding with ITN Media Services, Inc. to acquire 100% of that entity in a stock and cash transaction. Due to our delay in obtaining funding, we were unable to meet certain financial objectives to ITN, and as a result, we are negotiating a new memorandum of understanding with new terms and conditions. ITN Media, which operates under the name "MediaOne", is an independent originator, repurchaser and distributor of video content on the West Coast, providing services for broadcasters worldwide. Its services include origination and transmission of 24-hour programming for a variety of broadcast and cable clients (CNN, Fox News, MSNBC) while also providing large venue connectivity solutions. MediaOne transmits via satellite, fiber and Internet from its in-house studios as well as from dedicated remote origination locations. It is presently the exclusive host broadcast provider for the San Francisco Giants and Pacific Bell Park. The acquisition will be subject to various conditions including due diligence, an equity financing transaction and the signing of a customary definitive agreement. No assurance can be given that we will enter into a definitive agreement or acquire ITN Media.

                                    EMPLOYEES

      At July 6, 2004, we had 2 non-union employees, who are both executives. We consider our relations with our employees to be good.

                            DESCRIPTION OF PROPERTIES

      We maintain our principal office at 12868 Via Latina, Del Mar, California 92014. Our telephone number at that office is (858) 481-2207 and our facsimile number is also (858) 481-2207. The office space, which is provided to us for $3,200 per month, has approximately 2,200 square feet, consisting of two separate offices, a conference room, a small kitchen and a bathroom. Since September 2003, we have shared office space with Outlook Films, Inc. on a month-to-month basis in Beverly Hills, California at a rate of approximately $2,200 per month. We believe that our current office space and facilities are sufficient to meet our present needs and do not anticipate any difficulty securing alternative or additional space, as needed, on terms acceptable to us.

                                LEGAL PROCEEDINGS

      From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. Except as disclosed below, we are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

      On March 12, 2003, a complaint was filed in the Supreme Court of the State of New York, County of New York County entitled Simon Deutsche v. Cavalcade of Sports Media, Inc. (Index No. 108721/2003) for a recovery on a Capital Note of $10,000 plus interest. On June 2, 2003, the Court granted summary judgment in favor of Simon Deutsche and against Cavalcade in the amount of $15,694.45.

      On December 17, 2003, we received a copy of an SEC letter complaint written by Randal Crawford, an investor in a company called WSPN. Investors in that entity were offered shares of Cavalcade of Sports Media, Inc. upon the filing of a registration by the Company and the delivery of WSPN shares to the company by the holder for an exchange. We have settled this matter with Randal Crawford and he has withdrawn his complaint.

      On March 19, 2004, we received a letter from attorney's for Banbino's Cafe requesting damages in the amount $1,350 for its receipt of an unsolicited fax transmission allegedly from the Company in violation of Federal Law, 47 USC 227. We have represented that we had no knowledge of any fax solicitation campaign and do not believe that the plaintiff will prevail if a complaint is filed.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

Name                 Age     Position
--------------------------------------------------------------------------------
Edward E. Litwak     62      President, Chief Financial Officer, Treasurer
                               and Director
Michael Riley        52      Chairman of the Board of Directors
Robert Stulman       67      Secretary
Donald P. Parson     67      Director


      Directors  are  elected  to  serve  until  the  next  annual   meeting  of
stockholders and until their successors are elected and qualified. Currently there are three seats on our board of directors.

      Currently, our inside Directors are not compensated for their services, although their expenses in attending meetings are reimbursed. Outside Directors are compensated with shares of Common Stock: 12,000 shares as a "signing bonus" for the agreement to serve, and 1,000 shares for each month of service. Outside Directors also have their expenses in attending meetings reimbursed. Officers are elected by the Board of Directors and serve until their successors are appointed by the Board of Directors. Biographical resumes of each officer and director are set forth below.

      EDWARD E. LITWAK has been our President since December of 1998 and a director since our incorporation in 1997. Prior to becoming President, Mr. Litwak served as a consultant to the Company, which was previously headed by his daughter, Ms. Karen Prentice. From June 1, 1995 to the present, Mr. Litwak has been President of Satellite Today, a cable network in development. From January 1, 1997 until December 1998, Mr. Litwak also served as the licensing agent for Jennicor, LLC. From March 1, 1994 to June 1, 1995 he was Chairman of Merchandise Entertainment Television Holdings, Inc. From June 1, 1991 to June 30, 1994 he was President of Designers International, Inc. Mr. Litwak also served as Sports Directions Director for a program series entitled the JeanNate Grand Prix. Mr. Litwak attended Cornell University where he majored in business.

      MICHAEL RILEY became Chairman of the Board in September of 2003. He has worked for over 20 years in banking, corporate finance, and international law. From 2001 to the present, Mr. Riley has served as Chairman of Imperial Credit Industries, Inc. In addition, he was Chairman, until it's sale, of one of Hollywood's largest independent entertainment financing entities, the Lew Horwitz Organization. This led Mr. Riley to establish and develop the current entertainment, financing and marketing corporation of Pacificap Entertainment, Inc. Mr. Riley established Recreational Holdings, the largest consolidation of automotive/marine/recreational retailing in the United States. Mr. Riley also served as Assistant State Attorney for the 17th Judicial Circuit in Florida, special counsel to federal and state law enforcement agencies, and has conducted seminars throughout the United States.

      ROBERT STULMAN has been our Secretary since September of 1997. He has been associated with us during our pre-incorporation period, from January 1, 1997 through March of 1999. From 1991 to December 31, 1996 he was Vice President in charge of Importing Footwear for L. J. Global, Inc. in New York City.

      DONALD P. PARSON is a member of our Board of Directors, having joined us on September 19, 2000. For the past six years, beginning in 1994, he has been of counsel to Satterlee Stephens Burke & Burke LLP. Mr. Parson has practiced corporate, financial, business and banking law since 1968. Mr. Parson has previously served as counsel to several brokerage firms and in the formation of four New York and Connecticut chartered banks. He is a director of two mutual funds, Philadelphia Fund, Inc. and Eagle Growth Shares, Inc., and Home Diagnostics, Inc., a medical device company.

                             EXECUTIVE COMPENSATION

      The following tables set forth certain information regarding our CEO and each of our most highly-compensated executive officers whose total annual salary and bonus for the fiscal year ending December 31, 2003, 2002 and 2001 exceeded $100,000:

                                   SUMMARY COMPENSATION TABLE

                                                    ANNUAL COMPENSATION

                                                             Other
                                                             Annual      Restricted     Options      LTIP
   Name & Principal                Salary        Bonus       Compen-       Stock         SARs       Payouts      All Other
       Position           Year       ($)          ($)        sation ($)   Awards($)       (#)         ($)      Compensation
------------------------ ------- ------------ ------------ ------------ ------------- ----------- ------------ --------------
Edward Litwak             2003     40,000          0            0            -            -            -             -
  President               2002     32,000          0            0            -            -            -             -
                          2001          0          0            0            -            -            -             -
------------------------ ------- ------------ ------------ ------------ ------------- ----------- ------------ --------------

OPTION/SAR GRANTS IN LAST FISCAL YEAR

      During the fiscal year ended December 31, 2003, no stock or stock options were granted.

STOCK OPTION PLANS

      None.

EMPLOYMENT AGREEMENTS

Ed Litwak

      On September 18, 2003, we entered into a three-year employment contract with automatic one-year renewals for an additional year upon reaching certain annual objectives, with Ed Litwak to serve as Interim President and Chief Executive Officer for a period of up to six months or we hire a new President. Upon our hiring of a new President, Mr. Litwak's position shall be President of our Cavalcade Broadcast Division. The base salary under the agreement is $120,000 per annum, plus benefits.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Edward Litwak, our President, has advanced funds to us for working capital purposes. No written or formal loan agreement exists between Mr. Litwak and us for advancement of those funds. Mr. Litwak has orally stated to the Board of Directors that he will not seek reimbursement until such time as we are generating sufficient cash flow, which will be determined by the Board of Directors. Once the Board deems that there is sufficient cash flow, Mr. Litwak and we will execute an agreement that will define the repayment terms. The net amount of the advances due Mr. Litwak at December 31, 2003 and 2002, respectively, were $209,311 and $184,955, respectively.

      Michael Riley, our Chairman of the Board, paid $90,090 of office expenses on behalf of us during the year ended December 31, 2003. No formal repayment terms or arrangements exist. We have repaid $35,000 to Mr. Riley and the net amount of the advances due at December 31, 2003 was $55,090.

      Edward Litwak, our President, paid $40,000 of office expenses on behalf of us during the year ended December 31, 2003. No formal repayment terms or arrangements exist. We issued an aggregate of 44,390 shares of our common stock to the shareholders during the year ended December 31, 2003 in exchange for the $40,000 previously incurred debt.

      We have no policy regarding entering into transactions with affiliated parties.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding beneficial ownership of our common stock as of July 6, 2004

      o by each person who is known by us to beneficially own more than 5% of our common stock;

      o     by each of our officers and directors; and

      o     by all of our officers and directors as a group.

                                                                    PERCENTAGE OF      PERCENTAGE OF
                                                                       CLASS               CLASS
NAME AND ADDRESS                                   NUMBER OF          PRIOR TO             AFTER
OF OWNER                        TITLE OF CLASS     SHARES OWNED(1)   OFFERING(2)         OFFERING(3)
-----------------------------------------------------------------------------------------------------
Edward E. Litwak                Common Stock          964,043 (4)       3.94%              1.14%
12868 Via Latina
Del Mar, California 92014

Michael Riley                   Common Stock        2,000,000           8.18%              2.37%
12868 Via Latina
Del Mar, California 92014

Robert Stulman                  Common Stock           40,000               *                  *
12868 Via Latina
Del Mar, California 92014

Donald P. Parson                Common Stock           12,500               *                  *
12868 Via Latina
Del Mar, California 92014

All Officers and Directors      Common Stock        3,016,543 (4)      12.34%              3.58%
As a Group (4 persons)

Clinton Hall, LLC               Common Stock        3,000,000          12.27%              3.56%
161 Store Ridge Court
East Aurora, New York 14052


(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of July 6, 2004 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Based upon 24,454,557 shares issued and outstanding on July 6, 2004.

(3) Percentage based on 84,273,703 shares of common stock outstanding.

(4) Includes 938,908 shares held by Karen Prentice. Karen Prentice is the daughter of Edward Litwak, President of the Company, and Edward Litwak may have a beneficial interest in those shares.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

      We are authorized to issue up to 300,000,000 shares of common stock, par value $.001. As of July 6, 2004, there were 24,454,557 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

      We have engaged Olde Monmouth Stock Transfer Co., Inc., located in Atlantic Highlands, New Jersey, as independent transfer agent or registrar.

PREFERRED STOCK

      We are authorized to issue up to 50,000,000 shares of Preferred Stock, par value $.001. As of June 14, 2004, there were no shares of preferred stock issued and outstanding.

OPTIONS

      None.

WARRANTS

      In connection with a Securities Purchase Agreement dated June 10, 2004, we have issued 700,000 warrants to purchase shares of common stock and we are obligated to issue an additional 1,300,000 warrants to purchase shares of common stock. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.24 per share.

CONVERTIBLE SECURITIES

      Not including approximately 700,000 shares of common stock issuable upon exercise of outstanding options and warrants and 1,300,000 warrants that we are obligated to issue in the near future, approximately 10,000,000 shares of common stock are issuable upon conversion of outstanding secured convertible notes issued pursuant to the Securities Purchase Agreement dated June 10, 2004. The 700,000 warrants to shares of common stock that we are obligated to issue in the near future are to be issued pursuant to the Securities Purchase Agreement dated June 10, 2004, which requires that 600,000 warrants be issued together with $600,000 in secured convertible notes within five days of the filing of this registration statement and 700,000 warrants be issued together with $700,000 in secured convertible notes within five days from the effective date of this prospectus.

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on June 10, 2004 for the sale of (i) $2,000,000 in secured convertible notes, and (ii) warrants to purchase 2,000,000 shares of our common stock.

      This prospectus relates to the resale of the common stock underlying these secured convertible notes and warrants. The investors are obligated to provide us with an aggregate of $2,000,000 as follows:

      o     $700,000 was disbursed on June 10, 2004;

      o $600,000 will be disbursed within five days of the filing of this registration statement; and

      o $700,000 will be disbursed within five days of the effectiveness of this prospectus.

      Accordingly, we have received a total of $700,000 pursuant to the Securities Purchase Agreement.

      The notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

      o     $0.35; or

      o 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

      The full principal amount of the secured convertible notes are due upon default under the terms of secured convertible notes. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.24 per share. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

      From 2000 to 2002, we raised an aggregate of $830,500 in capital from the sale of 12% convertible subordinated capital notes, which became due as follows:
December 31, 2000, $457,000 became due; on December 31, 2001, $342,500 became due; and on December 31, 2002, $31,000 became due. The holders of the Notes had the option to convert unpaid note principal together with accrued and unpaid interest into shares of our common stock 30 days following the effectiveness of a registration statement of our common stock under the Securities Act of 1933 at a rate of $1.25 per share, however, a registration statement has never been filed for the shares underlying these Notes, and the Notes are in default. The convertible instrument stated that in the event the unpaid principal amount of the Notes, together with any accrued and unpaid interest, were not converted, or paid in full by December 31, 2000, December 31, 2001 and December 31, 2002 respectively, the interest would accrues at 18% per annum until paid in full. In the past, we have issued shares of our restricted common stock to the Note holders in consideration for accrued and unpaid interest, and is in the process of contacting all these Note holders to obtain current contact information and to offer restricted shares in lieu of repayment of the capital notes.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

      The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately-negotiated transactions;

      o short sales that are not violations of the laws and regulations of any state or the United States;

      o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

      o     through the writing of options on the shares;

      o     a combination of any such methods of sale; and

      o     any other method permitted pursuant to applicable law.

      The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

      The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

      The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

      We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

      The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

      The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

      We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

      If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

                                   PENNY STOCK

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and

      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

      In order to approve a person's account for transactions in penny stocks, the broker or dealer must

      o obtain financial information and investment experience objectives of the person; and

      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

      The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and

      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

      The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants unless the selling stockholders exercise the warrants on a cashless basis. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

      The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
                                          Total
                      Total Shares of   Percentage                                                           Percentage
                       Common Stock     of Common     Shares of                                 Beneficial   of Common
                       Issuable Upon      Stock,     Common Stock   Beneficial  Percentage of   Ownership   Stock Owned
                       Conversion of     Assuming     Included in   Ownership   Common Stock    After the      After
        Name            Notes              Full       Prospectus    Before the  Owned Before    Offering     Offering
                      and/or Warrants*   Conversion       (1)       Offering**   Offering**        (4)           (4)
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
AJW Offshore, Ltd.    11,005,714       31.04%         Up to         1,287,081 (2)  4.99%           --            --
(3)                                                   22,011,429
                                                      shares of
                                                      common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
AJW Qualified         12,534,286       33.89%         Up to         1,287,081 (2)  4.99%           --            --
Partners, LLC (3)                                     25,068,572
                                                      shares of
                                                      common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
AJW Partners, LLC      5,808,572       19.19%         Up to         1,287,081 (2)  4.99%           --            --
(3)                                                   11,617,143
                                                      shares of
                                                      common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
New Millennium         1,222,857        4.76%         Up to           428,000 (2)  1.72%           --            --
Capital Partners                                      2,445,714
II, LLC (3)                                           shares of
                                                      common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------

* This column represents an estimated number based on a conversion price as of a recent date of July 6, 2004 of $.07, divided into the principal amount.

** These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 4.99% limitation.

      The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the secured convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Includes a good faith estimate of the shares issuable upon conversion of the secured convertible notes and exercise of warrants, based on current market prices. Because the number of shares of common stock issuable upon conversion of the secured convertible notes is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. Under the terms of the secured convertible notes, if the secured convertible notes had actually been converted on July 6, 2004, the conversion price would have been $.07.

(2) The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the secured convertible notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with
Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the secured convertible notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(3) The selling stockholders are affiliates of each other because they are under common control. AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey
S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC. AJW Offshore, Ltd., formerly known as AJW/New Millennium Offshore, Ltd., is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by AJW Offshore, Ltd. AJW Qualified Partners, LLC, formerly known as Pegasus Capital Partners, LLC, is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC. New Millennium Capital Partners II, LLC, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by New Millennium Capital Partners II, LLC. We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(4) Assumes that all securities registered will be sold.

                       TERMS OF SECURED CONVERTIBLE NOTES

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with the selling stockholders on June 10, 2004 for the sale of (i) $2,000,000 in secured convertible notes and (ii) a warrants to buy 2,000,000 shares of our common stock.

      The investors are obligated to provide us with the funds as follows:

      o     $700,000 was disbursed on June 10, 2004;

      o $600,000 will be disbursed within five days of the filing of this registration statement; and

      o $700,000 will be disbursed within five days of the effectiveness of this prospectus.

      Accordingly, we have received a total of $700,000 pursuant to the Securities Purchase Agreement.

      The notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

      o     $0.35; or

      o 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

      The full principal amount of the secured convertible notes are due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. We are liable for breach of any covenant, representation or warranty contained in the Securities Purchase Agreement for a period of two years from the date that the investors distribute the final $700,000. In the event that we breach any representation or warranty regarding the condition of our company as set forth in the Securities Purchase Agreement, we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest. In the event that we breach any covenant as set forth in the Securities Purchase Agreement, including the failure to comply with blue sky laws, timely file all public reports, use the proceeds from the sale of the secured convertible notes in the agreed upon manner, obtain written consent from the investors to negotiate or contract with a party to for additional financing, reserve and have authorized the required number of shares of common stock or the maintenance of our shares of common stock on an exchange or automated quotation system, then we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest.

      The warrants are exercisable until five years from the date of issuance at a purchase price of $0.24 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement, dated June 10, 2004.

      Upon the issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

      The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

      The selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

      A complete copy of the Securities Purchase Agreement and related documents are filed with the SEC as exhibits to our Form SB-2 relating to this prospectus.

SAMPLE CONVERSION CALCULATION

      The number of shares of common stock issuable upon conversion of the notes is determined by dividing that portion of the principal of the notes to be converted and interest, if any, by the conversion price. For example, assuming conversion of $2,000,000 of notes on July 6, 2004, a conversion price of $0.07 per share, the number of shares issuable upon conversion would be:

$2,000,000/$.07 = 28,571,429 shares

      The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our secured convertible notes, based on market prices 25%, 50% and 75% below the market price, as of July 6, 2004 of $0.33.

                                                                          Number                % of
% Below             Price Per                  With Discount             of Shares           Outstanding
Market                 Share                     at 50%                  Issuable               Stock
------                 -----                     ------                  --------               -----
25%                   $.2475                     $.12375                 16,161,617             39.79%
50%                   $.165                      $.0825                  24,242,425             49.78%
75%                   $.0825                     $.04125                 48,484,849             66.47%


                                  LEGAL MATTERS

      Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                     EXPERTS

      Russell Bedford Stefanou Mirchandani LLP, independent registered public accounting firm, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at December 31, 2003 and 2002 and for the years then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the independent registered public accounting firm's opinion based on their expertise in accounting and auditing.

                              AVAILABLE INFORMATION

      We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Pacificap Entertainment Holdings, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

      We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

             PACIFICAP ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARIES

                          INDEX TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2003 and December 31, 2002
         Report of Independent Registered Public Accounting Firm                    F-1
         Consolidated Balance Sheets                                                F-2
         Consolidated Statement of Losses                                           F-3
         Consolidated Statement of Deficiency in Stockholders Equity                F-4
         Consolidated Statement of Cash Flows                                       F-13
         Notes to Consolidated Financial Statements                                 F-16 to
                                                                                    F-34

For the Three Months Ended March 31, 2004 and March 31, 2003
         Condensed Consolidated Balance Sheets March 31, 2004 (Unaudited)
                  and December 31, 2003                                             F-35
         Condensed Consolidated Statements of Operations for the three
                  months ended March 31, 2004 and 2003 (Unaudited)                  F-36
         Condensed Consolidated Statement of Changes in Stockholders' Deficiency
                  for the three months ended March 31, 2004 (Unaudited)             F-37
         Condensed Consolidated Statements of Cash Flows For the three months
                  ended March 31, 2004 and 2003 (Unaudited)                         F-44
         Notes to the Condensed Consolidated Financial Statements (Unaudited)       F-46 to
                                                                                    F-55

                    RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                          CERTIFIED PUBLIC ACCOUNTANTS

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Pacificap Entertainment Holdings, Inc.
Del Mar, California

We have audited the accompanying consolidated balance sheets of Pacificap Entertainment Holdings, Inc. (formerly Cavalcade of Sports Media, Inc.) and its wholly-owned subsidiaries (the "Company"), a development stage Company, as of December 31, 2003 and 2002 and the related consolidated statements of losses, deficiency in stockholders' equity, and cash flows for the years then ended and for the period July 29, 1997 (date of inception) to December 31, 2003. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based upon our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended, and from July 29, 1997 (date of inception) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note M to the consolidated financial statements, the Company has suffered recurring losses from operations, is in default under the terms of its debt obligations and has not established a source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note M. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                    /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                                        Russell Bedford Stefanou Mirchandani LLP
                                        Certified Public Accountants


McLean, Virginia
April 16, 2004

                     PACIFICAP ENTERTAINMENT HOLDINGS, INC.
                   (FORMERLY CAVALCADE OF SPORTS MEDIA, INC.)
                          (A development stage company)
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2003 and 2002

                                                                   2003               2002
ASSETS

Current assets:
Cash and cash equivalents                                      $      1,062        $      4,295
                                                               ------------        ------------
Total current assets                                                  1,062               4,295

Property, plant and equipment:
Office furniture, net of accumulated depreciation of
$1,020 and $680 at December 31, 2003 and 2002,
respectively                                                            670               1,010

Other assets:

Film library, at cost (Note D)                                           --             372,304

Total assets                                                   $      1,732        $    377,609
                                                               ============        ============

LIABILITIES AND DEFICIENCY IN STOCKHOLDERS' EQUITY
Current liabilities:

Accounts payable and accrued expenses (Note E)                 $    979,137        $    483,158

Other accrued liabilities (Note G)                                  380,000             380,000

Notes payable (Note F)                                            1,136,165             983,165

Advances from related parties (Note I)                              264,401             184,955

Other advances                                                       45,000              45,000
                                                               ------------        ------------
Total current liabilities                                         2,804,703           2,076,278

Commitments and contingencies (Note L)                                   --                  --

Deficiency in stockholders' equity: (Note G)
Preferred stock, par value, $0.001 per share;
50,000,000 shares authorized; none issued and
outstanding at December 31, 2003 and December 31, 2002                   --                  --

Common stock, par value, $0.001 per share; 300,000,000
shares authorized ; 21,818,255 and 624,700 shares
issued at December 31, 2003 and December 31, 2002,
respectively                                                         21,818                 625

Additional paid-in-capital                                       40,557,036           6,276,690

Deficit accumulated during development stage                    (43,381,825)         (7,975,984)
                                                               ------------        ------------
Total deficiency in stockholders' equity                         (2,802,971)         (1,698,669)

Total liabilities and deficiency in stockholders' equity       $      1,732        $    377,609
                                                               ============        ============

See accompanying notes to consolidated financial statements

                     PACIFICAP ENTERTAINMENT HOLDINGS, INC.
                   (FORMERLY CAVALCADE OF SPORTS MEDIA, INC.)
                          (A development stage company)
                        CONSOLIDATED STATEMENTS OF LOSSES

                                                                                     For the Period July
                                                                                      29, 1997 (Date of
                                                 For The Year Ended December 31         Inception) to
                                                   2003                  2002         December 31, 2003
                                                ------------        ------------      -----------------
Costs and Expenses:                                       --                  --                  --
Selling, general and administrative             $  5,625,850        $  2,492,272        $ 10,112,974
Acquisition of Pacificap Entertainment
Holdings, Inc. (Note B)                           29,160,000                  --          29,160,000
Acquisition of Cineports.com, Inc. (Note
B)                                                        --           2,248,461           2,248,461
Impairment of film library (Note D)                  372,304                  --             372,304

Impairment of investment (Note G)                         --              62,500              62,500

Depreciation                                             340                 340             197,205
                                                ------------        ------------        ------------
Total operating expenses                          35,158,494           4,803,573          42,153,444
                                                ------------        ------------        ------------

Loss from operations                             (35,158,494)         (4,803,573)        (42,153,444)

Other Income (expenses), net (Note E and
I)                                                        --             109,992             114,758

Interest expenses, net                              (247,347)           (222,751)           (774,926)

                                                    (247,347)           (112,759)           (660,168)

Loss from continuing operations, before
income taxes and discontinued operations         (35,405,841)         (4,916,332)        (42,813,612)

Income (taxes) benefit                                    --                  --                  --

Loss from continuing operations, before
discontinued operations                          (35,405,841)         (4,916,332)        (42,813,612)
                                                ------------        ------------        ------------

Loss from discontinued operations                         --                  --            (352,905)
Income (loss) on disposal of discontinued
operations, net                                           --                  --              78,974

Net loss                                        $(35,405,841)       $ (4,916,332)       $(43,087,543)

Cumulative effect of accounting change
(Note C)                                                  --            (294,282)           (294,282)
                                                ------------        ------------        ------------

Net loss applicable to common shares            $(35,405,841)       $ (5,210,614)        (43,381,825)
                                                ============        ============        ============
Income (loss) per common share (basic and
assuming dilution) (Note J)                     $     (11.49)       $     (10.79)       $     (55.72)
                                                ============        ============        ============
Continuing operations                           $     (11.49)       $     (10.79)       $     (55.37)
Discontinued operations                         $         --        $         --        $      (0.35)


Weighted average shares outstanding                3,081,611             483,036             778,534

See accompanying notes to consolidated financial statements

                     PACIFICAP ENTERTAINMENT HOLDINGS, INC.
                   (FORMERLY CAVALCADE OF SPORTS MEDIA, INC.)
                          (A development stage company)
          CONSOLIDATED STATEMENTS OF DEFICIENCY IN STOCKHOLDERS' EQUITY
   FOR THE PERIOD JULY 29, 1997 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2003

                                                                                                      Deficit
                                                                                 Common               Accumulated
                                                                                 Stock     Additional During
                                            Preferred  Stock    Common   Stock   subscri   Paid       Development Treasury
                                             Shares    Amount   Shares   Amount  -ption    in Capital Stage        Stock      Total
                                            ---------- ------- --------  ------- ---------- --------- ---------  -------- ----------
Shares  issued at date of inception
(July 29, 1997) to founders in exchange for
contribution of organization costs valued
at $27.38 per shares, as restated                  -  $      -      422  $     1 $      -  $ 11,552   $     -    $      -  $ 11,553
Net Loss                                           -         -        -        -        -         -         -           -         -
Balance at December 31, 1997                       -  $      -      422  $     1 $      -  $ 11,552         -    $      -  $ 11,553
                                          ==========  ======== ======== ======== ========= ======== ========= =========== ==========
Shares issued December 22, 1998 to
consultants in exchange for services
valued at $.054 per shares                         -         -   37,083       37        -     1,965         -           -     2,002
Shares issued December 22, 1998 to
President in exchange for debt valued at
$.054 per shares                                   -         -  277,778      278        -    14,722         -           -    15,000
Operating expenses incurred by principal
shareholder                                        -         -        -        -        -     8,925         -           -     8,925

Net loss                                           -         -        -        -        -         -  (212,773)          -  (212,773)
                                         ----------- --------- -------- -------- -------- --------- ----------  --------- ----------
Balance at December 31, 1998                       -   $     -  315,283 $    316 $      -  $ 37,164  (212,773)  $       -  (175,293)
                                         =========== ========= ======== ======== ======== ========= ========== ========== ==========
Shares issued on April 13, 1999 for cash
in connection with private placement at
$30.08 per share                                   -         -      133        -        -     4,000         -           -     4,000
Shares issued on April 13, 1999 to
consultants in exchange for services
valued at $30.00per share                          -         -    6,000        6        -   179,994         -           -   180,000
Shares issued May 28, 1999 in exchange
for services valued at $.001 per share       855,000       855        -        -        -         -         -           -       855
Contribution of shares to treasury o
September 30, 1999 by principal
shareholder                                        -         -  (94,048)       -        -        94         -         (94)        -
Shares issued on November 12, 1999 for
cash in connection with private placement
at $3.00 per share                                 -         -   33,333       33        -    99,967         -           -   100,000
Release of shares held in treasury and
acquisition of Cavalcade of Sports
Network, Inc on December 16, 1999                  -         -   94,048        -        -   282,050         -          94   282,144
Operating expenses incurred by principal
shareholder                                        -         -        -        -        -     6,000         -           -     6,000

Net Loss                                           -         -        -        -        -         -  (438,045)          -  (438,045)
                                         ----------- --------- -------- -------- --------  -------- ---------- ----------- ---------
Balance at December 31, 1999                 855,000  $    855  354,749 $    355  $     - $ 609,269  (650,818)          -   (40,339)
                                         =========== ========= ======== ======== ======== ========= ========== =========== =========

See accompanying notes to consolidated financial statements

                     PACIFICAP ENTERTAINMENT HOLDINGS, INC.
                   (FORMERLY CAVALCADE OF SPORTS MEDIA, INC.)
                          (A development stage company)
    CONSOLIDATED STATEMENTS OF DEFICIENCY IN STOCKHOLDERS' EQUITY (CONTINUED) FOR THE PERIOD JULY 29, 1997 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2003

                                           Preferred     Stock        Common                      Common Stock    Additional Paid
                                            Shares        Amount      Shares      Stock Amount    Subscription       in Capital
                                           ---------     -------      --------    ------------    ------------    ---------------
Balance Forward                               855,000     $  855      354,749     $      355         $      -      $    609,269
Shares issued in March 2000 in exchange
for debt at $37.50 per share                        -          -        2,060              2                -            77,245
Shares issued March 28, 2000 in
exchange for services at $37.50 per share           -          -           70              -                -             2,625
Shares issued April 27, 2000 in
exchange for services at $37.50 per
share                                               -          -          250              -                -             9,375
Shares issued May 8, 2000 in exchange
for services at $37.50 per share                    -          -          417              1                -            15,624
Shares issued May 17, 2000 in exchange
for services at 37.50 per share                     -          -          833              1                -            31,249
Shares issued June 2000 in exchange for
debt at $37.59 per share                            -          -          133              -                -             5,000
Shares issued June 2000 in exchange for
services at $37.46 per share                        -          -          589              1                -            22,082
Shares issued July 25, 2000 in exchange
for debt at $37.88 per share                        -          -           33              -                -             1,250
Shares issued August 2000, in exchange
for services at $37.50 per share                    -          -        2,167              2                -            81,248
Conversion of preferred stock on
September 18, 2000                          (855,000)      (855)            -              -                -                 -
Shares issued October 13, 2000, in
exchange for services at $37.86 per
share                                               -          -           35              -                -             1,325
Shares issued October 30, 2000 in
exchange for services at $37.48 per
share                                               -          -          667              1                -            24,999
Shares issued November 9, 2000 in
exchange for services at $37.65 per
share                                               -          -           83              -                -             3,125
Shares issued December 1, 2000 in
exchange for services at $36.76 per
share                                               -          -           17              -                -               625
Operating expenses incurred by
principal shareholder                               -          -            -              -                -             6,000

Net Loss                                            -          -            -              -                -                 -
                                          ----------- ---------- ------------    -----------        ---------      ------------
Balance at December 31, 2000                        -   $      -      362,103      $     363        $       -      $    891,041
                                          =========== ========== ============    ===========        =========      ============

See accompanying notes to consolidated financial statements

                     PACIFICAP ENTERTAINMENT HOLDINGS, INC.
                   (FORMERLY CAVALCADE OF SPORTS MEDIA, INC.)
                          (A development stage company)
    CONSOLIDATED STATEMENTS OF DEFICIENCY IN STOCKHOLDERS' EQUITY (CONTINUED) FOR THE PERIOD JULY 29, 1997 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2003


                                                  Deficit
                                                  Accumulated
                                                  During               Treasury
                                                  Development Stage      Stock         Total
                                                  ----------------  ------------ --------------
Balance Forward                                        (650,818)              -        (40,339)

Shares issued in March 2000 in exchange
for debt at $37.50 per share                                  -               -         77,247
Shares issued March 28, 2000 in
exchange for services at $37.50 per
share                                                         -               -          2,625
Shares issued April 27, 2000 in
exchange for services at $37.50 per
share                                                         -               -          9,375
Shares issued May 8, 2000 in exchange
for services at $37.50 per share                              -               -         15,625
Shares issued May 17, 2000 in exchange
for services at 37.50 per share                               -               -         31,250
Shares issued June 2000 in exchange for
debt at $37.59 per share                                      -               -          5,000
Shares issued June 2000 in exchange for
services at $37.46 per share                                  -               -         22,083
Shares issued July 25, 2000 in exchange
for debt at $37.88 per share                                  -               -          1,250
Shares issued August 2000, in exchange
for services at $37.50 per share                              -               -         81,250
Conversion of preferred stock on
September 18, 2000                                            -               -           (855)
Shares issued October 13, 2000, in
exchange for services at $37.86 per
share                                                         -               -          1,325
Shares issued October 30, 2000 in
exchange for services at $37.48 per
share                                                         -               -         25,000
Shares issued November 9, 2000 in
exchange for services at $37.65 per
share                                                         -               -          3,125
Shares issued December 1, 2000 in
exchange for services at $36.76 per
share                                                         -               -            625
Operating expenses incurred by
principal shareholder                                         -               -          6,000

Net Loss                                               (856,968)              -       (856,968)
                                                   -------------     -----------    -----------
Balance at December 31, 2000                       $ (1,507,786)      $       -     $ (616,382)
                                                   =============     ===========    ===========

See accompanying notes to consolidated financial statements

                     PACIFICAP ENTERTAINMENT HOLDINGS, INC.
                   (FORMERLY CAVALCADE OF SPORTS MEDIA, INC.)
                          (A development stage company)
    CONSOLIDATED STATEMENTS OF DEFICIENCY IN STOCKHOLDERS' EQUITY (CONTINUED) FOR THE PERIOD JULY 29, 1997 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2003

                               Preferred      Stock                                   Common Stock
                                Shares       Amount     Common Shares  Stock Amount   Subscription
                              ------------ ------------ -------------- -------------- --------------
Balance Forward                         -  $         -        362,103  $         363  $           -
Shares issued in January
2001, in exchange for
services at $37.50 per share            -            -          6,667              7              -
Shares issued in April
2001, in exchange for
services at $37.50 per share            -            -          4,000              4              -
Shares issued in April
2001, in exchange for
advances from officers at
$37.50 per share                        -            -          3,333              3              -
Shares issued in  2001, in
exchange for services at
$37.50 per share                        -            -          2,500              3              -
Shares issued in  2001, in
exchange for services at
$37.50 per share                        -            -          1,000              1              -
Fractional shares                       -            -             (5)             -              -
Shares canceled  in
November 2001, for services
that were not performed and
shares were previously
issued in October 2001                  -            -           (667)            (1)             -
Shares issued in December
2001, to board of directors
members for services at
37.50 per share                         -            -          2,100              2              -
Operating expenses incurred
by principal shareholder                -            -              -              -              -

Net loss                                -            -              -              -              -
                              ------------ ------------ -------------- -------------- --------------
Balance at December 31, 2001            -  $         -        381,031  $         382  $           -
                              ============ ============ ============== ============== ==============

           See accompanying notes to consolidated financial statements

                     PACIFICAP ENTERTAINMENT HOLDINGS, INC.
                   (FORMERLY CAVALCADE OF SPORTS MEDIA, INC.)
                          (A development stage company)
    CONSOLIDATED STATEMENTS OF DEFICIENCY IN STOCKHOLDERS' EQUITY (CONTINUED) FOR THE PERIOD JULY 29, 1997 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2003

                                                              Deficit Accumulated
                                           Additional Paid     During Development      Treasury
                                              in Capital             Stage              Stock         Total
                                          ----------------- ----------------------- ------------- -------------
Balance Forward                           $        891,041  $           (1,507,786) $          -  $   (616,382)

Shares issued in January
2001, in exchange for
services at $37.50 per share                       249,993                       -             -       250,000
Shares issued in April
2001, in exchange for
services at $37.50 per share                       149,996                       -             -       150,000
Shares issued in April
2001, in exchange for
advances from officers at
$37.50 per share                                   124,997                                             125,000
Shares issued in  2001, in
exchange for services at
$37.50 per share                                    93,747                       -             -        93,750
Shares issued in  2001, in
exchange for services at
$37.50 per share                                    37,499                       -             -        37,500
Fractional shares                                        -                       -             -             -
Shares canceled  in
November 2001, for services
that were not performed and
shares were previously
issued in October 2001                             (24,999)                      -             -       (25,000)
Shares issued in December
2001, to board of directors
members for services at
37.50 per share                                     78,748                       -             -        78,750
Operating expenses incurred
by principal shareholder                             6,000                       -             -         6,000

Net loss                                                 -              (1,257,584)            -    (1,257,584)
                                          ----------------- ----------------------- ------------- -------------
Balance at December 31, 2001              $      1,607,022             $(2,765,370) $          -  $ (1,157,966)
                                          ================= ======================= ============= =============

See accompanying notes to consolidated financial statements

                     PACIFICAP ENTERTAINMENT HOLDINGS, INC.
                   (FORMERLY CAVALCADE OF SPORTS MEDIA, INC.)
                          (A development stage company)
    CONSOLIDATED STATEMENTS OF DEFICIENCY IN STOCKHOLDERS' EQUITY (CONTINUED) FOR THE PERIOD JULY 29, 1997 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2003


                                                                Preferred    Stock       Common     Stock
                                                                 Shares      Amount      Shares     Amount
                                                                ---------- ----------- ----------- ----------
Balance Forward                                                         -  $        -     381,031  $     382
Shares issued in January 2002, in exchange for investment at
$37.50 per share                                                        -           -       1,667          2
Shares issued in March 2002, in exchange for services at
$37.50 per share                                                        -           -       8,333          8
Shares issued in June 2002, in exchange for services at
approximately $40.15 per share                                          -           -      18,890         19
Shares issued in June 2002, in exchange for debts at $37.50
per share                                                               -           -       2,667          2
Shares issued in July 2002, in exchange for services at
$10.84 per share                                                        -           -         717          1
Shares issued in July 2002, in connection with acquisition of
Cineports.com, Inc. at approximately $7.50 per share (Note B)           -           -     159,653        160
Shares issued in August 2002, in exchange for services at
approximately $10.84 per share                                          -           -       2,133          2
Shares issued in September 2002, in exchange for services at
approximately $10.84 per share                                          -           -      10,000         10
Shares issued in October 2002, in exchange for services at
approximately $11.69 per share                                          -           -       4,000          4
Shares issued in October 2002 for cash in connection with
private placement at $6.94 per share                                    -           -      18,018         18
Shares issued in October 2002, in exchange for interest at
approximately $11.68 per share                                          -           -         507          -
Shares issued in November 2002, in exchange for services at
approximately $8.70 per share                                           -           -       1,667          2
Shares issued in November 2002 for cash in connection with
private placement at $10.20 per share                                   -           -       1,000          1
Shares issued in November 2002 for cash in connection with
private placement at $7.50 per share                                    -           -       4,000          4
Shares issued in November 2002, in exchange for debts at
$37.49 per share                                                        -           -         867          1
Shares issued in November 2002, in exchange for interest at
$37.56 per share                                                        -           -         217          -
Shares issued in December 2002, in exchange for services at
approximately $12.26 per share                                          -           -       9,333          9
Warrants issued in connection with acquisition of Cineports
(Note B)                                                                -           -           -          -
Options issued in exchange for services rendered (Note H)               -           -           -          -

Net loss                                                                -           -           -          -
                                                                ---------- ----------- ----------- ----------
Balance at December 31, 2002                                            -  $        -     624,700  $     625
                                                                ========== =========== =========== ==========

           See accompanying notes to consolidated financial statements

                     PACIFICAP ENTERTAINMENT HOLDINGS, INC.
                   (FORMERLY CAVALCADE OF SPORTS MEDIA, INC.)
                          (A development stage company)
    CONSOLIDATED STATEMENTS OF DEFICIENCY IN STOCKHOLDERS' EQUITY (CONTINUED) FOR THE PERIOD JULY 29, 1997 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2003

                                                                                          Deficit
                                                                                        Accumulated
                                                                         Additional       During
                                                                          Paid in      Development    Treasury
                                                                          Capital         Stage         Stock       Total
                                                                      -------------- --------------- ---------- -------------
Balance Forward                                                       $   1,607,022  $   (2,765,370) $       -  $ (1,157,966)
Shares issued in January 2002, in exchange for investment at
$37.50 per share                                                             62,498               -          -        62,500
Shares issued in March 2002, in exchange for services at
$37.50 per share                                                            312,492               -          -       312,500
Shares issued in June 2002, in exchange for services at
approximately $40.15 per share                                              758,356               -          -       758,375
Shares issued in June 2002, in exchange for debts at $37.50
per share                                                                    99,998               -          -       100,000
Shares issued in July 2002, in exchange for services at
$10.84 per share                                                              7,769               -          -         7,770
Shares issued in July 2002, in connection with acquisition of
Cineports.com, Inc. at approximately $7.50 per share (Note B)             1,197,237               -          -     1,197,397
Shares issued in August 2002, in exchange for services at
approximately $10.84 per share                                               23,127               -          -        23,129
Shares issued in September 2002, in exchange for services at
approximately $10.84 per share                                              108,410               -          -       108,420
Shares issued in October 2002, in exchange for services at
approximately $11.69 per share                                               46,736               -          -        46,740
Shares issued in October 2002 for cash in connection with
private placement at $6.94 per share                                        124,982               -          -       125,000
Shares issued in October 2002, in exchange for interest at
approximately $11.68 per share                                                5,920               -          -         5,920
Shares issued in November 2002, in exchange for services at
approximately $8.70 per share                                                14,498               -          -        14,500
Shares issued in November 2002 for cash in connection with
private placement at $10.20 per share                                        10,199               -          -        10,200
Shares issued in November 2002 for cash in connection with
private placement at $7.50 per share                                         29,996               -          -        30,000
Shares issued in November 2002, in exchange for debts at
$37.49 per share                                                             32,499               -          -        32,500
Shares issued in November 2002, in exchange for interest at
$37.56 per share                                                              8,150               -          -         8,150
Shares issued in December 2002, in exchange for services at
approximately $12.26 per share                                              114,371               -          -       114,380
Warrants issued in connection with acquisition of Cineports
(Note B)                                                                  1,051,065               -          -     1,051,065

Options issued in exchange for services rendered (Note H)                   661,365               -          -       661,365

Net loss                                                                          -      (5,210,614)         -    (5,210,614)
                                                                      -------------- --------------- ---------- -------------
Balance at December 31, 2002                                          $   6,276,690  $   (7,975,984) $       -  $ (1,698,669)
                                                                      ============== =============== ========== =============

See accompanying notes to consolidated financial statements

                     PACIFICAP ENTERTAINMENT HOLDINGS, INC.
                   (FORMERLY CAVALCADE OF SPORTS MEDIA, INC.)
                          (A development stage company)
    CONSOLIDATED STATEMENTS OF DEFICIENCY IN STOCKHOLDERS' EQUITY (CONTINUED) FOR THE PERIOD JULY 29, 1997 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2003

                                                                               Preferred    Share       Common       Share
                                                                                 Shares     Amount      Shares       Amount
                                                                               ----------- ---------- ------------ ----------
Balance forward                                                                         -  $       -      624,700  $     625
Shares issued in January 2003 in exchange for services at approximately
$4.63 per share                                                                         -          -       56,300         56
Shares issued in February 2003 in exchange for services at $2.10 per share              -          -       36,683         37
Shares issued in February 2003 for cash in connection with private placement
at $1.20 per share                                                                      -          -        6,667          6
Shares issued in February 2003 in exchange for services at $1.50 per share              -          -        6,667          6
Shares issued in April, 2003 in exchange for services at $.90 per share                 -          -       14,000         14
Shares issued in April 2003 in exchange for expenses paid by shareholders at
$.90 per share                                                                          -          -       22,222         22
Shares issued in April 2003 in exchange for financing expenses at $.90 per
share                                                                                   -          -       22,960         23
Shares issued in April 2003 for cash in connection with private placement at
$1.20 per share                                                                         -          -        4,333          4
Shares issued in May 2003 in exchange for financing expenses at $1.65 per
share                                                                                   -          -        2,591          3
Shares issued in May 2003 in exchange for services at $1.50 per share                   -          -       17,667         18
Shares issued in May 2003 for cash in connection with private placement at
$.90 per share                                                                          -          -       16,667         17
Shares issued in May 2003 in exchange for expenses paid by shareholders at
$.90 per share                                                                          -          -       22,167         22
Shares issued in July 2003 in exchange for services at $2.10 per share                  -          -       13,850         14
Shares issued in July 2003 in exchange for debts at $.70 per share                      -          -       14,334         14
Shares issued in July 2003 in exchange for financing expenses at $3.60 per
share                                                                                   -          -       37,487         38
Shares issued in August 2003 in exchange for services at $3.14 per share                -          -       37,667         38
Shares issued in August 2003 in exchange for debts at $.81 per share                    -          -       43,667         44
Shares issued in September 2003 in exchange for services at $1.80 per share             -          -      264,916        265
Fractional shares issued in September 2003 due to rounding resulted from
reverse stock split                                                                     -          -        1,210          1
Shares issued in October 2003 in exchange for financing expenses at $2.00
per share                                                                               -          -       50,000         50
Shares issued in October 2003 in exchange for services at $1.59 per share               -          -    2,405,000      2,405
Shares issued in November 2003 in exchange for services at $1.18 per share              -          -       43,000         43
Shares issued in November 2003 in exchange for interest expenses at $1.25
per share                                                                               -          -       10,000         10
Shares issued in November 2003 in exchange for financing expenses at $1.75
per share                                                                               -          -       14,000         14
Shares issued in December 2003 in exchange for services at $1.28 per share              -          -       29,500         29
Shares issued in connection with acquisition of Pacificap (Note B)                      -          -   18,000,000     18,000

Net loss                                                                                -          -            -          -
                                                                               ----------- ---------- ------------ ----------
Balance at December 31, 2003                                                            -  $       -   21,818,255  $  21,818
                                                                               =========== ========== ===========  ==========

           See accompanying notes to consolidated financial statements

                     PACIFICAP ENTERTAINMENT HOLDINGS, INC.
                   (FORMERLY CAVALCADE OF SPORTS MEDIA, INC.)
                          (A development stage company)
    CONSOLIDATED STATEMENTS OF DEFICIENCY IN STOCKHOLDERS' EQUITY (CONTINUED) FOR THE PERIOD JULY 29, 1997 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2003

                                                                                               Deficit
                                                                                              Accumulated
                                                                               Additional       during
                                                                                Paid in       Development   Treasury
                                                                                Capital          Stage        Stock        Total
                                                                             --------------- -------------- ----------- ------------
Balance forward                                                              $    6,276,690  $  (7,975,984) $        -  $(1,698,669)
Shares issued in January 2003 in exchange for services at approximately
$4.63 per share                                                                     260,434              -           -      260,490
Shares issued in February 2003 in exchange for services at $2.10 per share           77,000              -           -       77,037
Shares issued in February 2003 for cash in connection with private placement
at $1.20 per share                                                                    7,994              -           -        8,000
Shares issued in February 2003 in exchange for services at $1.50 per share            9,994              -           -       10,000
Shares issued in April, 2003 in exchange for services at $.90 per share              12,586              -           -       12,600
Shares issued in April 2003 in exchange for expenses paid by shareholders at
$.90 per share                                                                       19,978              -           -       20,000
Shares issued in April 2003 in exchange for financing expenses at $.90 per
share                                                                                20,641              -           -       20,664
Shares issued in April 2003 for cash in connection with private placement at
$1.20 per share                                                                       4,996              -           -        5,000
Shares issued in May 2003 in exchange for financing expenses at $1.65 per
share                                                                                 4,272              -           -        4,275
Shares issued in May 2003 in exchange for services at $1.50 per share                25,882              -           -       25,900
Shares issued in May 2003 for cash in connection with private placement at
$.90 per share                                                                       14,983              -           -       15,000
Shares issued in May 2003 in exchange for expenses paid by shareholders at
$.90 per share                                                                       19,978              -           -       20,000
Shares issued in July 2003 in exchange for services at $2.10 per share               29,006              -           -       29,020
Shares issued in July 2003 in exchange for debts at $.70 per share                    9,986              -           -       10,000
Shares issued in July 2003 in exchange for financing expenses at $3.60 per
share                                                                               134,915              -           -      134,953
Shares issued in August 2003 in exchange for services at $3.14 per share            117,762              -           -      117,800
Shares issued in August 2003 in exchange for debts at $.81 per share                 35,456              -           -       35,500
Shares issued in September 2003 in exchange for services at $1.80 per share         280,085              -           -      280,350
Fractional shares issued in September 2003 due to rounding resulted from
reverse stock split                                                                      (1)             -           -            -
Shares issued in October 2003 in exchange for financing expenses at $2.00
per share                                                                            99,950              -           -      100,000
Shares issued in October 2003 in exchange for services at $1.59 per share         3,826,895              -           -    3,829,300
Shares issued in November 2003 in exchange for services at $1.18 per share           50,707              -           -       50,750
Shares issued in November 2003 in exchange for interest expenses at $1.25
per share                                                                            12,490              -           -       12,500
Shares issued in November 2003 in exchange for financing expenses at $1.75
per share                                                                            24,486              -           -       24,500
Shares issued in December 2003 in exchange for services at $1.28 per share           37,871              -           -       37,900
Shares issued in connection with acquisition of Pacificap (Note B)               29,142,000              -           -   29,160,000

Net loss                                                                                  -    (35,405,841)          -  (35,405,841)
                                                                             --------------- -------------- ----------- ------------
Balance at December 31, 2003                                                 $   40,557,036  $( 43,381,825) $        -  $(2,802,971)

See accompanying notes to consolidated financial statements

                     PACIFICAP ENTERTAINMENT HOLDINGS, INC.
                   (FORMERLY CAVALCADE OF SPORTS MEDIA, INC.)
                          (A development stage company)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                                  For the Period
                                                                                                                July 29, 1997(Date
                                                                       For The Year Ended December 31,           of Inception) to
                                                                           2003                  2002            December 31, 2003
                                                                   ------------------     ------------------     ------------------
Cash flows from operating activities:
Net loss for the period from continuing operations                 $     (35,405,841)     $      (5,210,614)     $     (43,107,894)
Loss from discontinued operations                                                  -                      -               (352,905)
Disposal of business segment, net                                                  -                      -                 78,974
Adjustments to reconcile net losses  to net cash (used in)
operating activities:
Cumulative effect of accounting change                                             -                294,282                294,282
Depreciation                                                                     340                    340                197,205
Organization and acquisition costs expensed                                        -                      -                 11,553
Common stock issued in exchange for services (Note G)                      4,731,144              1,385,814              7,087,796
Common stock issued in exchange for previously incurred debt
(Note G)                                                                           -                      -                233,498
Common stock issued in exchange for interest (Note G)                         12,500                 14,070                 26,570
Common stock issued in exchange for expenses paid by shareholders
(Note G and I)                                                                40,000                      -                 65,000
Common stock issued in connections with acquisition of Pacificap
(Note B and G)                                                            29,160,000                      -             29,160,000
Common stock issued in exchange for financing expenses (Note F
and G)                                                                       284,392                      -                284,392
Common stock issued in connection with acquisition of Cineports
(Note B and G)                                                                     -              1,197,396              1,197,396
Warrants issued in connection with acquisition of Cineports (Note
B and H)                                                                           -              1,051,065              1,051,065
Stock options issued in exchange for services rendered (Note H)                    -                661,365                661,365
Preferred stock issued in exchange for services (Note G)                           -                      -                    855
Conversion of preferred stock (Note G)                                             -                      -                   (855)
Write off of  acquired asset                                                       -                      -                  5,000
Write off of  un-collectable other receivable (Note I)                             -                 30,000                 30,000
Debt forgiveness from creditors (Note E)                                           -               (139,992)              (139,992)
Write off of capitalized production costs (Note D)                                 -                150,273                150,273
Write off of other investment previously paid with common stock
(Note G)                                                                           -                 62,500                 62,500
Expenses paid by principal shareholders (Note I)                              90,090                      -                117,015
Impairment of film library (Note D)                                          372,304                      -                372,304
(Increase) decrease in:
Other receivable (Note I)                                                          -                      -                (30,000)
Increase (decrease)  in:
Accounts payable and accrued expenses, net                                   495,980                304,731                889,550
                                                                   ------------------     ------------------     ------------------
Net cash (used in) operating activities                            $        (219,091)     $        (198,770)     $      (1,655,053)

See accompanying notes to consolidated financial statements

                     PACIFICAP ENTERTAINMENT HOLDINGS, INC.
                   (FORMERLY CAVALCADE OF SPORTS MEDIA, INC.)
                          (A development stage company)
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

                                                                                                               For the Period
                                                                                                             July 29, 1997(Date
                                                                       For The Year Ended December 31,        of Inception) to
                                                                             2003                2002         December 31, 2003
                                                                      ------------------  ------------------  ------------------
Cash flows from investing activities:
Acquisition of film library and footage production costs              $               -                   -   $        (183,080)
Acquisition of office furniture                                                       -                   -              (1,690)
Cash acquired in connection with acquisition                                          -                   -              35,207
Net cash (used in) investing activities                                               -                   -            (149,563)
Cash flows from financing activities:
Advances from related parties, net of repayments                                 34,858              (8,844)            219,813
Other advances, net                                                                   -                   -              45,000
Proceeds from issuance of notes payable                                         153,000              31,250           1,268,665
Proceeds from issuance of common stock (Note G)                                  28,000             165,200             272,200
                                                                      ------------------  ------------------  ------------------
Net cash provided by financing activities                                       215,858             187,606           1,805,678

Net decrease in cash and equivalents                                             (3,233)            (11,164)              1,062
Cash and cash equivalents at the beginning of the period                          4,295              15,459                   -
                                                                      ------------------  ------------------  ------------------
Cash and cash equivalents at the end of the period                    $           1,062   $           4,295   $           1,062
                                                                      ==================  ==================  ==================

See accompanying notes to consolidated financial statements

                     PACIFICAP ENTERTAINMENT HOLDINGS, INC.
                   (FORMERLY CAVALCADE OF SPORTS MEDIA, INC.)
                          (A development stage company)
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

                                                                                                              For the Period July
                                                                                                                29, 1997(Date of
                                                                        For The Year Ended December 31,          Inception) to
                                                                             2003               2002           December 31, 2003
                                                                      ------------------  ------------------  ------------------
Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for interest                              $               -   $               -   $               -
Cash paid during the period for taxes                                                 -                   -                   -
Common stock issued in exchange for services (Note G)                         4,731,144           1,385,814           7,087,796
Common stock issued in exchange for previously incurred
debt (Note G)                                                                         -                   -             233,498
Common stock issued in exchange for interest (Note G)                            12,500              14,070              26,570
Common stock issued in exchange for expenses paid by
shareholders (Note G and I)                                                      40,000                   -              65,000
Common stock issued in connections with acquisition of
Pacificap (Note B and G)                                                     29,160,000                   -          29,160,000
Common stock issued in exchange for financing expenses
(Note F and G)                                                                  284,392                   -             284,392
Common stock issued in connection with acquisition of
Cineports (Note B and G)                                                              -           1,197,396           1,197,396
Warrants issued in connection with acquisition of Cineports
(Note B and H)                                                                        -           1,051,065           1,051,065
Stock options issued in exchange for services rendered
(Note H)                                                                              -             661,365             661,365
Preferred stock issued in exchange for services (Note G)                              -                   -                 855
Conversion of preferred stock (Note G)                                                -                   -                (855)
Write off of  acquired asset                                                          -                   -               5,000
Write off of  un-collectable other receivable (Note I)                                -              30,000              30,000
Debt forgiveness from creditors (Note E)                                              -            (139,992)           (139,992)
Write off of capitalized production costs (Note D)                                    -             150,273             150,273
Write off of other investment previously paid with common
stock (Note G)                                                                        -              62,500              62,500
Impairment of film library (Note D)                                             372,304                   -             372,304
Expenses paid by principal shareholders (Note I)                                 90,090                   -             117,015
Common stock issued in exchange for other advances                               45,500                   -              45,500
Accrued interest paid by principal shareholder                                        -                                       -
Acquisition:
Assets acquired                                                                       -                   -             379,704
Goodwill                                                                              -                   -             490,467
Accumulated deficit                                                                   -                   -                   -
Liabilities assumed                                                                   -                   -            (588,027)
Common stock Issued                                                                   -                   -            (282,144)
                                                                      ------------------  ------------------  ------------------
Net cash paid for acquisition                                         $               -   $               -   $               -
                                                                      ==================  ==================  ==================
Liabilities disposed of in disposition of business, net               $               -   $               -   $          79,374
                                                                      ==================  ==================  ==================
Net cash received in disposition of business                          $               -   $               -   $               -
                                                                      ==================  ==================  ==================

See accompanying notes to consolidated financial statements

                     PACIFICAP ENTERTAINMENT HOLDINGS, INC.
                   (FORMERLY CAVALCADE OF SPORTS MEDIA, INC.)
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

NOTE A-SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

BUSINESS AND BASIS OF PRESENTATION

Pacificap Entertainment Holdings, Inc. (the "Company"), formerly Cavalcade of Sports Media, Inc., is in the development stage and its efforts in the past have been principally devoted to developing a sports entertainment business, which will provide 24 hours per day broadcasting from a library of nostalgic sports films and footage to paid subscribers. To date the Company has generated no revenues, has incurred expenses, and has sustained losses. Consequently, its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception through December 31, 2003, the Company has accumulated losses of $43,381,825.

CHANGE OF CONTROL

On September 19, 2003, the Company completed a Plan and Agreement of Reorganization ("Plan") with Pacificap Entertainment Holdings, Inc., a private-held company organized under the laws of the State of California with no significant assets or operations. Pursuant to the Plan, all previously outstanding common stock owned by Pacificap stockholders was exchanged for an aggregate of 18,000,000 shares of the Company's common stock.

As a result of the transaction, the Company's control changed and the Company's new management took the following steps to restructure the Company:

o Changed the Company's name to Pacificap Entertainment Holdings, Inc. from Cavalcade of Sports Media, Inc.

o Focused the Company's efforts on developing a film financing and marketing company modeled to restructure the risk profile of film production, while maximizing the ancillary profits from marketing, merchandising and licensing (see Note B).

o The Company's Board of Directors effected a one for thirty reverse stock split (see Note G). All references in the consolidated financial statements and notes to financial statements, numbers of shares and share amounts have been restated to reflect the reverse split.

The consolidated financial statements include the accounts of Pacificap Entertainment Holdings, Inc. and its wholly-owned subsidiaries, Cavalcade of Sports Network, Inc, Cineports.com, Inc., Sports Broadcasting Network, Inc. and Ethnic Broadcasting Company, Inc. Significant intercompany transactions and accounts have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

                     PACIFICAP ENTERTAINMENT HOLDINGS, INC.
                   (FORMERLY CAVALCADE OF SPORTS MEDIA, INC.)
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

NOTE A-SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets.

LONG-LIVED ASSETS

The Company has adopted Statement of Financial Accounting Standards No. 144 ("SFAS 144"). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undercounted cash flows. Should an impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

INCOME TAXES

The Company has implemented the provisions on Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires that income tax accounts be computed using the liability method. Deferred taxes are determined based upon the estimated future tax effects of differences between the financial reporting and tax reporting bases of assets and liabilities given the provisions of currently enacted tax laws.

NET LOSS PER COMMON SHARE

The Company computes earnings per share under Financial Accounting Standard No. 128, "Earnings Per Share" ("SFAS 128"). Net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock and dilutive common stock equivalents outstanding during the year. Dilutive common stock equivalents consist of shares issuable upon conversion of convertible preferred shares and the exercise of the Company's stock options and warrants (calculated using the treasury stock method). During the year ended December 31, 2003 and 2002, and for the period from July 29, 1997 (date of inception) to December 31, 2003, common stock equivalents are not considered in the calculation of the weighted average number of common shares outstanding because they would be anti-dilutive, thereby decreasing the net loss per common share.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

                     PACIFICAP ENTERTAINMENT HOLDINGS, INC.
                   (FORMERLY CAVALCADE OF SPORTS MEDIA, INC.)
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

NOTE A-SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION

For revenue from product sales, the Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

ADVERTISING

The Company follows the policy of charging the costs of advertising to expenses as incurred. The Company incurred no advertising costs during the years ended December 31, 2003 and 2002, and for the period from July 29, 1997 (date of inception) to December 31, 2003.

RESEARCH AND DEVELOPMENT

The Company accounts for research and development costs in accordance with the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 2 ("SFAS 2"), "Accounting for Research and Development Costs". Under SFAS 2, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred no expenditures on research and product development for the year ended December 31, 2003, 2002, and the period from July 29, 1997 (date of inception) to December 31, 2003.

LIQUIDITY

To date the Company has generated no sales revenues, has incurred expenses, and has sustained losses. As shown in the accompanying consolidated financial statements, the Company incurred a net loss of $35,405,841 during the year ended December 31, 2003 and $5,210,614 during the year ended December 31, 2002. The Company's current liabilities exceeded its current assets by $2,803,641 as of December 31, 2003. For the period from inception through December 31, 2003, the Company has accumulated losses of $43,381,825. Consequently, its operations are subject to all risks inherent in the establishment of a new business enterprise.

                     PACIFICAP ENTERTAINMENT HOLDINGS, INC.
                   (FORMERLY CAVALCADE OF SPORTS MEDIA, INC.)
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

NOTE A-SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

CONCENTRATIONS OF CREDIT RISK

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and related party receivables. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company periodically reviews its trade receivables in determining its allowance for doubtful accounts. The Company does not have accounts receivable and allowance for doubtful accounts at December 31, 2003 and 2002.

COMPREHENSIVE INCOME

Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income," establishes standards for reporting and displaying of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company does not have any items of comprehensive income in any of the periods presented.

STOCK BASED COMPENSATION

In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148 ("SFAS 148"), "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No. 148 in its financial reports for the year ended December 31, 2003 and 2002 and will adopt the interim disclosure provisions for its financial reports for subsequent period. The Company has no awards of stock-based employee compensation outstanding at December 31, 2003.

                     PACIFICAP ENTERTAINMENT HOLDINGS, INC.
                   (FORMERLY CAVALCADE OF SPORTS MEDIA, INC.)
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

NOTE A-SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

SEGMENT INFORMATION

Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131") establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The information disclosed herein materially represents all of the financial information related to the Company's principal operating segment.

NEW ACCOUNTING PRONOUNCEMENTS

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria were based on control through voting interest. Interpretation 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

In April 2003,  the FASB issued  Statement  of  Financial  Accounting  Standards
(SFAS) No. 149, AMENDMENT OF STATEMENT 133 ON DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. SFAS 149 amends SFAS No. 133 to provide clarification on the financial accounting and reporting of derivative instruments and hedging activities and requires that contracts with similar characteristics be accounted for on a comparable basis. The provisions of SFAS 149 are effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of SFAS 149 did not have a material impact on the Company's results of operations or financial position.

In May 2003, the FASB issued SFAS No. 150, ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY. SFAS 150 establishes standards on the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. The provisions of SFAS 150 are effective for financial instruments entered into or modified after May 31, 2003 and to all other instruments that exist as of the beginning of the first interim financial reporting period beginning after June 15, 2003. The adoption of SFAS 150 did not have a material impact on the Company's results of operations or financial position.

                     PACIFICAP ENTERTAINMENT HOLDINGS, INC.
                   (FORMERLY CAVALCADE OF SPORTS MEDIA, INC.)
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

NOTE A-SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

NEW ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In December 2003, the FASB issued SFAS No. 132 (revised), EMPLOYERS' DISCLOSURES ABOUT PENSIONS AND OTHER POSTRETIREMENT BENEFITS - AN AMENDMENT OF FASB
STATEMENTS NO. 87, 88, AND 106. This statement retains the disclosure requirements contained in FASB statement no. 132, Employers' Disclosures about Pensions and Other Postretirement Benefits, which it replaces. It requires additional disclosures to those in the original statement 132 about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other defined benefit postretirement plans. The required information should be provided separately for pension plans and for other postretirement benefit plans. The revision applies for the first fiscal or annual interim period ending after December 15, 2003 for domestic pension plans and June 15, 2004 for foreign pension plans and requires certain new disclosures related to such plans. The adoption of this statement did not have a material impact on the Company's results of operations or financial positions.

RECLASSIFICATIONS

Certain reclassifications have been made in prior year's financial statements to conform to classifications used in the current year.

NOTE B - BUSINESS COMBINATIONS

CINEPORTS.COM, INC.

In July 2002, the Company acquired Cineports.com, Inc. ("Cineports") through an Agreement and Plan of Merger ("Agreement"). Pursuant to the Agreement, Cineports became a wholly-owned subsidiary of the Company.

In connection with the acquisition of Cineports, the Company issued to Cineports' shareholders a total of 159,653 shares (4,789,582 pre-split shares), or $1,197,396 (see Note G), of the Company's restricted common stock. The Company also agreed to issue to Cineports' shareholders 206,091 warrants (6,182,733 pre-split warrants), or $1,051,065 (see Note H), each giving the holder the right to purchase a share of the Company's common stock, within a two-year period after issuance, at an exercise price of $1.20 per share.

Cineports has no assets and liabilities and has no business activities as of December 31, 2003. The excess of the aggregate purchase price over the fair market value of net assets acquired was recorded as acquisition costs and expensed in the period incurred. The acquisition is being accounted for as a purchase, and accordingly, the operating results of the acquired company have been included in the Company's financial statements since the date of acquisition.

                     PACIFICAP ENTERTAINMENT HOLDINGS, INC.
                   (FORMERLY CAVALCADE OF SPORTS MEDIA, INC.)
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

NOTE B - BUSINESS COMBINATIONS (CONTINUED)

The following summarizes the acquisition of Cineports:

Issuance of 159,653 shares of common stock                     $ (1,197,396)
Issuance of 206,091 warrants                                     (1,051,065)
Assets acquired                                                            -
Liabilities assumed                                                        -
Acquisition costs                                                  2,248,461
                                                            ----------------
                                                                    $      -
                                                            ================

PACIFICAP ENTERTAINMENT HOLDINGS, INC.

On September 19, 2003, the Company completed a Plan and Agreement of Reorganization ("Plan") with Pacificap Entertainment Holdings, Inc. ("Pacificap"), a private-held company organized under the laws of the State of California with no significant assets or operations. Pacificap is a film financing and marketing company and is uniquely modeled to restructure the risk profile of film production, while maximizing the ancillary profits from marketing, merchandising and licensing.

Pursuant to the Plan, all previously outstanding common stock owned by Pacificap stockholders was exchanged for an aggregate of 18,000,000 shares of the Company's common stock. The Company accounted the shares issued in November 2003 at the fair market value at the date of acquisition. Subsequent to the acquisition, the Company changed its name to Pacificap Entertainment Holdings, Inc.

The following summarizes the acquisition of Pacificap:

       Issuance of 18,000,000 shares of common stock             $ 29,160,000
       Assets acquired                                                      -
       Liabilities assumed                                                  -
                                                                 ------------
       Acquisition costs                                         $ 29,160,000
                                                                 ============

NOTE C - GOODWILL AND OTHER INTANGIBLE ASSETS - ADOPTION OF SFAS 142

In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141 "Business Combinations" ("SFAS 141") and Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 141 addresses financial accounting and reporting for business combinations. This statement requires the purchase method of accounting to be used for all business combinations, and prohibits the pooling-of-interests method of accounting. This statement is effective for all business combinations initiated after June 30, 2001 and supercedes APB Opinion No. 16, "Business Combinations" as well as Financial Accounting Standards Board Statement of Financial Accounting Standards No. 38, "Accounting for Preacquisition Contingencies of Purchased Enterprises."

                     PACIFICAP ENTERTAINMENT HOLDINGS, INC.
                   (FORMERLY CAVALCADE OF SPORTS MEDIA, INC.)
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

NOTE C - GOODWILL AND OTHER INTANGIBLE ASSETS - ADOPTION OF SFAS 142 (CONTINUED)

SFAS 142 addresses how intangible assets that are acquired individually or with a group of other assets should be accounted for in financial statements upon their acquisition. This statement requires goodwill amortization to cease and for goodwill to be periodically reviewed for impairment for fiscal years beginning after December 31, 2001. SFAS No. 142 supercedes APB Opinion No. 17, "Intangible Assets." The Company adopted the provisions of this standard for its second quarter of fiscal 2002.

Upon adoption of SFAS 142 in the second quarter of 2002, the Company recorded a one-time, non-cash charge of $294,282 to reduce the carrying value of its goodwill. Such charge is non-operational in nature and is reflected as a cumulative effect of an accounting change in the accompanying consolidated statement of losses. In calculating the impairment charge, the fair value of the impaired reporting unit was estimated at the fair value of assets underlying the business, thereby eliminating the goodwill element entirely.

The following table presents the impact of SFAS 142 on net income (loss) and net income (loss) per share had SFAS 142 been in effect for the year ended December 31, 2003 and 2002, and for the period from July 29, 1997 (date of inception) to December 31, 2003:

                                                                                                 For the period from
                                                                                                 July 29, 1997 (date
                                                                                                   of inception) to
                                                                  2003             2002            December 31, 2003
                                                                  ----             ----            ------------------
Net Loss                                                      $ (35,405,841)     $ (5,210,614)         $ (43,381,825)
Adjustments:
Amortization of goodwill
Impairment of goodwill
                                                                          -                 -                196,185
                                                                          -           294,282                294,282
                                                            ----------------    ----------------    -----------------
Adjusted net (loss)                                           $ (35,405,841)     $ (4,916,332)         $ (42,891,358)
Shares used to compute basic and diluted net loss per
common share                                                      3,081,611           483,036                778,534
Adjusted basic and diluted net loss per common share             $   (11.49)       $   (10.18)           $    (55.09)
                                                            ================    ================    =================
Reported basic and diluted net loss per common share             $   (11.49)       $   (10.79)           $    (55.72)
                                                            ================    ================    =================

                     PACIFICAP ENTERTAINMENT HOLDINGS, INC.
                   (FORMERLY CAVALCADE OF SPORTS MEDIA, INC.)
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

NOTE D - FILM LIBRARY

The Company's film library is comprised of nostalgic sports film and footage. Cost principally consists of direct acquisition costs of the films and footage of previously televised programs and events, post-production costs, and production overhead. As of December 31, 2002, direct acquisition cost of the films was $372,304, and post production cost capitalized was $150,273. The company did not have any production activities for the year ended December 31, 2002, and does not anticipate to completing the production of the footages for distribution in the near future, due to lack of working capital. The Company therefore recognized a charge of $150,273 on the capitalized production costs to its operations for the year ended December 31, 2002 to reduce the carrying value of its film library.

During the year ended December 31, 2003, the Company management performed an evaluation of its intangible assets for purposes of determining the implied fair value of the assets at December 31, 2003. The test indicated that the recorded remaining book value of its film library exceeded its fair value, as determined by discounted cash flows. As a result, upon completion of the assessment, management recorded a non-cash impairment charge of $372,304, net of tax, or $0.12 per share during the year ended December 31, 2003 to reduce the carrying value of the film library to its estimated value of $ 0. Considerable management judgment is necessary to estimate fair value. Accordingly, actual results could vary significantly from managements' estimates.

NOTE E - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities at December 31, 2003 and 2002 are as follows:

                                      2003                    2002
                                      ----                    ----
Accounts payable                   $ 316,820               $  82,811
Accrued interest                     662,317                 400,347
                               --------------            ------------
Total                              $ 979,137               $ 483,158
                               ==============            ============


For the year ended December 31, 2002, one of the Company creditors agreed to reduce the balance due and legally released the Company from its obligation of $139,992. The Company recorded the amount as other income in connection with the extinguishment of the debt.

                     PACIFICAP ENTERTAINMENT HOLDINGS, INC.
                   (FORMERLY CAVALCADE OF SPORTS MEDIA, INC.)
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

NOTE F - NOTES PAYABLE

Notes payable at December 31, 2003 and 2002 are as follows:

                                                                                2003                   2002
                                                                                ----                   ----
12 %  convertible  subordinated  payable,  unsecured and due
December  31,  2000;  Noteholder  has the  option to convert unpaid  note  principal  together  with  accrued  and unpaid interest  to the  Company's  common  stock  thirty (30) days following  the  effectiveness  of  the  registration  of the
Company's common stock under the Securities Act of 1933 at a rate of $1.25 per share.  In the event the unpaid  principal amount of the notes,  together  with any  accrued and unpaid interest, are not converted, or paid in full by December 31,
2000,  then interest  accrues at 18% per annum until paid in full. The Company is in default under the terms of the Note
Agreements.                                                                  $ 457,000              $ 457,000

12 %  convertible  subordinated  payable,  unsecured and due
December  31,  2001;  Noteholder  has the  option to convert unpaid  note  principal  together  with  accrued  and unpaid interest  to the  Company's  common  stock  thirty (30) days following  the  effectiveness  of  the  registration  of the
Company's common stock under the Securities Act of 1933 at a rate of $1.25 per share.  In the event the unpaid  principal amount of the notes,  together  with any  accrued and unpaid interest, are not converted, or paid in full by December 31,
2001,  then interest  accrues at 18% per annum until paid in full. The Company is in default under the terms of the Note
Agreements.                                                                    342,500                342,500

12 %  convertible  subordinated  payable,  unsecured and due
December  31,  2002;  Noteholder  has the  option to convert unpaid  note  principal  together  with  accrued  and unpaid interest  to the  Company's  common  stock  thirty (30) days following  the  effectiveness  of  the  registration  of the
Company's common stock under the Securities Act of 1933 at a rate of $1.25 per share.  In the event the unpaid  principal amount of the notes,  together  with any  accrued and unpaid interest, are not converted, or paid in full by December 31,
2002,  then interest  accrues at 18% per annum until paid in full.  The Company is in default under the terms of the Note
Agreements.                                                                     31,250                 31,250

Note  payable  on demand to  accredited  investor;  interest payable monthly at 18% per annum;  unsecured;  guaranteed by
the Company's President                                                         52,415                 52,415

Note  payable  on demand to  accredited  investor;  interest payable monthly at 18% per annum;  unsecured;  guaranteed by
the Company's President                                                        100,000                100,000

Note payable on demand to accredited investor; interest payable monthly at 8% per annum; unsecured 153,000

                                                                       ---------------           -------------
                                                                                                           -
                                                                            1,136,165                983,165
Less: current portion                                                      (1,136,165)              (983,165)
                                                                       ---------------           -------------
                                                                         $          -             $        -
                                                                       ===============           =============

                     PACIFICAP ENTERTAINMENT HOLDINGS, INC.
                   (FORMERLY CAVALCADE OF SPORTS MEDIA, INC.)
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

NOTE F - NOTES PAYABLE (CONTINUED)

During the year ended December 31, 2003, the Company issued an aggregate of 127,038 shares of its common stock to note holders in exchange for notes payable and unpaid accrued interest. As of December 31, 2003, the conversion of debt to equity has not been completed and the additional numbers of shares to be issued are still to be determined. The Company accounted the 127,038 shares issued to notes holders as of December 31, 2003 as financing expenses at the fair market value of the time the shares were issued. Total financing expenses charged to operations during the year ended December 31, 2003 amounted $ 284,392 (see Note
G).

NOTE G - CAPITAL STOCK

The Company has authorized 50,000,000 shares of preferred stock, with a par value of $.001 per share. As of December 31, 2003 and 2002, the Company has no preferred stock issued and outstanding. The company has authorized 300,000,000 shares of common stock, with a par value of $.001 per share. On September 4, 2003, the Company effected a one one-for-thirty reverse stock split of its authorized and outstanding shares of common stock, $.001 par value. Total authorized shares and par value remain the unchanged. All references in the financial statements and notes to financial statements, numbers of shares and share amounts have been retroactively restated to reflect the reverse split. The Company has 21,818,255 and 624,700 shares of common stock issued and outstanding as of December 31, 2003 and 2002, respectively.

The Company's predecessor was Tren Property Corp., an inactive company with no significant operations incorporated under the laws of the State of Delaware in July 1997. The Company issued 422 shares of common stock to the initial shareholders in exchange for initial organization costs. The stock issued was valued at $11,553, which represents the fair value of the services received.

In April 1998, the shareholders of Tren Property Corp. exchanged all of their outstanding shares on a share for share basis for shares of the common stock of Gemma Global, Inc., an inactive company with no significant operations, organized under the laws of the State of Nevada ("Company"). Tren Property Corp. changed its name to Gemma Global, Inc.

In December 1998, the Company issued 37,083 shares of common stock to non-employees in exchange for legal and financial advisory services rendered to the Company. The stock issued was valued at approximately $2,002 per share, which represents the fair value of the services received, which did not differ materially from the value of the stock issued.

In December 1998, the Company issued 277,778 shares of common stock in exchange for a $15,000 loan payable to the Company's principal shareholder and Chief Executive Officer.

In March 1999, the Company was renamed Pioneer 2000, Inc. In December 1999 the Company was renamed Cavalcade of Sports Media, Inc.

In April 1999, the Company issued 133 shares of common stock in exchange for $4,000 in connection with a private placement memorandum.

In April 1999, the Company issued 6,000 shares of common stock to a non-employee in exchange for financial advisory services rendered to the Company. The stock issued was valued at $180,000, which represents the fair value of the stock issued, which did not differ materially from the value of the services received.

                     PACIFICAP ENTERTAINMENT HOLDINGS, INC.
                   (FORMERLY CAVALCADE OF SPORTS MEDIA, INC.)
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

NOTE G - CAPITAL STOCK (CONTINUED)

In May 1999, the Company authorized and issued a series of 855,000 shares of the Company's preferred stock as convertible preferred stock ("1999 Global Group Series") to the Company's management and advisors who had been unsuccessful in developing the Company's shoe apparel business segment in exchange for those individuals continuing to devote their services to developing the shoe business segment. The stock issued was valued at approximately $.001 per share, which represents the fair value of the stock issued, which did not differ materially from the value of the services rendered.

In December 1999, the Company issued 33,333 shares of common stock in exchange for $75,000 and payment of $ 25,000 of Company expenses, in connection with a private placement to accredited investors.

In connection with the acquisition of Cavalcade of Sports Network, Inc. in December 1999, the Company assumed $380,000 of liability representing advances by private investors to Cavalcade of Sports Network, Inc. Subject to the Company registering its common stock, the Company has agreed to offer shares of the Company's common stock to the investors in exchange for the advances based upon the price per share of the registration.

In September 2000, the holders of the Company's preferred stock elected to convert their shares to common stock of Global Group International, Inc. The Company cancelled all previously issued and outstanding 855,000 shares of the convertible preferred stock.

During the year ended December 31, 2000, the Company issued 2,226 shares of common stock in exchange for debts assumed by the Company in connection with its acquisition of Cavalcade of Sports Network, Inc. The Company valued the shares issued at $83,497, which approximated the fair value of the shares at the dates of issuance.

During the year ended December 31, 2000, the Company issued 5,128 shares of the Company's common stock to consultants in exchange for services provided to the Company. The Company valued the shares issued at $192,283, which approximated the fair value of the shares issued during the periods the services were rendered. The compensation cost of $192,283 was charged to income during the year ended December 31, 2000.

During the year ended December 31, 2001, the Company issued 15,600 shares of the Company's common stock to consultants in exchange for services provided to the Company. The Company valued the shares issued at $585,000, which approximated the fair value of the shares issued during the periods the services were rendered. The compensation cost of $585,000 was charged to income during the year ended December 31, 2001.

During the year ended December 31, 2001, the Company issued 3,333 shares of the Company's common stock to the President of the Company in exchange for monies advanced to the Company. The Company valued the shares issued at $125,000, which approximated the fair value of the shares at the date of issuance.

In connection with the acquisition of Cineports (see Note B), the Company issued an aggregate of 159,653 shares of the Company's restricted common stock to Cineports' shareholders in July 2002. The shares were valued at $1,197,396, which did not differ materially from the fair value of the shares issued during the period the acquisition occurred.

                     PACIFICAP ENTERTAINMENT HOLDINGS, INC.
                   (FORMERLY CAVALCADE OF SPORTS MEDIA, INC.)
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

NOTE G - CAPITAL STOCK (CONTINUED)

During the year ended December 31, 2002, the Company issued an aggregate of 55,073 shares of common stock to consultants for services in the amount of $1,385,814. All valuations of common stock issued for services were based upon the value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered. In addition, the Company issued 3,533 shares of common stock in exchange for $132,500 of previously incurred debt and 724 shares for $14,070 of previously accrued interest. The Company also issued an aggregate of 23,018 shares of common stock in exchange for $165,200 net of costs and fees and 1,667 shares for $62,500 of investment. The Company determined the value of the investment was impaired and recorded an impairment loss of $62,500 during the year ended December 31, 2002.

In January 2003, the Company issued an aggregate of 56,300 shares of common stock to consultants for services in the amount of $260,490. All valuations of common stock issued for services were based upon the value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered.

In February 2003, the Company issued an aggregate of 43,350 shares of common stock to consultants for services in the amount of $87,037. All valuations of common stock issued for services were based upon the value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered. In addition, the Company issued an aggregate of 6,667 shares of common stock in exchange for $8,000 net of costs and fees.

In April 2003, the Company issued an aggregate of 14,000 shares of common stock to consultants for services in the amount of $12,600. All valuations of common stock issued for services were based upon the value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered. In addition, the Company issued an aggregate of 4,333 shares of common stock in exchange for $5,000 net of costs and fees. The Company also issued an aggregate of 22,222 shares of common stock to shareholders in exchange for operating expenses of $20,000 previously paid by the shareholders.

In May 2003, the Company issued an aggregate of 17,667 shares of common stock to consultants for services in the amount of $25,900. All valuations of common stock issued for services were based upon the value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered. In addition, the Company issued an aggregate of 16,667 shares of common stock in exchange for $15,000 net of costs and fees. The Company also issued an aggregate of 22,167 shares of common stock to shareholders in exchange for operating expenses of $20,000 previously paid by the shareholders.

In July 2003, the Company issued an aggregate of 13,850 shares of common stock to consultants for services in the amount of $29,020. All valuations of common stock issued for services were based upon value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered. In addition, the Company issued an aggregate of 14,334 shares of common stock in exchange for $10,000 of previously incurred debt.

In August 2003, the Company issued an aggregate of 37,667 shares of common stock to consultants for services in the amount of $117,800. All valuations of common stock issued for services were based upon value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered. In addition, the Company issued an aggregate of 43,667 shares of common stock in exchange for $35,500 of previously incurred debt.

                     PACIFICAP ENTERTAINMENT HOLDINGS, INC.
                   (FORMERLY CAVALCADE OF SPORTS MEDIA, INC.)
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

NOTE G - CAPITAL STOCK (CONTINUED)

In September 2003, the Company issued an aggregate of 264,916 shares of common stock to consultants for services in the amount of $280,350. All valuations of common stock issued for services were based upon value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered.

In October 2003, the Company issued an aggregate of 2,405,000 shares of common stock to consultants for services in the amount of $3,829,300. All valuations of common stock issued for services were based upon value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered.

In November 2003, the Company issued an aggregate of 43,000 shares of common stock to consultants for services in the amount of $50,750. All valuations of common stock issued for services were based upon value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered. In addition, the Company issued an aggregate of 10,000 shares of common stock in exchange for $12,500 of accrued interest.

In December 2003, the Company issued an aggregate of 29,500 shares of common stock to consultants for services in the amount of $37,900. All valuations of common stock issued for services were based upon value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered.

The Company also issued an aggregate of 18,000,000 shares of its common stock pursuant to a Plan and Agreement of Reorganization ("Plan") with Pacificap Entertainment Holdings, Inc. ("Pacificap"). The Company accounted the shares issued at the fair market value at the date of acquisition, which approximately $29,160,000. The Company charged the acquisition costs of $29,160,000 to operations for the year ended December 31, 2003 and the Company changed its name to Pacificap Entertainment Holdings, Inc. subsequent to the acquisition (see Note B).

During the year ended December 31, 2003, the Company issued an aggregate of 127,038 shares of common stock to its note holders in exchange for financing expenses of $284,392 (see Note F).

Share amounts presented in the consolidated balance sheets and consolidated statements of stockholders' equity reflect the actual share amounts outstanding for each period presented.

NOTE H - STOCK OPTIONS AND WARRANTS

STOCK OPTIONS

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company's common stock issued to the Company consultants, after giving effect to 1:30 reverse split in common stock in September 2003. These warrants were granted in lieu of cash compensation for services performed to a non-employee, each option giving the holder the right to purchase one share of the Company's common stock.

                     PACIFICAP ENTERTAINMENT HOLDINGS, INC.
                   (FORMERLY CAVALCADE OF SPORTS MEDIA, INC.)
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


NOTE H - STOCK OPTIONS AND WARRANTS (CONTINUED)

Stock Options (Continued)

                           Options Outstanding                                     Options Exercisable
                           -------------------                                     -------------------
                           Weighted Average
                             Remaining                 Weighed                           Weighted
Exercise    Number        Contractual Life             Average          Number            Average
Prices   Outstanding          (Years)               Exercise Price   Exercisable      Exercise Price
------   -----------     --------------------     -----------------   -----------     ---------------
 30.00      3,333              0.33                     $ 30.00          3,333         $ 30.00
 60.00      6,667              0.42                       60.00          6,667           60.00
105.00      3,333              0.33                      105.00          3,333          105.00
150.00      3,333              0.33                      150.00          3,333          150.00
           --------           -----                   ----------      ---------      ----------
           16,666              0.37                   $   81.00         16,666        $  81.00
          =========          =======                  ==========      =========      ==========

Transactions involving options issued to consultants are summarized as follows:

                                                                               Weighted Average
                                                         Number of Shares      Price Per Share
                                                         ----------------      ---------------
Outstanding at January 1, 2002                                   -                  $    -
   Granted                                                 118,333                   35.70
   Exercised                                                     -                       -
   Canceled or expired                                           -                       -
                                                        -----------------       ---------------
Outstanding at December 31, 2002                           118,333                   35.70
   Granted                                                       -                       -
   Exercised                                                     -                       -
   Canceled or expired                                    (101,667)                  28.20
                                                       ------------------       ----------------

Outstanding at December 31, 2003                            16,666                $  81.00
                                                       ==================       ================


The Company did not grant any stock options during the year ended December 31, 2003. The estimated value of the options granted to consultants during the year ended December 31, 2002 was determined using the Black-Scholes pricing model and the following assumptions: contractual term of 2 years, a risk free interest rate of 1.67%, a dividend yield of 0% and volatility of 26%. The amount of the expense charged to operations in connection with granting the options was $661,365 for the year ended December 31, 2002.

WARRANTS

Pursuant to the Agreement and Plan of Merger ("Agreement") in July 2002 to acquire Cineports (see Note B), the Company issued to Cineports' shareholders 6,182,733 warrants, each giving the holder the right to purchase a share of the Company's common stock.

                     PACIFICAP ENTERTAINMENT HOLDINGS, INC.
                   (FORMERLY CAVALCADE OF SPORTS MEDIA, INC.)
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


NOTE H - STOCK OPTIONS AND WARRANTS (CONTINUED)

WARRANTS (CONTINUED)

The following table summarizes the changes in warrants outstanding and the related prices for the shares of the Company's common stock, after giving effect to 1:30 reverse split in common stock in September 2003. These warrants were granted in lieu of cash compensation for acquisition of Cineports.


                   Warrants Outstanding                                  Warrants Exercisable
                   --------------------                                  --------------------
                                        Weighted Average         Weighed                        Weighted
                      Number           Remaining Contractual      Average       Exercisable     Average
 Exercise Prices   Outstanding             Life (Years)        Exercise Price     Number      Exercise Price
----------------   -----------        ----------------------   ---------------  ------------  ---------------
    $36.00           206,091                  0.50                $ 36.00        206,091        $  36.00

Transactions involving warrants issued to non-employees are summarized as follows:

                                                                                  Weighted Average
                                                         Number of Shares         Price Per Share
                                                         ----------------         ----------------
Outstanding at January 1, 2002                                          -            $          -
   Granted                                                        206,091                   36.00
   Exercised                                                            -                       -
   Canceled or expired                                                  -                       -
                                                        -----------------         ----------------
Outstanding at December 31, 2002                                  206,091                   36.00
   Granted                                                              -                       -
   Exercised                                                            -                       -
   Canceled or expired                                                  -                       -
                                                        -----------------        ----------------
Outstanding at December 31, 2003                                  206,091           $       36.00
                                                        =================        ================


The Company did not grant any warrants during the year ended December 31, 2003. The estimated value of the warrants granted to Cineports shareholders during December 31, 2002 was determined using the Black-Scholes pricing model and the following assumptions: contractual term of 2 years, a risk free interest rate of 1.67%, a dividend yield of 0% and volatility of 26%. The Company charged $1,051,065 to operations as part of the acquisition costs of Cineports for the year ended December 31, 2002 (Note B).

NOTE I - RELATED PARTY TRANSACTIONS

The Company's President has advanced funds to the Company for working capital purposes since the Company's inception in July 1997. No formal repayment terms or arrangements exist. The amount of the advances due the Company's President at December 31, 2003 and 2002 were $209,311 and $184,955, respectively, net of cash repayments.

The Company's Chairman of the Board paid $90,090 of office expenses on behalf of the Company during the year ended December 31, 2003. No formal repayment terms or arrangements exist. The Company has repaid $35,000 to the Chairman of the Board and the net amount of the advances due at December 31, 2003 was $55,090.

                     PACIFICAP ENTERTAINMENT HOLDINGS, INC.
                   (FORMERLY CAVALCADE OF SPORTS MEDIA, INC.)
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


NOTE I - RELATED PARTY TRANSACTIONS (CONTINUED)

The Company's principal shareholders paid $40,000 of office expenses on behalf of the Company during the year ended December 31, 2003. No formal repayment terms or arrangements exist. The Company issued an aggregate of 44,390 shares of its common stock to the shareholders during the year ended December 31, 2003 in exchange for the $40,000 previously incurred debt (Note G).

Included in other receivable at December 31, 2001 is $30,000 for advances to the Company's principal shareholder. For the year ended December 31, 2002, it was determined that the advances are not collectable and the full amount was charged to operations under other expenses.

NOTE J - LOSSES PER SHARE

The following table presents the computation of basic and diluted losses per share:

                                                                                                         For the period July
                                                                                                         29, 1997 (Date of
                                                                                                         Inception) through
                                                               2003                   2002               December 31, 2003
                                                               ----                   ----               -----------------
Net income loss available to Common stockholders           $(35,405,841)             $ (5,210,614)           $ (43,381,825)
                                                           -------------             -------------           --------------
Basic and diluted earning (loss) per share                   $   (11.49)               $   (10.79)             $    (55.72)
                                                           =============             =============           ==============
Continuing operations                                        $   (11.49)               $   (10.79)             $    (55.37)
Discontinued operations                                      $        -                         -              $     (0.35)
Weighted average common shares outstanding                    3,081,611                   483,036                  778,534

Net loss per share is based upon the weighted average of shares of common stock outstanding. In September 2003, a one (1) for thirty (30) reverse stock split of the Company's common stock was effected (See Note G). Accordingly, all historical weighted average share and per share amounts have been restated to reflect the reverse stock split.

NOTE K - INCOME TAXES

Financial Accounting Standard No. 109 requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

                     PACIFICAP ENTERTAINMENT HOLDINGS, INC.
                   (FORMERLY CAVALCADE OF SPORTS MEDIA, INC.)
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


NOTE K - INCOME TAXES (CONTINUED)

For income tax reporting purposes, the Company's aggregate unused net operating losses approximate $43,000,000 which expire through 2023, subject to limitations of Section 382 of the Internal Revenue Code, as amended. The deferred tax asset related to the carryforward is approximately $14,900,000. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, because in the opinion of management based upon the earning history of the Company, it is more likely than not that the benefits will not be realized. Due to significant changes in the Company's ownership, the Company's future use of its existing net operating losses may be limited.

Components of deferred tax assets as of December 31, 2003 are as follows:

Non current:
Net operating loss carryforward                    $14,900,000
Valuation allowance                                (14,900,000)
                                                  ------------
Net deferred tax asset                             $         -
                                                  ============


NOTE L - COMMITMENTS AND CONTINGENCIES

LEASE COMMITMENTS

The Company leases office space in the residence of the Company's President on a month-to-month basis in Del Mar, California at a rate of approximately $3,200 per month until August 2003. Starting September 2003, the Company shares office space with Outlook Films, Inc. on a month-to-month basis in Beverly Hills, California at a rate of approximately $2,200 per month. No formal lease agreements exist. Rental expenses charged to operations for the year ended December 31, 2003 and 2002 were $34,615 and $31,156, respectively.

CONSULTING AGREEMENTS

The Company has consulting agreements with outside contractors, certain of whom are also Company stockholders, directors and officers. The Agreements are generally for a term of one to two years from inception and renewable unless either the Company or Consultant terminates such agreement by written notice.

LITIGATION

As described in Note F, the Company is in default under the terms of its Capital Note Agreements. In December 2002, two of the Company's capital noteholders filed a complaint against the Company in the Supreme Court of the State of New York, Nassau County. In March 2003, the Court granted summary judgment in favor of each noteholder in the amount of $35,774 plus interest at 18% per annum from September 4, 2002. The Court also awarded summary judgment personally against the Company's President in the amount of $25,000. As of December 31, 2003, the Company has repaid one of the noteholders a total of $18,350 and has recorded all unpaid principal amount of the capital notes and unpaid accrued interest. Therefore, no additional liabilities to be recorded as a result of the judgment.

                     PACIFICAP ENTERTAINMENT HOLDINGS, INC.
                   (FORMERLY CAVALCADE OF SPORTS MEDIA, INC.)
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002


NOTE L - COMMITMENTS AND CONTINGENCIES (CONTINUED)

LITIGATION (CONTINUED)

In March 2003, one of the Company's capital noteholders filed a complaint against the Company in the Supreme Court of the State of New York, County of New York for a recovery on a Capital Note of $10,000 and unpaid interest. In June 2003, the Court granted summary judgment in favor of the noteholder in the amount of $15,694. As of December 31, 2003, the Company has recorded all unpaid principal amount of the capital notes and has accrued 18 % of interest on all principal amounts not paid in full by maturity dates. Therefore, no additional liabilities to be recorded as a result of the judgment.

Subsequent to the date of financial statements, the Company received a complaint from Banbino's Cafe requesting damages in the amount $1,350 for its receipt of an unsolicited fax transmission allegedly from the Company in violation of Federal Law, 47 USC 227. The Company has represented that it had no knowledge of any fax solicitation campaign and does not believe that the plaintiff will prevail if a complaint is filed.

The Company is subject to other legal proceedings and claims, which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity.

NOTE M - GOING CONCERN MATTERS

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements during the years ended December 31, 2003 and 2002, the Company incurred losses from operations of $35,405,841 and $5,210,614, respectively. In addition, the Company is currently in default under the terms of the Capital Notes and notes payable obligations (see Note F). These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company is actively pursuing additional equity financing through discussions with investment bankers and private investors. There can be no assurance the Company will be successful in its effort to secure additional equity financing.

If operations and cash flows continue to improve through these efforts, management believes that the Company can continue to operate. However, no assurance can be given that management's actions will result in profitable operations or the resolution of its liquidity problems.

The Company's existence is dependent upon management's ability to develop profitable operations and resolve its liquidity problems. Management anticipates the Company will attain profitable status and improve its liquidity through the continued developing, marketing and selling of its services and additional equity investment in the Company. The accompanying consolidated financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

                      PACIFICAP ENTERTAINMENT HOLDINGS, INC
                          (A DEVELOPMENT STAGE COMPANY)
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

                                                                 (Unaudited)                  (Audited)
                                                               March 31, 2004             December 31, 2003
                                                             -----------------            -----------------
ASSETS

Current assets:

Cash and cash equivalents                                     $             -               $        1,062
                                                             -----------------            -----------------
Property, plant and equipment:
Office furniture, net of accumulated depreciation
of $1,105 and $1,020 at March  31, 2004 and
December 31, 2003, respectively                                           585                          670
                                                             -----------------            -----------------

Total assets                                                  $           585               $        1,732
                                                             =================            =================
LIABILITIES AND DEFICIENCY IN STOCKHOLDERS' EQUITY
Current liabilities:

Cash disbursed in excess of available fund                    $        31,361               $            -
Accounts payable and accrued expenses                                 961,033                      979,137
Other accrued liabilities                                             380,000                      380,000
Notes payable (Note C)                                              1,220,365                    1,136,165
Advances from related parties                                         274,016                      264,401
Other advances                                                         45,000                       45,000
                                                             -----------------            -----------------
Total current liabilities                                           2,911,775                    2,804,703

Commitments and contingencies                                               -                            -

Deficiency in stockholders' equity: (Note D)
Preferred stock, par value, $0.001 per share;
50,000,000 shares authorized; none issued and
outstanding at March 31, 2004 and December 31, 2003                         -                            -
Common stock, par value, $0.001 per share;
300,000,000 shares authorized ; 23,069,557 and
21,818,255 shares issued at March 31, 2004 and
December 31, 2003, respectively                                        23,070                       21,818

Additional paid-in-capital                                         41,434,447                   40,557,036
Deficit accumulated during development stage                      (44,368,707)                 (43,381,825)
                                                             -----------------            -----------------
Total deficiency in stockholder's equity                           (2,911,190)                  (2,802,971)
                                                             -----------------            -----------------
Total liabilities and deficiency in stockholder's
equity                                                        $           585               $        1,732
                                                             =================            =================

                See accompanying notes to the unaudited condensed
                       consolidated financial information

                      PACIFICAP ENTERTAINMENT HOLDINGS, INC
                          (A DEVELOPMENT STAGE COMPANY)
                   CONDENSED CONSOLIDATED STATEMENTS OF LOSSES
                                   (UNAUDITED)

                                                                                           For the Period
                                                 For The Three months Ended March 31         July 29, 1997
                                                                                          (Date of Inception)
                                                    2004                     2003          to March 31, 2004
                                               --------------           --------------     -----------------
Costs and expenses:
Selling, general and administrative            $     899,868            $     366,063       $  11,012,842
Acquisition of Pacificap
Entertainment Holdings, Inc. (Note B)                      -                        -          29,160,000
Acquisition of Cineports.com, Inc.                         -                        -           2,248,461
Impairment loss of film library                            -                        -             372,304
Impairment loss of investment                              -                        -              62,500
Depreciation                                              85                       85             197,290
                                               --------------           --------------      --------------
Total operating expenses                             899,953                  366,148          43,053,397
                                               --------------           --------------      --------------

Loss from operations                                (899,953)                (366,148)        (43,053,397)
                                               --------------           --------------      --------------
Other income (expenses):

Other income (expenses)                                    -                        -             114,758
Interest income (expenses)                           (86,929)                 (52,748)           (861,855)
                                               --------------           --------------      --------------
Total other expenses                                 (86,929)                 (52,748)           (747,097)
Loss from continuing operations,
before income taxes and discontinued
operations                                          (986,882)                (418,896)        (43,800,494)
Income (taxes) benefit                                     -                        -                   -
                                               --------------           --------------      --------------
Loss from continuing operations,
before discontinued operations                      (986,882)                (418,896)        (43,800,494)
Loss from discontinued operations                          -                        -            (352,905)
Gain on disposal of discontinued
operations, net                                            -                        -              78,974
                                               --------------           --------------      --------------
Net loss                                       $    (986,882)           $    (418,896)      $ (44,074,425)
                                               ==============           ==============      ==============
Cumulative effect of accounting
change                                                     -                        -            (294,282)
Net loss applicable to common shares           $    (986,882)           $    (418,896)      $ (44,368,707)
                                               ==============           ==============      ==============
Loss per common share (basic and
assuming dilution)                             $       (0.04)           $       (0.60)
                                               ==============           ==============
Continuing operations                          $       (0.04)           $       (0.60)
Discontinued operations                        $           -            $           -

Weighted average shares outstanding               22,518,449                  692,619

                See accompanying notes to the unaudited condensed
                       consolidated financial information

                     PACIFICAP ENTERTAINMENT HOLDINGS, INC.
                          (A development stage company)
          CONSOLIDATED STATEMENTS OF DEFICIENCY IN STOCKHOLDERS' EQUITY
     FOR THE PERIOD JULY 29, 1997 (DATE OF INCEPTION) THROUGH MARCH 31, 2004

                                                                                                     Deficit
                                                                                                     Accumulated
                                                                             Common       Additional During
                                          Preferred Stock  Common   Stock    Stock        Paid in    Development Treasury
                                          Shares    Amount Shares   Amount   subscription Capital    Stage       Stock    Total
                                          --------- ------ -------- -------- ------------ ---------- ----------- -------- ----------
Shares  issued at date of inception
(July 29, 1997) to founders in exchange for
contribution of organization costs valued
at $27.38 per shares, as restated                -  $    -      422  $    1       $    -   $ 11,552  $       -   $     -  $  11,553

Net Loss                                         -       -        -       -            -          -          -         -          -
                                          --------- ------ -------- -------- ------------ ---------- ----------- -------- ----------
Balance at December 31, 1997                     -  $    -      422  $    1       $    -   $ 11,552  $       -   $     -  $  11,553
                                          ========= ====== ======== ======== ============ ========== =========== ======== ==========
Shares issued December 22, 1998 to
consultants in exchange for services
valued at $.054 per shares                       -       -   37,083      37            -      1,965          -         -      2,002
Shares issued December 22, 1998 to
President in exchange for debt valued at
$.054 per shares                                 -       -  277,778     278            -     14,722          -         -     15,000
Operating expenses incurred by principal
shareholder                                      -       -        -       -            -      8,925          -         -      8,925

Net loss                                         -       -        -       -            -          -   (212,773)        -   (212,773)
                                          --------- ------ -------- -------- ------------ ---------- ----------- -------- ----------
Balance at December 31, 1998                     -  $    -  315,283  $  316       $    -   $ 37,164  $(212,773)  $     -  $(175,293)
                                          ========= ====== ======== ======== ============ ========== =========== ======== ==========
Shares issued on April 13, 1999 for cash
in connection with private placement at
$30.08 per share                                 -       -      133       -            -      4,000          -         -      4,000

Shares issued on April 13, 1999 to
consultants in exchange for services
valued at $30.00per share                        -       -    6,000       6            -    179,994          -         -    180,000

Shares issued May 28, 1999 in exchange
for services valued at $.001 per share     855,000     855        -       -            -          -          -         -        855

Contribution of shares to treasury on
September 30, 1999 by principal
shareholder                                      -       -  (94,048)      -            -         94          -       (94)         -

Shares issued on November 12, 1999 for
cash in connection with private placement
at $3.00 per share                               -       -   33,333      33            -     99,967          -         -    100,000

Release of shares held in treasury and
acquisition of Cavalcade of Sports

Network, Inc on December 16, 1999                -       -   94,048       -            -    282,050          -        94    282,144

Operating expenses incurred by principal
shareholder                                      -       -        -       -            -      6,000          -         -      6,000

Net Loss                                         -       -        -       -            -          -   (438,045)        -   (438,045)
                                          --------- ------ -------- -------- ------------ ---------- ----------- -------- ----------
Balance at December 31, 1999               855,000  $  855  354,749   $ 355       $    -   $609,269  $(650,818)  $     -  $ (40,339)
                                          ========= ====== ======== ======== ============ ========== =========== ======== ==========

                See accompanying notes to the unaudited condensed
                       consolidated financial information

                     PACIFICAP ENTERTAINMENT HOLDINGS, INC.
                          (A development stage company)
    CONSOLIDATED STATEMENTS OF DEFICIENCY IN STOCKHOLDERS' EQUITY (CONTINUED)
     FOR THE PERIOD JULY 29, 1997 (DATE OF INCEPTION) THROUGH MARCH 31, 2004

                                                                                                               Deficit
                                                                                                               Accumulated
                                                                                                   Additional  During
                                        Preferred Stock   Common    Stock   Common Stock Paid in   Development Treasury
                                        Shares    Amount  Shares    Amount  Subscription Capital   Stage       Stock       Total
                                        --------- ------- --------- ------- ------------ --------- ------------ --------- ----------

Balance Forward                          855,000  $  855   354,749  $ 355    $    -      $609,269  $ (650,818)   $    -   $ (40,339)

Shares issued in March 2000 in exchange
for debt at $37.50 per share                   -       -     2,060      2         -        77,245           -         -      77,247
Shares issued March 28, 2000 in
exchange for services at $37.50 per
share                                          -       -        70      -         -         2,625           -         -       2,625
Shares issued April 27, 2000 in
exchange for services at $37.50 per
share                                          -       -       250      -         -         9,375           -         -       9,375
Shares issued May 8, 2000 in exchange
for services at $37.50 per share               -       -       417      1         -        15,624           -         -      15,625
Shares issued May 17, 2000 in exchange
for services at 37.50 per share                -       -       833      1         -        31,249           -         -      31,250
Shares issued June 2000 in exchange for
debt at $37.59 per share                       -       -       133      -         -         5,000           -         -       5,000
Shares issued June 2000 in exchange for
services at $37.46 per share                   -       -       589      1         -        22,082           -         -      22,083
Shares issued July 25, 2000 in exchange
for debt at $37.88 per share                   -       -        33      -         -         1,250           -         -       1,250
Shares issued August 2000, in exchange
for services at $37.50 per share               -       -     2,167      2         -        81,248           -         -      81,250
Conversion of preferred stock on
September 18, 2000                      (855,000)   (855)        -      -         -             -           -         -        (855)
Shares issued October 13, 2000, in
exchange for services at $37.86 per
share                                          -       -        35      -         -         1,325           -         -       1,325
Shares issued October 30, 2000 in
exchange for services at $37.48 per
share                                          -       -       667      1         -        24,999           -         -      25,000
Shares issued November 9, 2000 in
exchange for services at $37.65 per
share                                          -       -        83      -         -         3,125           -         -       3,125
Shares issued December 1, 2000 in
exchange for services at $36.76 per
share                                          -       -        17      -         -           625           -         -         625
Operating expenses incurred by
principal shareholder                          -       -         -      -         -         6,000           -         -       6,000

Net Loss                                       -       -         -      -         -             -    (856,968)        -    (856,968)
                                        --------- ------- --------- ------- ------------ --------- ------------ --------- ----------
Balance at December 31, 2000                   -  $    -   362,103  $ 363    $    -      $891,041  $(1,507,786)  $    -   $(616,382)
                                        ========= ======= ========= ======= ============ ========= ============ ========= ==========

                See accompanying notes to the unaudited condensed
                       consolidated financial information

                     PACIFICAP ENTERTAINMENT HOLDINGS, INC.
                          (A development stage company)
    CONSOLIDATED STATEMENTS OF DEFICIENCY IN STOCKHOLDERS' EQUITY (CONTINUED) FOR THE PERIOD JULY 29, 1997 (DATE OF INCEPTION) THROUGH MARCH 31, 2004

                                                                            Additional Accumulated
                         Preferred Stock                Stock  Common Stock Paid       During Development   Treasury
                         Shares    Amount Common Shares Amount Subscription in Capital Stage                Stock      Total
                         --------- ------ ------------- ------ ------------ ---------- -------------------- ---------  ------------
Balance Forward                  - $   -       362,103  $ 363  $     -      $  891,041     $    (1,507,786)  $     -     $ (616,382)

Shares issued in January
2001, in exchange for
services at $37.50 per
share                            -     -         6,667      7        -         249,993                   -         -        250,000
Shares issued in April
2001, in exchange for
services at $37.50 per
share                            -     -         4,000      4        -         149,996                   -         -        150,000
Shares issued in April
2001, in exchange for
advances from officers at
$37.50 per share                 -     -         3,333      3        -         124,997                                      125,000
Shares issued in  2001, in
exchange for services at
$37.50 per share                 -     -         2,500      3        -          93,747                   -         -         93,750
Shares issued in  2001, in
exchange for services at
$37.50 per share                 -     -         1,000      1        -          37,499                   -         -         37,500

Fractional shares                -     -            (5)     -        -               -                   -         -              -
Shares canceled  in
November 2001, for
services that were not
performed and shares were
previously issued in
October 2001                     -     -          (667)    (1)       -         (24,999)                  -         -        (25,000)
Shares issued in December
2001, to board of
directors members for
services at 37.50 per share      -     -         2,100      2        -          78,748                   -         -         78,750
Operating expenses
incurred by principal
shareholder                      -     -             -      -        -           6,000                   -         -          6,000

Net loss                         -     -             -      -        -               -          (1,257,584)        -     (1,257,584)
                         --------- ------ ------------- ------ ------------ ---------- -------------------- ---------  -------------
Balance at December 31,
2001                             -  $  -       381,031  $ 382  $     -      $1,607,022         $(2,765,370)  $     -    $(1,157,966)
                         ========= ====== ============= ====== ============ ========== ==================== =========  =============

                See accompanying notes to the unaudited condensed
                       consolidated financial information

                     PACIFICAP ENTERTAINMENT HOLDINGS, INC.
                          (A development stage company)
    CONSOLIDATED STATEMENTS OF DEFICIENCY IN STOCKHOLDERS' EQUITY (CONTINUED)
     FOR THE PERIOD JULY 29, 1997 (DATE OF INCEPTION) THROUGH MARCH 31, 2004

                                                                                          Deficit
                                                                                          Accumulated
                                                                              Additional  During
                                            Preferred  Stock   Common  Stock  Paid in     Development  Treasury
                                            Shares     Amount  Shares  Amount Capital     Stage        Stock      Total
                                            ---------  ------- ------- ------ ----------- ------------ ---------- -------------
Balance Forward                                   -    $    -  381,031  $ 382 $ 1,607,022 $(2,765,370)     $   -  $ (1,157,966)

Shares issued in January 2002,
in exchange for investment at
$37.50 per share                                  -         -    1,667      2      62,498           -          -        62,500
Shares issued in March 2002,
in exchange for services at
$37.50 per share                                  -         -    8,333      8     312,492           -          -       312,500
Shares issued in June 2002,
in exchange for services at
approximately $40.15 per share                    -         -   18,890     19     758,356           -          -       758,375
Shares issued in June 2002, in
exchange for debts at $37.50
per share                                         -         -    2,667      2      99,998           -          -       100,000
Shares issued in July 2002, in
exchange for services at
$10.84 per share                                  -         -      717      1       7,769           -          -         7,770
Shares issued in July 2002, in
connection with acquisition of
Cineports.com, Inc. at approximately
$7.50 per share (Note B)                          -         -  159,653    160   1,197,237           -          -     1,197,397
Shares issued in August 2002, in
exchange for services at
approximately $10.84 per share                    -         -    2,133      2      23,127           -          -        23,129
Shares issued in September 2002, in
exchange for services at
approximately $10.84 per share                    -         -   10,000     10     108,410           -          -       108,420
Shares issued in October 2002, in
exchange for services at
approximately $11.69 per share                    -         -    4,000      4      46,736           -          -        46,740
Shares issued in October 2002 for cash
in connection with
private placement at $6.94 per share              -         -   18,018     18     124,982           -          -       125,000
Shares issued in October 2002, in exchange
for interest at
approximately $11.68 per share                    -         -      507      -       5,920           -          -         5,920
Shares issued in November 2002, in exchange
for services at
approximately $8.70 per share                     -         -    1,667      2      14,498           -          -        14,500
Shares issued in November 2002 for cash in
connection with
private placement at $10.20 per share             -         -    1,000      1      10,199           -          -        10,200
Shares issued in November 2002 for cash in
connection with
private placement at $7.50 per share              -         -    4,000      4      29,996           -          -        30,000
Shares issued in November 2002, in exchange
for debts at
$37.49 per share                                  -         -      867      1      32,499           -          -        32,500
Shares issued in November 2002, in exchange
for interest at $37.56 per share                  -         -      217      -       8,150           -          -         8,150
Shares issued in December 2002, in exchange
for services at
approximately $12.26 per share                    -         -    9,333      9     114,371           -          -       114,380
Warrants issued in connection with
acquisition of Cineports (Note B)                 -         -        -      -   1,051,065           -          -     1,051,065
Options issued in exchange for services
rendered (Note H)                                 -         -        -      -     661,365           -          -       661,365

Net loss                                          -         -        -      -           -  (5,210,614)         -    (5,210,614)
                                            ---------  ------- ------- ------ ----------- ------------ ---------- -------------
Balance at December 31, 2002                      -       $ -  624,700  $ 625 $ 6,276,690 $(7,975,984)    $ -     $ (1,698,669)
                                            =========  ======= ======= ====== =========== ============ ========== =============

                See accompanying notes to the unaudited condensed
                       consolidated financial information

                     PACIFICAP ENTERTAINMENT HOLDINGS, INC.
                          (A development stage company)
    CONSOLIDATED STATEMENTS OF DEFICIENCY IN STOCKHOLDERS' EQUITY (CONTINUED)
     FOR THE PERIOD JULY 29, 1997 (DATE OF INCEPTION) THROUGH MARCH 31, 2004

                                                                                                Deficit
                                                                                                Accumulated
                                                                                  Additional    During
                                             Preferred Share   Common      Share   Paid in      Development   Treasury
                                             Shares    Amount  Shares      Amount  Capital      Stage         Stock      Total
                                             --------- ------- ----------- ------- ------------ ------------- --------- ------------
Balance forward                                    -    $   -     624,700  $  625  $6,276,690   $(7,975,984)  $  -      $(1,698,669)
Shares issued in January 2003 in exchange
for services at approximately
$4.63 per share                                    -        -      56,300      56     260,434             -      -          260,490
Shares issued in February 2003 in exchange
for services at $2.10 per share                    -        -      36,683      37      77,000             -      -           77,037
Shares issued in February 2003 for cash in
connection with private placement
at $1.20 per share                                 -        -       6,667       6       7,994             -      -            8,000
Shares issued in February 2003 in exchange
for services at $1.50 per share                    -        -       6,667       6       9,994             -      -           10,000
Shares issued in April, 2003 in exchange
for services at $.90 per share                     -        -      14,000      14      12,586             -      -           12,600
Shares issued in April 2003 in exchange
for expenses paid by shareholders at
$.90 per share                                     -        -      22,222      22      19,978             -      -           20,000
Shares issued in April 2003 in exchange
for financing expenses at $.90 per
share                                              -        -      22,960      23      20,641             -      -           20,664
Shares issued in April 2003 for cash in
connection with private placement at
$1.20 per share                                    -        -       4,333       4       4,996             -      -            5,000
Shares issued in May 2003 in exchange for
financing expenses at $1.65 per
share                                              -        -       2,591       3       4,272             -      -            4,275
Shares issued in May 2003 in exchange for
services at $1.50 per share                        -        -      17,667      18      25,882             -      -           25,900
Shares issued in May 2003 for cash in
connection with private placement at
$.90 per share                                     -        -      16,667      17      14,983             -      -           15,000
Shares issued in May 2003 in exchange for
expenses paid by shareholders at
$.90 per share                                     -        -      22,167      22      19,978             -      -           20,000
Shares issued in July 2003 in exchange for
services at $2.10 per share                        -        -      13,850      14      29,006             -      -           29,020
Shares issued in July 2003 in exchange for
debts at $.70 per share                            -        -      14,334      14       9,986             -      -           10,000
Shares issued in July 2003 in exchange for
financing expenses at $3.60 per
share                                              -        -      37,487      38     134,915             -      -          134,953
Shares issued in August 2003 in exchange
for services at $3.14 per share                    -        -      37,667      38     117,762             -      -          117,800
Shares issued in August 2003 in exchange
for debts at $.81 per share                        -        -      43,667      44      35,456             -      -           35,500
Shares issued in September 2003 in exchange
for services at $1.80 per share                    -        -     264,916     265     280,085             -      -          280,350
Fractional shares issued in September
2003 due to rounding resulted from
reverse stock split                                -        -       1,210       1          (1)            -      -                -
Shares issued in October 2003 in exchange
for financing expenses at $2.00
per share                                          -        -      50,000      50       99,950            -      -          100,000
Shares issued in October 2003 in exchange
for services at $1.59 per share                    -        -   2,405,000   2,405    3,826,895            -      -        3,829,300
Shares issued in November 2003 in exchange
for services at $1.18 per share                    -        -      43,000      43       50,707            -      -           50,750
Shares issued in November 2003 in exchange
for interest expenses at $1.25
per share                                          -        -      10,000      10       12,490            -      -           12,500
Shares issued in November 2003 in exchange
for financing expenses at $1.75
per share                                          -        -      14,000      14       24,486            -      -           24,500
Shares issued in December 2003 in exchange
for services at $1.28 per share                    -        -      29,500      29       37,871            -      -           37,900
Shares issued in connection with acquisition
of Pacificap                                       -        -  18,000,000  18,000   29,142,000            -      -       29,160,000

Net loss                                           -        -           -       -            -  (35,405,841)     -      (35,405,841)
                                             --------- ------- ---------- ------- ------------ ------------- ---------- ------------
Balance at December 31, 2003                       -      $ -  21,818,255 $21,818   40,557,036 $(43,381,825)  $  -      $(2,802,971)
                                             ========= ======= ========== ======= ============ ============= ========== ============

                See accompanying notes to the unaudited condensed
                       consolidated financial information

                     PACIFICAP ENTERTAINMENT HOLDINGS, INC.
                          (A development stage company)
    CONSOLIDATED STATEMENTS OF DEFICIENCY IN STOCKHOLDERS' EQUITY (CONTINUED)
     FOR THE PERIOD JULY 29, 1997 (DATE OF INCEPTION) THROUGH MARCH 31, 2004

                                                                                              Deficit
                                                                                              Accumulated
                                                                                   Additional During
                                      Preferred               Common     Share     Paid in    Development   Treasury
                                      Shares    Share Amount  Shares     Amount    Capital    Stage         Stock     Total
                                      --------- ------------  ---------- --------- ---------- ------------- --------- ------------
Balance forward                            -    $       -     21,818,255 $ 21,818  40,557,036 $(43,381,825)  $   -    $(2,802,971)
                                      ========= ============  ========== ========= ========== ============= ========= ============

Shares issued in January 2004 in
exchange for accrued interest at
approximately $1.01 per share              -            -        145,166      145     146,472            -       -        146,617

Shares issued in January 2004 in
exchange for services at
approximately $1.01 per share              -            -        125,000      125     126,125            -       -        126,250

Shares issued in February 2004
in exchange for services at
$0.66 per share                            -            -        537,886      538     325,827            -       -        326,366

Shares issued in February 2004
in exchange for expenses paid by
shareholders at $0.66 per share            -            -        150,000      150     127,350            -       -        127,500

Shares issued in March 2004 in
exchange for services at $0.52
per share                                  -            -        293,250      293     151,637            -       -        151,930

Net loss                                   -            -              -        -           -     (986,882)      -       (986,882)
                                      --------- ------------  ---------- --------- ---------- ------------- --------- ------------
Balance at March 31, 2004                  -       $    -     23,069,557 $ 23,069  41,434,447 $(44,368,707)  $   -    $(2,911,190)
                                      ========= ============  ========== ========= ========== ============= ========= ============

                See accompanying notes to the unaudited condensed
                       consolidated financial information

                      PACIFICAP ENTERTAINMENT HOLDINGS, INC
                          (A DEVELOPMENT STAGE COMPANY)
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                                           For the Period July
                                                                                                            29, 1997(Date of
                                                                  For The Three Months March 31,           Inception) to March
                                                                      2004                2003                  31, 2004
                                                                  --------------      -------------        --------------------
Cash flows from operating activities:

Net loss for the period from continuing operations                 $   (986,882)    $   (418,896)       $     (44,094,776)
Loss from discontinued operations                                             -                -                 (352,905)
Disposal of business segment, net                                             -                -                   78,974
Adjustments to reconcile net losses  to net cash (used in)
operating activities:
Cumulative effect of accounting change                                        -                -                  294,282
Depreciation                                                                 85               85                  197,290
Organization and acquisition costs expensed                                   -                -                   11,553
Common stock issued in exchange for services (Note D)                   604,546          347,526                7,692,342
Common stock issued in exchange for previously incurred debt                  -                -                  233,498
Common stock issued in exchange for interest                                  -                -                   26,570
Common stock issued in exchange for expenses paid by
shareholders (Note D)                                                   127,500                -                  192,500
Common stock issued in connections with acquisition of
Pacificap (Note B)                                                            -                -               29,160,000
Common stock issued in exchange for financing expenses                        -                -                  284,392
Common stock issued in connection with acquisition of
Cineports                                                                     -                -                1,197,396
Warrants issued in connection with acquisition of Cineports                   -                -                1,051,065
Stock options issued in exchange for services rendered                        -                -                  661,365
Preferred stock issued in exchange for services                               -                -                      855
Conversion of preferred stock                                                 -                -                     (855)
Impairment of film library                                                    -                -                  372,304
Write off of  acquired asset                                                  -                -                    5,000
Write off of  un-collectable other receivable                                 -                -                   30,000
Debt forgiveness from creditors                                               -                -                 (139,992)
Write off of capitalized production costs                                     -                -                  150,273
Write off of other investment previously paid with common
stock                                                                         -                -                   62,500
Expenses paid by principal shareholders                                       -                -                  117,015
Changes in assets and liabilities:
Other receivable                                                              -                -                  (30,000)
Cash disbursed in excess of available funds                              31,361                                    31,361
Accounts payable and accrued expenses, net                              128,514           57,210                1,018,064
                                                                  --------------      -------------        --------------------
Net cash (used in) operating activities                                 (94,876)         (14,075)              (1,749,929)
Cash flows from investing activities:
Acquisition of film library and footage production costs                      -                -                 (183,080)
Acquisition of office furniture                                               -                -                   (1,690)
Cash acquired in connection with acquisition                                  -                -                   35,207
                                                                  --------------      -------------        --------------------
Net cash (used in) investing activities                                       -                -                 (149,563)

                See accompanying notes to the unaudited condensed
                       consolidated financial information

                      PACIFICAP ENTERTAINMENT HOLDINGS, INC
                          (A DEVELOPMENT STAGE COMPANY)
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                                   (UNAUDITED)

                                                                                                           For the Period July
                                                                                                            29, 1997(Date of
                                                                  For The Three Months March 31,           Inception) to March
                                                                      2004                2003                  31, 2004
                                                                  --------------      -------------        ------------------
Cash flows from financing activities:

Advances from related parties, net of repayments                         9,614            1,881                  229,427
Other advances, net                                                          -                -                   45,000
Proceeds from issuance of notes payable                                 84,200                -                1,352,865
Proceeds from issuance of common stock                                       -            8,000                  272,200
                                                                  --------------      -------------        ------------------
Net cash provided by financing activities                               93,814            9,881                1,899,492

Net decrease in cash and equivalents                                    (1,062)          (4,194)                       -
Cash and cash equivalents at the beginning of the period                 1,062            4,295                        -
                                                                  --------------      -------------        ------------------
Cash and cash equivalents at the end of the period                  $        -        $     101             $          -
                                                                  ==============      =============        ==================

Supplemental Disclosures of Cash Flow Information:

Cash paid during the period for interest                            $        -         $      -             $          -
Cash paid during the period for taxes                                        -                -                        -
Common stock issued in exchange for services                           604,546          347,526                7,692,342
Common stock issued in exchange for previously incurred debt                 -                -                  233,498
Common stock issued in exchange for interest                                 -                -                   26,570
Common stock issued in exchange for accrued interest                   146,617                -                  146,617
Common stock issued in exchange for expenses paid by
shareholders                                                           127,500                -                  192,500
Common stock issued in connections with acquisition of
Pacificap                                                                    -                -               29,160,000
Common stock issued in exchange for financing expenses                       -                -                  284,392
Common stock issued in connection with acquisition of
Cineports                                                                    -                -                1,197,396
Warrants issued in connection with acquisition of Cineports                  -                -                1,051,065
Stock options issued in exchange for services rendered                       -                -                  661,365
Preferred stock issued in exchange for services                              -                -                      855
Conversion of preferred stock                                                -                -                     (855)
Write off of  acquired asset                                                 -                -                    5,000
Write off of  un-collectable other receivable                                -                -                   30,000
Debt forgiveness from creditors                                              -                -                 (139,992)
Write off of capitalized production costs                                    -                -                  150,273
Write off of other investment previously paid with common
stock                                                                        -                -                   62,500
Impairment of film library                                                                                       372,304
Expenses paid by principal shareholders                                      -                -                  117,015
Common stock issued in exchange for shareholder advances                     -                -                   45,500
Accrued interest paid by principal shareholder                               -                                         -
Acquisition:
Assets acquired                                                              -                -                  379,704
Goodwill                                                                     -                -                  490,467
Accumulated deficit                                                          -                -                        -
Liabilities assumed                                                          -                -                 (588,027)
Common stock Issued                                                          -                -                 (282,144)
                                                                  --------------      -------------        ------------------
Net cash paid for acquisition                                       $        -         $      -             $          -
                                                                  ==============      =============        ==================
Liabilities disposed of in disposition of business, net             $        -         $      -             $     79,374
Net cash received in disposition of business                        $        -         $      -             $          -
                                                                  ==============      =============        ==================

                See accompanying notes to the unaudited condensed
                       consolidated financial information

                     PACIFICAP ENTERTAINMENT HOLDINGS, INC.
                          (A Development stage company)
            NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                 MARCH 31, 2004
                                   (Unaudited)

NOTE A - SUMMARY OF ACCOUNTING POLICIES

GENERAL

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Accordingly, the results from operations for the three month period ended March 31, 2004, are not necessarily indicative of the results that may be expected for the year ended December 31, 2004. The unaudited condensed consolidated financial statements should be read in conjunction with the consolidated December 31, 2003 financial statements and footnotes thereto included in the Company's SEC Form 10-KSB.

BUSINESS AND BASIS OF PRESENTATION

Pacificap Entertainment Holdings, Inc. (the "Company"), formerly Cavalcade of Sports Media, Inc., is in the development stage and its efforts in the past have been principally devoted to developing a sports entertainment business, which will provide 24 hours per day broadcasting from a library of nostalgic sports films and footage to paid subscribers. To date the Company has generated no revenues, has incurred expenses, and has sustained losses. Consequently, its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception through March 31, 2004, the Company has accumulated losses of $44,368,707.

CHANGE OF CONTROL

On September 19, 2003, the Company completed a Plan and Agreement of Reorganization ("Plan") with Pacificap Entertainment Holdings, Inc., a private-held company organized under the laws of the State of California with no significant assets or operations. Pursuant to the Plan, all previously outstanding common stock owned by Pacificap stockholders was exchanged for an aggregate of 18,000,000 shares of the Company's common stock.

As a result of the transaction, the Company's control changed and the Company's new management took the following steps to restructure the Company:

o Changed the Company's name to Pacificap Entertainment Holdings, Inc. from Cavalcade of Sports Media, Inc.

o Focused the Company's efforts on developing a film financing and marketing company modeled to restructure the risk profile of film production, while maximizing the ancillary profits from marketing, merchandising and licensing (see Note B).

o The Company's Board of Directors effected a one for thirty reverse stock split (see Note D). All references in the consolidated financial statements and notes to financial statements, numbers of shares and share amounts have been restated to reflect the reverse split.

The consolidated financial statements include the accounts of Pacificap Entertainment Holdings, Inc. and its wholly-owned subsidiaries, Cavalcade of Sports Network, Inc, Cineports.com, Inc., Sports Broadcasting Network, Inc. and Ethnic Broadcasting Company, Inc. Significant intercompany transactions and accounts have been eliminated in consolidation.

                     PACIFICAP ENTERTAINMENT HOLDINGS, INC.
                          (A Development stage company)
            NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                 MARCH 31, 2004
                                   (Unaudited)

NOTE A - SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

RECLASSIFICATION

Certain reclassifications have been made to conform to prior periods' data to the current presentation. These reclassifications had no effect on reported losses.

STOCK BASED COMPENSATION

In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148 ("SFAS 148"), "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No. 148 in its financial reports for the year ended December 31, 2003 and will adopt the interim disclosure provisions for its financial reports for subsequent period. The Company has no awards of stock-based employee compensation outstanding at March 31, 2004.

NOTE B- BUSINESS COMBINATIONS

On September 19, 2003, the Company completed a Plan and Agreement of Reorganization ("Plan") with Pacificap Entertainment Holdings, Inc. ("Pacificap"), a private-held company organized under the laws of the State of California with no significant assets or operations. Pacificap is a film financing and marketing company and is uniquely modeled to restructure the risk profile of film production, while maximizing the ancillary profits from marketing, merchandising and licensing.

Pursuant to the Plan, all previously outstanding common stock owned by Pacificap stockholders was exchanged for an aggregate of 18,000,000 shares of the Company's common stock. The Company accounted the shares issued in November 2003 at the fair market value at the date of acquisition. Subsequent to the acquisition, the Company changed its name to Pacificap Entertainment Holdings, Inc.

The following summarizes the acquisition of Pacificap:

       Issuance of 18,000,000 shares of common stock              $ 29,160,000
       Assets acquired                                                       -
       Liabilities assumed                                                   -
                                                                  ------------
       Acquisition costs                                          $ 29,160,000
                                                                  ============

                     PACIFICAP ENTERTAINMENT HOLDINGS, INC.
                          (A Development stage company)
            NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                 MARCH 31, 2004
                                   (Unaudited)

NOTE C - NOTES PAYABLE

Notes payable at March 31, 2004 and December 31, 2003 are as follows:

                                                                                 March 31, 2004        December 31, 2003
                                                                                 --------------        -----------------
12 %  convertible  subordinated  payable,  unsecured and due
December  31,  2000;  Noteholder  has the  option to convert unpaid  note  principal  together  with  accrued  and unpaid interest  to the  Company's  common  stock  thirty (30) days following  the  effectiveness  of  the  registration  of the
Company's common stock under the Securities Act of 1933 at a rate of $1.25 per share.  In the event the unpaid  principal amount of the notes,  together  with any  accrued and unpaid interest, are not converted, or paid in full by December 31,
2000,  then interest  accrues at 18% per annum until paid in full.  The Company is in default under the terms of the Note
Agreements.                                                                         $ 457,000              $ 457,000

12 %  convertible  subordinated  payable,  unsecured and due
December  31,  2001;  Noteholder  has the  option to convert unpaid  note  principal  together  with  accrued  and unpaid interest  to the  Company's  common  stock  thirty (30) days following  the  effectiveness  of  the  registration  of the
Company's common stock under the Securities Act of 1933 at a rate of $1.25 per share.  In the event the unpaid  principal amount of the notes,  together  with any  accrued and unpaid interest, are not converted, or paid in full by December 31,
2001,  then interest  accrues at 18% per annum until paid in full. The Company is in default under the terms of the  Note
Agreements.                                                                           342,500                342,500

12 %  convertible  subordinated  payable,  unsecured and due
December  31,  2002;  Noteholder  has the  option to convert unpaid  note  principal  together  with  accrued  and unpaid interest  to the  Company's  common  stock  thirty (30) days following  the  effectiveness  of  the  registration  of the
Company's common stock under the Securities Act of 1933 at a rate of $1.25 per share.  In the event the unpaid  principal amount of the notes,  together  with any  accrued and unpaid interest, are not converted, or paid in full by December 31,
2002,  then interest  accrues at 18% per annum until paid in full. The Company is in default under the  terms of the Note
Agreements.                                                                            31,250                 31,250

Note  payable  on demand to  accredited  investor;  interest payable monthly at 18% per annum;  unsecured;  guaranteed by
the Company's President                                                                52,415                 52,415

Note  payable  on demand to  accredited  investor;  interest payable monthly at 18% per annum;  unsecured;  guaranteed by
the Company's President                                                               100,000                100,000

Note payable on demand to accredited investor; interest  payable
monthly at 8% per annum; unsecured                                                    237,200                153,000
                                                                                 -------------           ------------
                                                                                    1,220,365              1,136,165
Less: current portion                                                              (1,220,365)            (1,136,165)
                                                                                 =============           ============
                                                                                 $          -             $        -
                                                                                 =============           ============

                     PACIFICAP ENTERTAINMENT HOLDINGS, INC.
                          (A Development stage company)
            NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                 MARCH 31, 2004
                                   (Unaudited)

NOTE C - NOTES PAYABLE (CONTINUED)

During the year ended December 31, 2003, the Company issued an aggregate of 127,038 shares of its common stock to note holders in exchange for notes payable and unpaid accrued interest. As of December 31, 2003, the conversion of debt to equity has not been completed and the additional numbers of shares to be issued are still to be determined. The Company accounted the 127,038 shares issued to notes holders as of December 31, 2003 as financing expenses at the fair market value of the time the shares were issued. Total financing expenses charged to operations during the year ended December 31, 2003 amounted $ 284,392 (see Note
D). In January 2004, the Company issued an aggregate of 145,166 shares of its common stock to note holders in exchange for accrued interest. The shares were valued at the fair market value at the day the shares were issued, which approximately $146,617.

NOTE D - CAPITAL STOCK

The Company has authorized 50,000,000 shares if preferred stock, with a par value of $.001 per share. As of March 31, 2004 and December 31, 2003, the Company has no preferred stock issued and outstanding. The company has authorized 300,000,000 shares of common stock, with a par value of $.001 per share. On September 4, 2003, the Company effected a one one-for-thirty reverse stock split of its authorized and outstanding shares of common stock, $.001 par value. Total authorized shares and par value remain the unchanged. All references in the financial statements and notes to financial statements, numbers of shares and share amounts have been retroactively restated to reflect the reverse split. The Company has 23,069,557 and 21,818,255 shares of common stock issued and outstanding as of March 31, 2004 and December 31, 2003, respectively.

The Company's predecessor was Tren Property Corp., an inactive company with no significant operations incorporated under the laws of the State of Delaware in July 1997. The Company issued 422 shares of common stock to the initial shareholders in exchange for initial organization costs. The stock issued was valued at $11,553, which represents the fair value of the services received.

In April 1998, the shareholders of Tren Property Corp. exchanged all of their outstanding shares on a share for share basis for shares of the common stock of Gemma Global, Inc., an inactive company with no significant operations, organized under the laws of the State of Nevada ("Company"). Tren Property Corp. changed its name to Gemma Global, Inc.

In December 1998, the Company issued 37,083 shares of common stock to non-employees in exchange for legal and financial advisory services rendered to the Company. The stock issued was valued at approximately $2,002 per share, which represents the fair value of the services received, which did not differ materially from the value of the stock issued.

In December 1998, the Company issued 277,778 shares of common stock in exchange for a $15,000 loan payable to the Company's principal shareholder and Chief Executive Officer.

In March 1999, the Company was renamed Pioneer 2000, Inc. In December 1999 the Company was renamed Cavalcade of Sports Media, Inc.

In April 1999, the Company issued 133 shares of common stock in exchange for $4,000 in connection with a private placement memorandum.

In April 1999, the Company issued 6,000 shares of common stock to a non-employee in exchange for financial advisory services rendered to the Company. The stock issued was valued at $180,000, which represents the fair value of the stock issued, which did not differ materially from the value of the services received.

                     PACIFICAP ENTERTAINMENT HOLDINGS, INC.
                          (A Development stage company)
            NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                 MARCH 31, 2004
                                   (Unaudited)

NOTE D - CAPITAL STOCK (CONTINUED)

In May 1999, the Company authorized and issued a series of 855,000 shares of the Company's preferred stock as convertible preferred stock ("1999 Global Group Series") to the Company's management and advisors who had been unsuccessful in developing the Company's shoe apparel business segment in exchange for those individuals continuing to devote their services to developing the shoe business segment. The stock issued was valued at approximately $.001 per share, which represents the fair value of the stock issued, which did not differ materially from the value of the services rendered.

In December 1999, the Company issued 33,333 shares of common stock in exchange for $75,000 and payment of $ 25,000 of Company expenses, in connection with a private placement to accredited investors.

In connection with the acquisition of Cavalcade of Sports Network, Inc. in December 1999, the Company assumed $380,000 of liability representing advances by private investors to Cavalcade of Sports Network, Inc. Subject to the Company registering its common stock, the Company has agreed to offer shares of the Company's common stock to the investors in exchange for the advances based upon the price per share of the registration.

In September 2000, the holders of the Company's preferred stock elected to convert their shares to common stock of Global Group International, Inc. The Company cancelled all previously issued and outstanding 855,000 shares of the convertible preferred stock.

During the year ended December 31, 2000, the Company issued 2,226 shares of common stock in exchange for debts assumed by the Company in connection with its acquisition of Cavalcade of Sports Network, Inc. The Company valued the shares issued at $83,497, which approximated the fair value of the shares at the dates of issuance.

During the year ended December 31, 2000, the Company issued 5,128 shares of the Company's common stock to consultants in exchange for services provided to the Company. The Company valued the shares issued at $192,283, which approximated the fair value of the shares issued during the periods the services were rendered. The compensation cost of $192,283 was charged to income during the year ended December 31, 2000.

During the year ended December 31, 2001, the Company issued 15,600 shares of the Company's common stock to consultants in exchange for services provided to the Company. The Company valued the shares issued at $585,000, which approximated the fair value of the shares issued during the periods the services were rendered. The compensation cost of $585,000 was charged to income during the year ended December 31, 2001.

During the year ended December 31, 2001, the Company issued 3,333 shares of the Company's common stock to the President of the Company in exchange for monies advanced to the Company. The Company valued the shares issued at $125,000, which approximated the fair value of the shares at the date of issuance.

In connection with the acquisition of Cineports, the Company issued an aggregate of 159,653 shares of the Company's restricted common stock to Cineports' shareholders in July 2002. The shares were valued at $1,197,396, which did not differ materially from the fair value of the shares issued during the period the acquisition occurred.

                     PACIFICAP ENTERTAINMENT HOLDINGS, INC.
                          (A Development stage company)
            NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                 MARCH 31, 2004
                                   (Unaudited)

NOTE D - CAPITAL STOCK (CONTINUED)

During the year ended December 31, 2002, the Company issued an aggregate of 55,073 shares of common stock to consultants for services in the amount of $1,385,814. All valuations of common stock issued for services were based upon the value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered. In addition, the Company issued 3,533 shares of common stock in exchange for $132,500 of previously incurred debt and 724 shares for $14,070 of previously accrued interest. The Company also issued an aggregate of 23,018 shares of common stock in exchange for $165,200 net of costs and fees and 1,667 shares for $62,500 of investment. The Company determined the value of the investment was impaired and recorded an impairment loss of $62,500 during the year ended December 31, 2002.

In January 2003, the Company issued an aggregate of 56,300 shares of common stock to consultants for services in the amount of $260,490. All valuations of common stock issued for services were based upon the value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered.

In February 2003, the Company issued an aggregate of 43,350 shares of common stock to consultants for services in the amount of $87,037. All valuations of common stock issued for services were based upon the value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered. In addition, the Company issued an aggregate of 6,667 shares of common stock in exchange for $8,000 net of costs and fees.

In April 2003, the Company issued an aggregate of 14,000 shares of common stock to consultants for services in the amount of $12,600. All valuations of common stock issued for services were based upon the value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered. In addition, the Company issued an aggregate of 4,333 shares of common stock in exchange for $5,000 net of costs and fees. The Company also issued an aggregate of 22,222 shares of common stock to shareholders in exchange for operating expenses of $20,000 previously paid by the shareholders.

In May 2003, the Company issued an aggregate of 17,667 shares of common stock to consultants for services in the amount of $25,900. All valuations of common stock issued for services were based upon the value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered. In addition, the Company issued an aggregate of 16,667 shares of common stock in exchange for $15,000 net of costs and fees. The Company also issued an aggregate of 22,167 shares of common stock to shareholders in exchange for operating expenses of $20,000 previously paid by the shareholders.

In July 2003, the Company issued an aggregate of 13,850 shares of common stock to consultants for services in the amount of $29,020. All valuations of common stock issued for services were based upon value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered. In addition, the Company issued an aggregate of 14,334 shares of common stock in exchange for $10,000 of previously incurred debt.

In August 2003, the Company issued an aggregate of 37,667 shares of common stock to consultants for services in the amount of $117,800. All valuations of common stock issued for services were based upon value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered. In addition, the Company issued an aggregate of 43,667 shares of common stock in exchange for $35,500 of previously incurred debt.

                     PACIFICAP ENTERTAINMENT HOLDINGS, INC.
                          (A Development stage company)
                       NOTES TO THE CONDENSED CONSOLIDATED
                      FINANCIAL INFORMATION MARCH 31, 2004
                                   (Unaudited)

NOTE D - CAPITAL STOCK (CONTINUED)

In September 2003, the Company issued an aggregate of 264,916 shares of common stock to consultants for services in the amount of $280,350. All valuations of common stock issued for services were based upon value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered.

In October 2003, the Company issued an aggregate of 2,405,000 shares of common stock to consultants for services in the amount of $3,829,300. All valuations of common stock issued for services were based upon value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered.

In November 2003, the Company issued an aggregate of 43,000 shares of common stock to consultants for services in the amount of $50,750. All valuations of common stock issued for services were based upon value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered. In addition, the Company issued an aggregate of 10,000 shares of common stock in exchange for $12,500 of accrued interest.

In December 2003, the Company issued an aggregate of 29,500 shares of common stock to consultants for services in the amount of $37,900. All valuations of common stock issued for services were based upon value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered.

The Company also issued an aggregate of 18,000,000 shares of its common stock pursuant to a Plan and Agreement of Reorganization ("Plan") with Pacificap Entertainment Holdings, Inc. ("Pacificap"). The Company accounted the shares issued at the fair market value at the date of acquisition, which approximately $29,160,000. The Company charged the acquisition costs of $29,160,000 to operations for the year ended December 31, 2003 and the Company changed its name to Pacificap Entertainment Holdings, Inc. subsequent to the acquisition (see Note B).

During the year ended December 31, 2003, the Company issued an aggregate of 127,038 shares of common stock to its note holders in exchange for financing expenses of $284,392 (see Note C).

In January 2004, the Company issued an aggregate of 145,166 shares of common stock to its note holders in exchange for $146,617 of accrued interest. The Company also issued an aggregate of 125,000 shares of common stock to consultants in exchange for services in the amount of $126,250. All valuations of common stock issued for services were based upon value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered.

In February 2004, the Company issued an aggregate of 537,886 shares of common stock to consultants in exchange for services in the amount of $326,366. All valuations of common stock issued for services were based upon value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered. The Company also issued an aggregate of 150,000 to a shareholder in exchange for $127,500 of expenses previously paid by the shareholder on behalf of the Company.

In March 2004, the Company issued an aggregate of 293,250 shares of common stock to consultants in exchange for services in the amount of $151,930. All valuations of common stock issued for services were based upon value of the services rendered, which did not differ materially from the fair value of the Company's common stock during the period the services were rendered.

Share amounts presented in the consolidated balance sheets and consolidated statements of stockholders' equity reflect the actual share amounts outstanding for each period presented.

                     PACIFICAP ENTERTAINMENT HOLDINGS, INC.
                          (A Development stage company)
                       NOTES TO THE CONDENSED CONSOLIDATED
                      FINANCIAL INFORMATION MARCH 31, 2004
                                   (Unaudited)


NOTE E - STOCK OPTIONS AND WARRANTS

STOCK OPTIONS

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company's common stock issued to the Company consultants, after giving effect to 1:30 reverse split in common stock in September 2003. These warrants were granted in lieu of cash compensation for services performed to a non-employee, each option giving the holder the right to purchase one share of the Company's common stock.

                           Options Outstanding                                   Options Exercisable
                           -------------------                                   -------------------
                                 Weighted Average         Weighed                        Weighted
Exercise         Number        Remaining Contractual      Average         Number         Average
Prices           Outstanding        Life (Years)        Exercise Price   Exercisable   Exercise Price
----------       ------------  ---------------------   ---------------   -----------   -------------
 $ 30.00             3,333                 0.08           $ 30.00          3,333         $ 30.00
   60.00             6,667                 0.17             60.00          6,667           60.00
  105.00             3,333                 0.08            105.00          3,333          105.00
  150.00             3,333                 0.08            150.00          3,333          150.00
                 ------------  ---------------------   ---------------   -----------   -------------
                    16,666                 0.12           $ 81.00         16,666         $ 81.00
                 ============  =====================   ===============   ===========   ==============

Transactions involving options issued to consultants are summarized as follows:


                                                               Weighted Average
                                      Number of Shares         Price Per Share
                                     ----------------         ----------------
Outstanding at January 1, 2002                     -              $    -
   Granted                                   118,333               35.70
   Exercised                                       -                   -
   Canceled or expired                             -                   -
                                     ----------------         ----------------
Outstanding at December 31, 2002             118,333               35.70
   Granted                                         -                   -
   Exercised                                       -                   -
   Canceled or expired                      (101,667)
                                     ----------------         ----------------
                                              16,666               28.20
                                     ================         ================
                                                                   81.00

   Granted                                         -                   -
   Exercised                                       -                   -
   Canceled or expired                             -                   -

Outstanding at March 31, 2004                 16,666              $81.00
                                     ================         ================

                     PACIFICAP ENTERTAINMENT HOLDINGS, INC.
                          (A Development stage company)
            NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                 MARCH 31, 2004
                                   (Unaudited)


NOTE E - STOCK OPTIONS AND WARRANTS (CONTINUED)

The Company did not grant any stock options during the period ended March 31, 2004 and 2003, and all previously granted options were fully vested during the year ended December 31, 2002. Accordingly, no expense was charged to operations in connection with stock options during the period ended March 31, 2004 and 2003.

WARRANTS

Pursuant to the Agreement and Plan of Merger ("Agreement") in July 2002 to acquire Cineports, the Company issued to Cineports' shareholders 206,091 warrants (6,182,733 warrants pre-stock split), each giving the holder the right to purchase a share of the Company's common stock.

The following table summarizes the changes in warrants outstanding and the related prices for the shares of the Company's common stock, after giving effect to 1:30 reverse split in common stock in September 2003. These warrants were granted in lieu of cash compensation for acquisition of Cineports.


                           Warrants Outstanding                                  Warrants Exercisable
                           --------------------                                  --------------------
                                    Weighted Average      Weighed                        Weighted
                    Number       Remaining Contractual    Average         Number           Average
Exercise Prices    Outstanding      Life (Years)        Exercise Price    Exercisable  Exercise Price
---------------    ------------  ---------------------  ---------------   -----------  ---------------
    $36.00           206,091              0.25              $ 36.00        206,091        $  36.00
===============    ============  =====================  ===============   ===========  ===============

Transactions involving warrants issued to non-employees are summarized as follows:

                                                               Weighted Average
                                          Number of Shares      Price Per Share
                                         -----------------     ---------------
Outstanding at January 1, 2002                         -              $    -
   Granted                                       206,091               36.00
   Exercised                                           -                   -
   Canceled or expired                                 -                   -
                                         -----------------     ---------------
Outstanding at December 31, 2002                 206,091               36.00
   Granted                                             -                   -
   Exercised                                           -                   -
   Canceled or expired                                 -                   -
                                         -----------------     ---------------
Outstanding at December 31, 2003                 206,091               36.00
                                         =================     ===============
   Granted                                             -                   -
   Exercised                                           -                   -
   Canceled or expired                                 -                   -
                                         -----------------     ---------------
Outstanding at March 31, 2004                    206,091            $  36.00
                                         =================     ===============

The Company did not grant any warrants during the period ended March 31, 2004 and 2003, and all previously granted warrants were fully vested during the year ended December 31, 2002. Accordingly, no expense was charged to operations in connection with stock options during the period ended March 31, 2004 and 2003.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee                             $    2,556.44
Accounting fees and expenses                         10,000.00*
Legal fees and expenses                              35,000.00*
Miscellaneous                                         2,443.56
                  TOTAL                          $   50,000.00*
                                                 =============

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

      In July of 2002, we issued 717 shares to two consultants in exchange for advertising and legal work. Also in July, we issued 159,653 shares in connection with our acquisition of Cineports.com. These issuances are considered exempt from registration under Section 4(2) of the Securities Act of 1933.

      On August 13, 2002, we issued 467 shares to Michael Carroll for his service on our Advisory Board of Directors, and 1,066 shares to a consultant for his website development services. 600 shares were issued to a consultant for services rendered. These issuances are considered exempt from registration under
Section 4(2) of the Securities Act of 1933.

      On September 19, 2002, we issued 10,000 shares of our Common Stock to two individuals in exchange for their marketing consulting services. These issuances are considered exempt from registration under Section 4(2) of the Securities Act of 1933.

      In October of 2002, we issued 507 shares in exchange for accrued interest of a loan made to the Company. This issuance is considered exempt from registration under Section 4(2) of the Securities Act of 1933.

      On October 11, 2002, we issued 4,000 shares of our Common Stock to two consultants in exchange for their marketing services. These issuances are considered exempt from registration under Section 4(2) of the Securities Act of 1933.

      On October 24,  2002,  we issued to a single  accredited  investor  18,019 shares of our Common Stock for an investment of $125,000. This issuance is considered exempt from registration under Section 4(2) of the Securities Act of 1933.

      On November of 2002, we issued 1,084 shares of our Common Stock in exchange for loans and accrued interest made to the Company by two individuals. These issuances are considered exempt from registration under Section 4(2) of the Securities Act of 1933.

      On November 11, 2002, we issued 1,997 to Robert Stulman for his service as Secretary of the Company. This issuance is considered exempt from registration under Section 4(2) of the Securities Act of 1933.

      On November 21, we issued 50,000 shares of our Common Stock to accredited investors in exchange for cash of $40,200, net of costs and fees. These issuances are considered exempt from registration under Section 4(2) of the Securities Act of 1933.

      On December 30, 2002, we issued 9,333 shares to a consultant in exchange for financial advisory services. This issuance is considered exempt from registration under Section 4(2) of the Securities Act of 1933.

      During 2002, we issued two accredited investors $31,250 Convertible Subordinated Capital Notes, one for $25,000 and the other for $6,250. The Notes were sold in a Rule 506 Offering, made pursuant to Regulation D. Shares will be issued upon conversion by the holder, and at that time, those issuances will be considered exempt under Section 4(2) of the Securities Act of 1933.

      On January 11, 2003, we issued 9,167 shares of our Common Stock to two attorneys for legal services rendered. These issuances are considered exempt from registration under Section 4(2) of the Securities Act of 1933.

      On February 18, 2003, we issued to a single accredited investor 6,667 shares of our Common Stock for an investment of $7, 977, net of costs and fees. This issuance is considered exempt from registration under Section 4(2) of the Securities Act of 1933.

      On March 5, 2003, we issued 6,667 shares of our Common Stock to a consultant for general business consulting services rendered. This issuance is considered exempt from registration under Section 4(2) of the Securities Act of 1933.

      On April 9, 2003, we issued 22,960 shares of our Common Stock for financing expenses in connection with debt obligations of the Company. This issuance is considered exempt from registration under Section 4(2) of the Securities Act of 1933.

      On April 9, 2003, we issued to a single accredited investor 4,334 shares of our Common Stock for an investment of $5,000, net of costs and fees. This issuance is considered exempt from registration under Section 4(2) of the Securities Act of 1933.

      On April 22, 2003, we issued 22,223 shares of our Common Stock for expenses paid on behalf of the Company. This issuance is considered exempt from registration under Section 4(2) of the Securities Act of 1933.

      On May 7, 2003 we issued 2,591 shares of our Common Stock for financing expenses in connection with debt obligations of the Company. This issuance is considered exempt from registration under Section 4(2) of the Securities Act of 1933.

      On May 19, 2003 we issued to a single accredited investor 13,333 shares of our Common Stock for an investment of $10,000, net of costs and fees. This issuance is considered exempt from registration under Section 4(2) of the Securities Act of 1933.

      On May 21, 2003, we issued 22,167 shares of our Common Stock for expenses paid on behalf of the Company. This issuance is considered exempt from registration under Section 4(2) of the Securities Act of 1933.

      On May 30, 2003, we issued to a single accredited investor 3,333 shares of our Common Stock for an investment of $5,000, net of costs and fees. This issuance is considered exempt from registration under Section 4(2) of the Securities Act of 1933.

      On July 8, 2003, we issued 3,517 shares of our Common Stock to five consultants for general and accounting services rendered. These issuances are considered exempt from registration under Section 4(2) of the Securities Act of 1933.

      On July 15, 2003, we issued 14,333 shares of our Common Stock for a settlement of debt owed by the Company. This issuance is considered exempt from registration under Section 4(2) of the Securities Act of 1933.

      On July 23, 2003, we issued 10,333 shares of our Common Stock to two consultants for general business consulting services rendered. These issuances are considered exempt from registration under Section 4(2) of the Securities Act of 1933.

      On July 31, 2003, we issued 37,487 shares of our Common Stock for financing expenses in connection with our debt obligations of the Company. This issuance is considered exempt from registration under Section 4(2) of the Securities Act of 1933.

      On August 5, 2003, we issued 9,333 shares of our Common Stock to two consultants for general business consulting services rendered. These issuances are considered exempt from registration under Section 4(2) of the Securities Act of 1933.

      On August 8, 2003, we issued 3,333 shares of our Common Stock to a consultant for general business consulting services rendered. This issuance is considered exempt from registration under Section 4(2) of the Securities Act of 1933.

      On August 11, 2003, we issued 10,000 shares of our Common Stock to a consultant for legal services rendered. This issuance is considered exempt from registration under Section 4(2) of the Securities Act of 1933.

      On August 11, 2003, we issued 32,000 shares of our Common Stock for a settlement of debt owed by the Company.

      On August 12, 2003, we issued 15,000 shares of our Common Stock to a consultant for general business consulting services rendered. This issuance is considered exempt from registration under Section 4(2) of the Securities Act of 1933.

      On August 14, 2003, we issued 11,667 shares of our Common Stock for a settlement of debt owed by the Company. This issuance is considered exempt from registration under Section 4(2) of the Securities Act of 1933.

      On September 2, 2003, we issued 2,917 shares of Common Stock to a consultant for general business consulting services rendered. This issuance is considered exempt from registration under Section 4(2) of the Securities Act of 1933.

      On September 22, 2003, we issued 262,000 shares of Common Stock to two consultants for general business consulting services rendered. These issuances are considered exempt from registration under Section 4(2) of the Securities Act of 1933.

      On October 24, 2003, we issued 960,000 shares of Common Stock to twenty-four consultants for legal, accounting and general business consulting services rendered. These issuances are considered exempt from registration under
Section 4(2) of the Securities Act of 1933.

      On November 3, 2003, we issued 10,000 shares of Common Stock for interest costs in connection with a debt obligation of the Company. This issuance is considered exempt from registration under Section 4(2) of the Securities Act of 1933.

      On November 25, 2003, we issued 43,000 shares of Common Stock to four consultants for general business consulting services rendered. These issuances are considered exempt from registration under Section 4(2) of the Securities Act of 1933.

      On November 26, 2003, we issued 14,000 shares of Common Stock for financing expenses in connection with debt obligations of the Company. This issuance is considered exempt from registration under Section 4(2) of the Securities Act of 1933.

      On November 27, 2003, we issued 18,000,000 shares of Common Stock under a Plan and Agreement of Reorganization whereby the Company's shares were exchanged for equal number of shares in Pacificap Entertainment Holdings, Inc. This issuance is considered exempt from registration under Section 4(2) of the Securities Act of 1933.

      On December 11, 2003, we issued 4,500 shares of Common Stock to a consultant for general business consulting services rendered. This issuance is considered exempt from registration under Section 4(2) of the Securities Act of 1933.

      On December 12, 2003, we issued 25,000 shares of Common Stock to a consultant for general business consulting services rendered. This issuance is considered exempt from registration under Section 4(2) of the Securities Act of 1933.

      On January 6, 2004, we issued a total of 145,166 shares of common stock to investors in our 2000 and 2001 convertible capital notes in exchange for accrued interest. Such issuances were considered exempt from registration under Section 4(2) of the Securities Act of 1933.

      Also in January of 2004, we issued an aggregate of 125,000 shares of common stock to attorneys for their previously rendered legal and consulting services. These issuances are considered exempt from registration under Section 4(2) of the Securities Act of 1933

      In February 2004, the Company issued an aggregate of 537,886 shares of common stock to consultants in exchange for their marketing, financial advisory and legal services. These issuances are considered exempt from registration under Section 4(2) of the Securities Act of 1933. The Company also issued an aggregate of 150,000 to a single shareholder in exchange for $127,500 of expenses previously paid by the shareholder on behalf of the Company. This issuance is also considered exempt from registration under Section 4(2) of the Securities Act of 1933.

      In March 2004, the Company issued an aggregate of 293,250 shares of common stock to consultants in exchange for their marketing, financial advisory and computer web design services. These issuances are considered exempt from registration under Section 4(2) of the Securities Act of 1933.

      To obtain funding for its ongoing operations, we entered into a Securities Purchase Agreement with the selling stockholders on June 10, 2004 for the sale of (i) $2,000,000 in secured convertible notes and (ii) a warrants to buy 2,000,000 shares of our common stock.

      The investors are obligated to provide us with the funds as follows:

o     $700,000 was disbursed on June 10, 2004;

o $600,000 will be disbursed within five days of the filing of this registration statement; and

o $700,000 will be disbursed within five days of the effectiveness of this registration statement.

      Accordingly, we have received a total of $700,000 pursuant to the Securities Purchase Agreement.

      The secured convertible notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.35 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The full principal amount of the secured convertible notes are due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.24 per share. In addition the warrants exercise price gets adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant.

      * All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Pacificap or executive officers of Pacificap, and transfer was restricted by Pacificap in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

      Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

ITEM 27. EXHIBITS.

      The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Pacificap Entertainment Holdings, Inc., a Nevada corporation.

Exhibit No.       Description

3.1 Certificate of Incorporation of Tren Property Corp., filed July 29, 1997 in Delaware, filed as Exhibit 3(1) to the registration statement on Form 10-SB filed with the Commission on March 20, 2001 and incorporated herein by reference.

3.2 Articles of Incorporation of Gemma Global, Inc., filed July 22, 1997 in Nevada, filed as Exhibit 3(2) to the registration statement on Form 10-SB filed with the Commission on March 20, 2001 and incorporated herein by reference.

3.3 Reorganization Agreement between Tren Property Corp. and Edward E. Litwak, dated January 1, 1998, filed as Exhibit 3(3) to the registration statement on Form 10-SB filed with the Commission on March 20, 2001 and incorporated herein by reference.

3.4 Certificate of Amendment to the Certificate of Incorporation of Tren Property Corp., changing its corporate name to Gemma Global, Inc. and increasing capital structure, filed February 23, 1998 in Delaware, filed as Exhibit 3(4) to the registration statement on Form 10-SB filed with the Commission on March 20, 2001 and incorporated herein by reference.

3.5 Certificate of Ownership and Merger of Gemma Global, Inc. (a Nevada Corporation) with and into Tren Property Corp. (a Delaware Corporation), filed February 23, 1998 in Delaware, filed as Exhibit 3(5) to the registration statement on Form 10-SB filed with the Commission on March 20, 2001 and incorporated herein by reference.

3.6 Articles/Certificate of Merger of Gemma Global, Inc. (a Nevada Corporation) with and into Gemma Global, Inc. formerly Tren Property Corp. (a Delaware Corporation) filed March 4, 1998 in Nevada, filed as Exhibit 3(6) to the registration statement on Form 10-SB filed with the Commission on March 20, 2001 and incorporated herein by reference.

3.7 Articles of Incorporation of Gemma Global, Inc., filed March 5, 1998 in Nevada, filed as Exhibit 3(7) to the registration statement on Form 10-SB filed with the Commission on March 20, 2001 and incorporated herein by reference.

3.8 Articles/Certificate of Merger (re-domestication) of Gemma Global, Inc. (Delaware) with and into Gemma Global, Inc. (Nevada) filed April 21, 1998, filed as Exhibit 3(8) to the registration statement on Form 10-SB filed with the Commission on March 20, 2001 and incorporated herein by reference.

3.9 Articles of Amendment to the Articles of Incorporation of Gemma Global, Inc., changing name to Pioneer2000, Inc. and increasing capital structure, filed March 4, 1999 in Nevada, filed as Exhibit 3(9) to the registration statement on Form 10-SB filed with the Commission on March 20, 2001 and incorporated herein by reference.

3.10 Certificate of Incorporation of Cavalcade of Sports Network, Inc., filed June 22, 1998 in New York, filed as Exhibit 3(10) to the registration statement on Form 10-SB filed with the Commission on March 20, 2001 and incorporated herein by reference.

3.11 Articles of Incorporation of Global Group International, Inc., filed March 23, 1999 in Nevada, filed as Exhibit 3(11) to the registration statement on Form 10-SB filed with the Commission on March 20, 2001 and incorporated herein by reference.

3.12 Certificate of Designation, Powers, Preferences and Rights of 1999-Global Group Series of Convertible Preferred Stock, filed December 14, 1999 in Nevada, filed as Exhibit 3(12) to the registration statement on Form 10-SB filed with the Commission on March 20, 2001 and incorporated herein by reference.

3.13 Articles of Amendment, filed December 17, 1999 in Nevada, filed as Exhibit 3(13) to the registration statement on Form 10-SB filed with the Commission on March 20, 2001 and incorporated herein by reference.

3.14 Articles of Merger of Cavalcade of Sports Network, Inc. (New York) with and into Cavalcade of Sports Media, Inc. (Nevada), filed December 22, 1999 in Nevada, filed as Exhibit 3(14) to the registration statement on Form 10-SB filed with the Commission on March 20, 2001 and incorporated herein by reference.

3.15 Certificate of Merger of Cavalcade of Sports Network, Inc. with and into Cavalcade of Sports Media, Inc., filed December 30, 1999 in New York, filed as Exhibit 3(15) to the registration statement on Form 10-SB filed with the Commission on March 20, 2001 and incorporated herein by reference.

3.16 Bylaws of the Registrant, filed as Exhibit 3(16) to the registration statement on Form 10-SB filed with the Commission on March 20, 2001 and incorporated herein by reference.

3.17 Articles of Incorporation of Sports Broadcasting Network, Inc., filed November 25, 2002 (filed herewith).

3.18 Articles of Amendment, filed July 16, 2003 in Nevada, filed as Exhibit 3(16) to the current report on Form 8-K filed with the Commission on July 23, 2003 and incorporated herein by reference.

3.19  Exchange  Agreement with Pacificap  Entertainment  Holdings Inc., filed as
      Exhibit 2(1) to the current report on Form 8-K filed with the Commission on September 24, 2003 and incorporated herein by reference.

3.20 Short Form Articles of Merger filed October 23, 2003, in Nevada (filed herewith).

4.1   Common Stock Purchase Warrant with AJW Offshore, Ltd., dated June 10, 2004

4.2   Common Stock Purchase Warrant with AJW Partners, LLC, dated June 10, 2004

4.3 Common Stock Purchase Warrant with AJW Qualified Partners, LLC, dated June 10, 2004

4.4 Common Stock Purchase Warrant with New Millennium Capital Partners II, LLC, dated June 10, 2004

4.5   Secured Convertible Note with AJW Offshore, Ltd., dated June 10, 2004

4.6   Secured Convertible Note with AJW Partners, LLC, dated June 10, 2004

4.7   Secured Convertible Note with AJW Qualified Partners,  LLC, dated June 10,
      2004

4.8 Secured Convertible Note with New Millennium Capital Partners II, LLC, dated June 10, 2004

4.9 Securities Purchase Agreement, dated as of June 10, 2004, by and among Pacificap Entertainment Holdings, Inc., AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC.

4.10 Security Agreement, dated as of June 10, 2004, by and among Pacificap Entertainment Holdings, Inc., AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC

4.11 Intellectual Property Security Agreement, dated as of June 10, 2004, by and among Pacificap Entertainment Holdings, Inc., AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC

4.12 Registration Rights Agreement, dated as of June 10, 2004, by and among Pacificap Entertainment Holdings, Inc., AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC

4.13 Guaranty and Pledge Agreement, dated as of June 10, 2004, by and among Pacificap Entertainment Holdings, Inc., AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., New Millennium Capital Partners II, LLC and Michael Riley.

4.14 Guaranty and Pledge Agreement, dated as of June 10, 2004, by and among Pacificap Entertainment Holdings, Inc., AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., New Millennium Capital Partners II, LLC and Edward Litwak.

5.1   Sichenzia Ross Friedman Ference LLP Opinion and Consent (filed herewith)

10.1 Indemnification Agreement with Edward E. Litwak, filed as Exhibit 10.1 to the registration statement on Form 10-SB filed with the Commission on March 20, 2001 and incorporated herein by reference.

10.2 Indemnification Agreement with Carol Conners, filed as Exhibit 10.3 to the registration statement on Form 10-SB filed with the Commission on March 20, 2001 and incorporated herein by reference.

10.3 Indemnification Agreement with Michael Haynes, filed as Exhibit 10.4 to the registration statement on Form 10-SB filed with the Commission on March 20, 2001 and incorporated herein by reference.

10.4 Indemnification Agreement with Don Parson, filed as Exhibit 10.5 to the registration statement on Form 10-SB filed with the Commission on March 20, 2001 and incorporated herein by reference.

10.5 Indemnification Agreement with Dennis Murphy, filed as Exhibit 10.6 to the registration statement on Form 10-SB filed with the Commission on March 20, 2001 and incorporated herein by reference.

10.6 Indemnification Agreement with Edwin Ruh, filed as Exhibit 10.7 to the registration statement on Form 10-SB filed with the Commission on March 20, 2001 and incorporated herein by reference.

10.7 License Agreement with Jennifer Gucci, filed as Exhibit 10.8 to the registration statement on Form 10-SB filed with the Commission on March 20, 2001 and incorporated herein by reference.

10.8 License Agreement with Gemma Gucci, filed as Exhibit 10.9 to the registration statement on Form 10-SB filed with the Commission on March 20, 2001 and incorporated herein by reference.

10.9  Assignment of License  Agreements to Gemma Global,  Inc., filed as Exhibit
      10.10 to the registration statement on Form 10-SB filed with the Commission on March 20, 2001 and incorporated herein by reference.

10.10 Gemma Global, Inc. Assignment of License Agreements to Global International, Inc., filed as Exhibit 10.11 to the registration statement on Form 10-SB filed with the Commission on March 20, 2001 and incorporated herein by reference.

10.11 Indemnification Agreement with Michael Riley, filed as Exhibit 10.15 to the annual report on Form 10-KSB filed with the Commission on May 11, 2004 and incorporated herein by reference.

10.12 Employment Agreement with Ed Litwak, filed as Exhibit 10.16 to the annual report on Form 10-KSB filed with the Commission on May 11, 2004 and incorporated herein by reference.

14.1 Code of Ethics, filed as Exhibit 14.1 to the annual report on Form 10-KSB filed with the Commission on May 11, 2004 and incorporated herein by reference.

23.1  Consent of Russell Bedford Stefanou Mirchandani LLP (filed herewith).

23.2  Consent of legal counsel (see Exhibit 5.1).

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Del Mar, State of California, on July 8, 2004.


                        PACIFICAP ENTERTAINMENT HOLDINGS, INC.

                        By: /s/ Edward E. Litwak
                            ---------------------------------------
                            Edward E. Litwak, President,
                            Principal Executive Officer and
                            Chief Financial Officer


      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE                                  TITLE                                        DATE
---------                                  -----                                        ----
/s/ Edward E. Litwak                       President, Chief Financial Officer,          July 8, 2004
--------------------------------             Treasurer and Director
    Edward E. Litwak


                                           Chief Executive Officer,                     July 8, 2004
--------------------------------             Chief Financial Officer and Director
    Michael Riley


/s/ Donald P. Parson                       Director                                     July 8, 2004
--------------------------------
    Donald P. Parson